UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

Atreca, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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ATRECA, INC.
900 East Hamilton Avenue, Suite 100
Campbell, California 95008
Notice of Special Meeting of Stockholders
To Be Held on March 28, 2024
Dear Stockholder:
You are cordially invited to attend the Atreca, Inc., or the Company or Atreca, Special Meeting of Stockholders, or the Special Meeting. The Special Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/BCEL2024SM originating from the offices of Cooley LLP in Palo Alto, California on March 28, 2024 at 10:00 a.m. Pacific Time. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the Special Meeting. Stockholders attending the virtual Special Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes before 10:00 a.m. Pacific Time, on March 28, 2024 to ensure you are logged in when the Special Meeting starts. You will not be able to attend the Special Meeting in person.
The Special Meeting will be held for the following purposes:
1.
To consider and vote upon a proposal to approve the sale of substantially all of the assets of the Company, or the Asset Sale, pursuant to the Asset Purchase Agreement dated December 22, 2023, or the Asset Purchase Agreement, by and between the Company and Immunome, Inc. or Immunome. This proposal is referred to as the Asset Sale Proposal.

2.
To approve the liquidation and dissolution of the Company, or the Dissolution, pursuant to the Plan of Complete Liquidation and Dissolution, or the Plan of Dissolution, which, if approved, will authorize the Company to liquidate and dissolve the Company in accordance with the Plan of Dissolution. This proposal is referred to as the Dissolution Proposal.

3.
To grant discretionary authority to our Board of Directors, or the Board of Directors, to adjourn the Special Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present virtually or represented by proxy voting in favor of either the Asset Sale Proposal or the Dissolution Proposal. This proposal is referred to as the Adjournment Proposal.

These items of business are more fully described in the proxy statement accompanying this notice. The record date for the Special Meeting is February 22, 2024. Only stockholders of record at the close of business on that date are entitled to notice of and may vote at the Special Meeting or any adjournment thereof.
The Board of Directors of the Company, after considering the factors more fully described in the proxy statement, unanimously recommends, on behalf of the Company, that you vote: (1) “FOR” the approval of the Asset Sale Proposal; (2) “FOR” the adoption of the Plan of Dissolution; and (3) “FOR” the Adjournment Proposal.
The proxy statement provides detailed information about the Special Meeting, the Asset Sale, the Dissolution and the proposals as well as the actions and determinations of our Board of Directors in connection with its evaluation of the Asset Sale, the Asset Purchase Agreement, the Plan of Dissolution and the Dissolution. A copy of the Asset Purchase Agreement is attached as Annex A to the proxy statement. A copy of the Plan of Dissolution is attached as Annex B to the proxy statement. We urge you to read the proxy statement, the Asset Purchase Agreement, and the Plan of Dissolution carefully in their entirety as they contain important information about, among other things, the Asset Sale and the Dissolution and how both affect you.
You should carefully read and consider the entire proxy statement and the annexes to this proxy statement.

i

Whether or not you plan to attend the Special Meeting, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend, and vote at, the Special Meeting, then your vote at the Special Meeting will revoke any proxy that you have previously submitted.
If you hold your shares of Class A common stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares of Class A common stock in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the Proposals, including the Asset Sale Proposal and Dissolution Proposal, without your instructions.
If you have any questions concerning the Asset Sale, the Asset Purchase Agreement, the Plan of Dissolution, the Dissolution, the Special Meeting or the proxy statement, or would like additional copies of the proxy statement or need help voting your shares of Class A common stock, please contact our proxy solicitor:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com
On behalf of our Board of Directors, I thank you for your support and appreciate your consideration of these matters.
By Order of the Board of Directors
/s/ John A. Orwin

John A. Orwin
President, Chief Executive Officer and Member of the Board of Directors
Campbell, California
February 23, 2024
Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Asset Sale or the Dissolution, passed upon the merits of the Asset Sale or the Dissolution or passed upon the adequacy or accuracy of the information contained in this proxy statement and any documents incorporated by reference. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated February 23, 2024 and, together with the enclosed form of proxy card, is first being mailed to our stockholders on or about such date.

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 28, 2024
IMPORTANT NOTICE REGARDING THE PROXY MATERIALS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 28, 2024
We intend to mail these proxy materials on or about February 23, 2024 to all stockholders of record entitled to vote at the Special Meeting. These proxy materials are available on the investor relations page of our website at https://ir.atreca.com/financials-and-filings/sec-filings. The information contained on, or accessible through, the websites referenced in this proxy statement are not incorporated by reference into this proxy statement.
A complete list of the stockholders entitled to vote at the Special Meeting will be available for examination during regular business hours for the ten (10) days prior to the Special Meeting by request. You may email us at info@atreca.com to coordinate arrangements to view the stockholder list.
YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.
If you hold your shares of Class A common stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares of Class A common stock in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the Asset Sale Proposal and the Dissolution Proposal, without your instructions.
If you are a stockholder of record, voting virtually at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares of Class A common stock through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote virtually at the Special Meeting.
If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone or (3) vote virtually at the Special Meeting, your shares of Class A common stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Asset Sale Proposal, the Dissolution Proposal and the Adjournment Proposal (as defined below).
You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, along with all of the documents incorporated by reference into this proxy statement, as they contain important information about, among other things, the Asset Sale and the Dissolution and how both affect you. If you have any questions concerning the Asset Purchase Agreement, the Asset Sale, the Plan of Dissolution, the Dissolution, the Special Meeting or this proxy statement, or would like additional copies of this proxy statement or need help voting your shares of Class A common stock, please contact our proxy solicitor:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

ATRECA, INC.
900 East Hamilton Avenue, Suite 100
Campbell, California 95008
PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
To Be Held On March 28, 2024
SUMMARY
The following is a summary of selected information contained in this proxy statement relating to the Asset Purchase Agreement, the Asset Sale, the Plan of Dissolution, and the Dissolution and does not contain all the information that is important to you. For a more complete description of the terms of the Asset Purchase Agreement and the Plan of Dissolution (each as defined below), please refer to the sections titled “Proposal 1: Approval of the Asset Sale Pursuant to the Asset Purchase Agreement — Summary of the Asset Purchase Agreement” and “Proposal 2: Approval of the Dissolution Pursuant to the Plan of Dissolution — Summary of the Plan of Dissolution and Dissolution Process,” respectively, beginning on pages 24 and 41 of this proxy statement, respectively, and the Asset Purchase Agreement itself, a copy of which is included as Annex A to this proxy statement, and the Plan of Dissolution itself, a copy of which is included as Annex B to this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. We urge you to carefully read this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement in their entirety before you decide whether to vote to approve the Asset Sale and the Plan of Dissolution. As used in this proxy statement, unless the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” and “Atreca” refer to Atreca, Inc., a Delaware corporation.
The Special Meeting
A special meeting of our stockholders, or the Special Meeting, will be held virtually, via live webcast at www.virtualshareholdermeeting.com/BCEL2024SM originating from the offices of our counsel Cooley LLP in Palo Alto, California on March 28, 2024 at 10:00 a.m. Pacific Time. At the Special Meeting, you will be asked to consider and vote upon proposals to (1) approve the sale of substantially all of the assets of Atreca, or the Asset Sale, pursuant to the Asset Purchase Agreement dated December 22, 2023, or the Asset Purchase Agreement, by and between Atreca and Immunome Inc., or Immunome; (2) approve the liquidation and dissolution of Atreca, or the Dissolution, pursuant to the Plan of Complete Liquidation and Dissolution, or the Plan of Dissolution, which, if approved, will authorize Atreca to liquidate and dissolve in accordance with the Plan of Dissolution; and (3) grant discretionary authority to our Board of Directors, or the Board of Directors, to adjourn the Special Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present virtually or represented by proxy voting in favor of either the Asset Sale or the Plan of Dissolution. The proposal to approve the Asset Sale is referred herein as the Asset Sale Proposal, the proposal to approve the Plan of Dissolution is referred herein as the Dissolution Proposal, and the proposal to approve grant discretionary authority to our Board of Directors to adjourn the Special meeting is referred herein as the Adjournment Proposal.
The Parties to the Asset Sale (see page 24)
Atreca, Inc.
Until recently, we were a biopharmaceutical company utilizing our differentiated platform to discover and develop novel antibody-based immunotherapeutics to treat a range of solid tumor types. On December 26, 2023, we announced, after extensive consideration of potential strategic alternatives, that our Board of Directors had unanimously approved, on December 19, 2023, the Asset Sale pursuant to the Asset Purchase Agreement and the Dissolution pursuant to the Plan of Dissolution, each of which, the Asset Sale and the Plan of Dissolution, are subject to stockholder approval. In connection with the Plan of Dissolution, we have discontinued all preclinical and clinical programs and we have continued reductions in our workforce, which included the termination of most employees by December 31, 2023.

We were incorporated in the State of Delaware on June 11, 2010. Our principal executive offices are located at 900 East Hamilton Avenue, Suite 100, Campbell, California 95008, and our telephone number is (650) 595-2595. Our website address is www.atreca.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, are filed with the U.S. Securities and Exchange Commission, or SEC. Such reports and other information filed by us with the Securities and Exchange Commission, or the SEC, are available free of charge on our website at https://ir.atreca.com/financials-and-filings/sec-filings when such reports are available on the SEC’s website. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at www.sec.gov.
Immunome, Inc.
Immunome is a biotechnology company dedicated to developing first-in-class and best-in-class targeted cancer therapies. Its portfolio pursues each target with a modality appropriate to its biology, including immunotherapies, targeted effectors, radioligand therapies and antibody drug conjugates. Immunome believes that pursuing underexplored targets with appropriate drug modalities leads to transformative therapies. Its proprietary memory B cell hybridoma technology allows for rapid screening and function characterization of novel antibodies and targets.
Immunome was incorporated as a Pennsylvania corporation on March 2, 2006 and was converted to a Delaware corporation on December 2, 2015. Its principal executive offices are located at 665 Stockton Drive, Suite 300, Exton Pennsylvania, 19341, with additional offices in Bothell, Washington. Its telephone number is (610) 321-3700 and its website address is www.immunome.com.
The Asset Purchase Agreement (see page 24)
On December 22, 2023, we entered into the Asset Purchase Agreement. Upon the terms and subject to the satisfaction or waiver of the conditions of the Asset Purchase Agreement, Immunome will acquire the Transferred Assets (as defined in the section titled “Proposal 1: Approval of the Asset Sale Pursuant to the Asset Purchase Agreement — Principal Terms and Conditions of the Asset Purchase Agreement”), as contemplated by and more fully described in the Asset Purchase Agreement, a copy of which is attached as Annex A to this proxy statement, which may be deemed under Delaware law to be a sale of substantially all of our assets.
Consideration for the Asset Sale (see page 31)
As consideration for our sale, transfer, conveyance, assignment and delivery of the Transferred Assets to Immunome and our other covenants and obligations thereunder, Immunome agreed to pay an initial purchase price in an aggregate amount equal to $5.5 million at the closing of the Asset Sale, issue CVRs (as defined below) representing the right to receive up to an aggregate of $7.0 million in cash upon the achievement of certain Milestones (as defined in the section titled “Proposal 1: Approval of the Asset Sale Pursuant to the Asset Purchase Agreement — Form of Contingent Value Rights Agreement”) and assume certain liabilities of Atreca.
Form of Contingent Value Rights Agreement (see page 35)
The Asset Purchase Agreement requires that, at or immediately prior to the effectiveness of the consummation of the Asset Sale, Immunome and a rights agent reasonably acceptable to Atreca will enter into the CVR Agreement, substantially in the form attached as Exhibit D to the Asset Purchase Agreement that is attached to this proxy statement as Annex A. The CVR Agreement will govern the terms of the contingent value rights, or CVRs, and is further described in the section captioned “Proposal 1: Approval of the Asset Sale Pursuant to the Asset Purchase Agreement — Form of Contingent Value Rights Agreement.”
While no guarantee can be given that any proceeds will be received, each CVR represents a non tradeable contractual contingent right to receive cash consideration upon the achievement of one or more Milestones prior to the Milestone Achievement Outside Date, each as defined in the section captioned “— Form of Contingent Value Rights Agreement.”

The CVRs are contractual rights only and are not transferable except under limited circumstances, specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or other instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Immunome, any constituent corporation party to the Asset Purchase Agreement or any of their respective affiliates or subsidiaries.
Reasons for the Asset Sale (see page 37)
Our Board of Directors believes that effecting the Asset Sale pursuant to the Asset Purchase Agreement is advisable and in the best interests of Atreca and our stockholders. In reaching its decision to unanimously approve the Asset Purchase Agreement and to recommend that our stockholders vote to approve the Asset Sale, our Board of Directors, in consultation with our management and financial, accounting, legal and tax advisors, considered a number of factors, including the risks described in the section titled “Risk Factors” beginning on page 18 of this proxy statement. For additional information on the factors considered by our Board of Directors, please refer to the section titled “Proposal 1: Approval of the Asset Sale Pursuant to the AssetPurchase Agreement — Reasons for the Asset Sale Proposal.”
Vote Required and Our Board of Directors’ Recommendation for the Asset Sale Proposal (see page 39)
The affirmative vote of the holders of a majority of all outstanding shares of Class A common stock on the record date is required to approve the Asset Sale Proposal. The Special Meeting will be held virtually; therefore, no shares will be present in person at the Special Meeting, and only shares present virtually or represented by proxy at the Special Meeting will be able to be voted.
Our Board of Directors unanimously (i) determined that the Asset Purchase Agreement, the CVR Agreement, the other agreements contemplated in the Asset Purchase Agreement, the Asset Sale and the other transactions contemplated thereby, are fair to and in the best interests of Atreca and its stockholders and has declared it advisable to enter into the Asset Purchase Agreement with Immunome and (ii) adopted resolutions approving the Asset Purchase Agreement, the Asset Sale and the consummation of the other transactions contemplated by the Asset Purchase Agreement, and recommending to the stockholders of Atreca to vote for the adoption of a resolution approving the sale of substantially all of Atreca’s assets pursuant to, and on the terms and conditions set forth in, the Asset Purchase Agreement at the Special Meeting.
The Plan of Dissolution (see page 41)
On December 19, 2023, our Board of Directors unanimously approved, subject to stockholder approval, the liquidation and dissolution of Atreca pursuant to the Plan of Dissolution. If the Dissolution Proposal is approved by our stockholders, our Board of Directors will have sole discretion to determine if and when (at such time as they deem appropriate following stockholder approval of the Dissolution) to proceed with the Dissolution. If our Board of Directors decides to proceed with the Dissolution, we will liquidate any remaining assets, satisfy or make reasonable provision for our remaining obligations, and make distributions to our stockholders of available proceeds, if any. Our Board of Directors intends to seek to distribute funds to our stockholders as quickly as possible, as permitted by the General Corporation Law of the State of Delaware, or the DGCL, and the Plan of Dissolution, and our Board of Directors will take all reasonable actions to optimize the distributable value to our stockholders.
If either the Asset Sale Proposal or the Dissolution Proposal is not approved by our stockholders, our Board of Directors and management will continue to explore other strategic alternatives. However, because our Board of Directors and management believe that they have exhausted all reasonable and viable strategic alternatives, it is possible that we would seek voluntary dissolution at a later time and likely with diminished assets. In addition, we could cease all operations, make an assignment for the benefit of any creditors, turn Atreca over to a third-party management company or liquidator or file for bankruptcy protection. Even if our stockholders approve the Dissolution Proposal, our Board of Directors has reserved the right, in its discretion, to the extent permitted by Delaware law, to abandon or delay implementation of the Dissolution, in order, for example, to permit Atreca to pursue any new business opportunities or strategic transactions that may arise. For additional information, please refer to the section titled “Proposal 1: Approval of the Asset Sale Pursuant to the Asset Purchase Agreement — Background for the Asset Sale and the Dissolution.”

The proportionate interests of all our stockholders will be fixed on the basis of their respective stock holdings at the close of business on the date we file a certificate of dissolution, or the Certificate of Dissolution, with the Delaware Secretary of State, which is referred to herein as the Final Record Date. We will close our stock transfer books and discontinue recording transfers of shares of our Class A common stock on the Final Record Date, and thereafter certificates representing shares of our Class A common stock and Class B common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Final Record Date, any distributions made by us will be made solely to the stockholders of record as of the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law.
Assuming the Dissolution pursuant to the Plan of Dissolution is approved by our stockholders, we are currently targeting to file a Certificate of Dissolution with the Delaware Secretary of State prior to March 31, 2024, although such filing may be delayed by our Board of Directors in its sole discretion and our Board of Directors has not set a deadline to make its decision to proceed with the filing of a Certificate of Dissolution. Pursuant to the DGCL, our corporate existence will continue for a period of at least three years following the effective time for the purpose of prosecuting and defending suits, winding up Atreca and making distributions to our stockholders, but not for the purpose of continuing to engage in any business for which Atreca was organized. The three-year statutory winding-up period can be extended by the Delaware Court of Chancery. In addition, we may remain a body corporate beyond the three-year period for the sole purpose of proceedings begun before or during the three-year period. As a result, the winding-up process could extend beyond three years after the Dissolution, and it is difficult to estimate when it will be completed.
If stockholders do not approve the Plan of Dissolution, we will continue our corporate existence and our Board of Directors will continue to explore strategic alternatives for returning capital to our stockholders in a manner intended to maximize value. In addition, our Board of Directors may determine that it is in the best interests of Atreca and our stockholders to resubmit the Plan of Dissolution to stockholders for reconsideration in the future.
You should carefully review the section titled “Risk Factors” beginning on page 18 of this proxy statement for a description of risks related to the Dissolution.
Reasons for the Dissolution (see page 42)
Our Board of Directors believes that the liquidation and dissolution pursuant to the Plan of Dissolution is advisable and in the best interests of Atreca and our stockholders. In reaching its decision to unanimously approve the Plan of Dissolution and to recommend that our stockholders vote to approve the Dissolution, our Board of Directors, in consultation with our management and financial, accounting, legal and tax advisors, considered a number of factors, including the risk described in the section titled “Risk Factors” beginning on page 18 of this proxy statement. For additional information on the factors considered by our Board of Directors, please refer to the section titled “Proposal 2: Approval of the Dissolution Pursuant to the Plan of Dissolution  — Reasons for the Dissolution.”
Description of our Plan of Dissolution and Dissolution Process (see page 45)
A dissolved corporation continues its existence for three years after dissolution, or such longer period as the Delaware Court of Chancery may direct, for the purpose of prosecuting and defending suits and enabling the corporation to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets. A dissolved corporation may not, however, continue the business for which it was organized. Any action, suit or proceeding begun by or against the corporation before or during this survival period does not abate by reason of the dissolution, and for the purpose of any such action, suit or proceeding, the corporation will continue beyond the three-year period until any related judgments, orders or decrees are fully executed, without the necessity for any special direction by the Delaware Court of Chancery.
If the Plan of Dissolution is approved by the requisite vote of our stockholders, the steps set forth below will be completed at such times as our Board of Directors, in its discretion and in accordance with the DGCL, deems necessary, appropriate or advisable in our best interests and the best interests of our stockholders:

•
the filing of a Certificate of Dissolution with the Delaware Secretary of State;

•
the cessation of all our business activities except those relating to winding up and liquidating our business and affairs, including, but not limited to, prosecuting and defending suits by or against us, if any;

•
the collection, sale, exchange or other disposition of remaining non-cash property and assets;

•
the payment of or the making of reasonable provision to pay all claims and obligations, including all contingent, conditional or un-matured contractual claims known to us;

•
the making of such provision as will be reasonably likely to be sufficient to provide compensation for any claim against us which is the subject of a pending action, suit or proceeding to which we are a party;

•
the making of such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to us or that have not arisen but that, based on facts known to us, are likely to arise or become known to us within ten years after the date of dissolution;

•
the setting aside of a contingency reserve consisting of cash and/or property to satisfy such claims and contingent obligations of Atreca;

•
if the Asset Sale is consummated, the making of an initial liquidating distribution and the deemed distribution of CVRs to our stockholders of record determined as of the Final Record Date (if the Asset Sale Proposal is not approved, we do not foresee any funds being available for distribution to our stockholders);

•
the pro rata distribution to our stockholders, or the transfer to one or more liquidating trustees for the benefit of our stockholders under a liquidating trust, of the remaining assets of Atreca after payment or provision for payment of claims against and obligations of Atreca; and

•
the taking of any and all other actions permitted or required by the DGCL and any other applicable laws and regulations.

If our Board of Directors determines that the Dissolution is not in the best interests of Atreca or our stockholders, our Board of Directors may direct that the Dissolution be abandoned or may amend or modify the Plan of Dissolution to the extent permitted by Delaware law, in either case without the necessity of further stockholder approval. After the Certificate of Dissolution has been filed with the Delaware Secretary of State, however, revocation of the Dissolution would require stockholder approval under Delaware law.
Estimated Distribution to Stockholders (see page 46)
As of January 31, 2024, we had approximately $5.8 million in cash and cash equivalents. We currently estimate that we will expend between $8.5 million and $9.1 million after January 31, 2024, which will be used to pay all expenses (including operating expenses up until the filing of the Certificate of Dissolution) and other known, non-contingent liabilities, and which also includes reasonable provision for expenses of liquidation and potential, contingent or unknown liabilities as required by Delaware law. Based on this estimated reserve, if the Asset Sale is consummated, for which Atreca will receive upfront consideration of $5.5 million, we currently estimate that the aggregate amount of an initial liquidating distribution to stockholders will be between $2.2 million and $2.8 million, or between $0.05 and $0.07 per share of Class A common stock and Class B common stock (based on 38,409,117 shares outstanding of Class A common stock and 1,214,958 shares outstanding of Class B common stock as of February 22, 2024 plus an estimate of 37,500 shares of Class A common stock issuable upon the accelerated vesting and settlement of restricted stock units in connection with the closing of the Asset Sale), plus we will be deemed to have distributed to our stockholders CVRs that afford the opportunity to realize additional value of up to $0.17 per share if both Milestones are achieved within the time period described in the CVR Agreement, as more fully described in the section captioned “Proposal 1: Approval of the Asset Sale Pursuant to the Asset Purchase Agreement — Form of Contingent Value Rights Agreement.” We intend to make this initial distribution as soon as practicable following the filing of the Certificate of Dissolution as creditor claims and contingent liabilities are paid or settled; however, we are unable to predict the precise amount or timing of the initial distribution or of any additional liquidating distributions following the initial liquidating distribution. The timing and amount of the initial distribution and any such additional liquidating distributions will depend upon the actual expenses incurred, the timing of the resolution of matters for which we have established the contingency reserve, the amount to be paid in satisfaction of such contingencies, the achievement of both Milestones within the time period described in the CVR Agreement, the obligations satisfied and provisions made during the liquidation and winding-up process, as well as our ability to convert our remaining assets to cash. Any liquidating distributions from us will be made to stockholders according to their holdings of Class A common stock and Class B common stock as of the Final Record Date, which shall be the date on which we close our stock transfer books and discontinue recording transfers of our Class A common stock and Class B common stock except for transfers by will, intestate succession or operation of law.
These amounts may be paid in one or more distributions. The distributions will not occur until after the Certificate of Dissolution is filed, and we cannot predict the ultimate timing or amount of any such distributions, as uncertainties exist as to the value we may receive upon the sale of remaining assets, the ultimate amount of our liabilities, the amounts to be set aside for potential, known, unknown or contingent claims, the operating costs, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions. These and other factors make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to stockholders or the timing of any such distributions. Although we cannot predict the timing or amount of any such distributions, our Board of Directors intends to seek to distribute funds to our Class A common stockholders and Class B common stockholders as quickly as possible, as permitted by the DGCL and the Plan of Dissolution, and our Board of Directors will take all reasonable actions to optimize the distributable value to our Class A common stockholders and Class B common stockholders. Please refer to the section titled “Risk Factors” beginning on page 18 of this proxy statement.
Contingent Liabilities; Contingency Reserve (see page 49)
Under the DGCL, we are required, in connection with our liquidation and dissolution, to pay or make reasonable provision for payment of all of our liabilities and obligations. Following the approval of the Plan of Dissolution by our stockholders, we will pay all known liabilities. We currently estimate that we will establish a reserve for unanticipated claims of approximately $1.0 million, which will be used to satisfy contingent and unknown liabilities as they become due.
The estimated amount of the contingency reserve is based upon estimates and opinions of management and our Board of Directors and derived from consultations with outside experts and a review of our estimated operating expenses and future estimated liabilities. There can be no assurance that the contingency reserve will be sufficient. If any of our estimates, including estimates relating to the costs of the liquidation process and of satisfying outstanding obligations, liabilities and claims during the liquidation process, are inaccurate, we may be required to increase the amount of the contingency reserve. After the liabilities, expenses and obligations for which the contingency reserve is established have been satisfied or resolved in full, we will distribute to our stockholders any remaining portion of the contingency reserve. Please refer to the section titled “Proposal 1: Approval of the Asset Sale Pursuant to the Asset Purchase Agreement — Estimated Distribution to Stockholders” beginning on page 46 of this proxy statement for more information regarding the assumptions underlying our contingency reserve.
Under the DGCL, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, or should such contingency reserve and the assets held by any liquidating trust or trusts be exceeded by the amount ultimately found payable in respect of expenses and liabilities, each stockholder could be held liable for the repayment to creditors, out of the amounts theretofore received by such stockholder from us or from any liquidating trust or trusts, of such stockholder’s pro rata share of such excess.
Stock of the Company; Final Record Date (see page 50)
The Final Record Date will be the date upon which we file the Certificate of Dissolution with the Delaware Secretary of State. We intend to close our stock transfer books and discontinue recording transfers of shares of our Class A common stock and Class B common stock on the Final Record Date, and thereafter certificates representing shares of our Class A common stock and Class B common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Final Record

Date, we will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of our shares of Class A common stock and Class B common stock will occur after the Final Record Date.
Listing and Trading of Class A Common Stock (see page 51)
Stockholders may still sell their shares of Class A common stock and Class B common stock but only until the filing of our Certificate of Dissolution with the Delaware Secretary of State. If the Dissolution is approved by our stockholders and if and when our Board of Directors determines to proceed with the Dissolution, we will close our transfer books as of the Final Record Date. After such time, we will not record any further transfers of our Class A common stock and Class B common stock, except pursuant to the provisions of a deceased stockholder’s will, intestate succession, or by operation of law and we will not issue any new stock certificates, other than replacement certificates. As a result of the closing of our transfer books, it is anticipated that distributions, if any, made in connection with the Dissolution will be made pro rata to the same stockholders of record as the stockholders of record as of the Final Record Date, and it is anticipated that no further trading of our Class A common stock and Class B common stock will occur after the Final Record Date.
Our Class A common stock is currently listed on Nasdaq. Our Class A common stock will be delisted on or prior to the date we file the Certificate of Dissolution, and trading will be suspended on that date or as soon thereafter as is reasonably practicable. We expect that the trading of Class A common stock on the Nasdaq Global Select Market, or Nasdaq, will terminate before then. We previously announced in September 2023 that if we do not regain compliance with Nasdaq’s minimum bid price requirement by March 6, 2024, our Class A common stock will be subject to immediate delisting. If our Class A common stock is delisted prior to the date we file the Certificate of Dissolution, your ability to trade or otherwise transfer your Class A common stock shares may be significantly impacted. Please refer to the section titled “Risk Factors” beginning on page 18 of this proxy statement for more information.
Treatment of Equity Awards (see page 52)
We intend to terminate all our equity incentive plans and our inducement plan effective upon the Dissolution. Therefore, all outstanding options and restricted stock units, whether currently vested or unvested, will terminate immediately prior to the Dissolution in accordance with the terms of our equity incentive plans and our inducement plan.
Material U.S. Federal Income Tax Consequences of the Dissolution (see page 52)
Distributions made pursuant to the Plan of Dissolution (which, if the Asset Sale is consummated, are intended to include the CVRs) are intended to be treated as received by a Holder in exchange for the Holder’s shares of our Class A common stock and Class B common stock and could result in a U.S. federal income tax liability to the Holder. The timing and character of such gain or loss, depend in part on the U.S. federal income tax treatment of the CVRs, with respect to which there is some uncertainty. For a more detailed discussion, please refer to the section titled “Proposal 2: Approval of the Dissolution Pursuant to the Plan of Dissolution — Material U.S. Federal Income Tax Consequences of the Dissolution” beginning on page 52 of this proxy statement. Holders are urged to carefully review the discussion of tax matters within this proxy statement and to consult their own tax advisors as to the specific tax consequences to them of the Dissolution.
Vote Required and Our Board of Directors’ Recommendation for the Dissolution Proposal (see page 58)
The affirmative vote of the holders of a majority of all outstanding shares of Class A common stock on the record date is required to approve the Dissolution Proposal. The Special Meeting will be held virtually; therefore, no shares will be present in person at the Special Meeting, and only shares present virtually or represented by proxy at the Special Meeting will be able to be voted.
On December 19, 2023, our Board of Directors unanimously: (1) determined that the liquidation and dissolution of Atreca, and the other transactions contemplated thereby, are advisable and in the best interests of Atreca and our stockholders; (2) approved in all respects the Plan of Dissolution and the other transactions contemplated thereby; and (3) recommended that our stockholders vote “FOR” the approval of the liquidation and dissolution of Atreca pursuant to the Plan of Dissolution.
Interests of Directors and Executive Officers in Approval of the Asset Sale and Plan of Dissolution (see page 60)
In considering the recommendation of our Board of Directors, you should be aware that our directors and executive officers may have interests in the Asset Sale Proposal and Dissolution Proposal that are different from or in addition to your interests as a stockholder and that may present actual or potential conflicts of interest. Our Board of Directors was aware of these interests and considered them, among other matters, in approving the Asset Purchase Agreement, and the transactions contemplated thereby, and the Plan of Dissolution in determining to recommend that our stockholders vote “FOR” the approval of the Asset Sale pursuant to the Asset Purchase Agreement and the Plan of Dissolution. You should consider these and other interests of our directors and executive officers that are described in this proxy statement.

GENERAL QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you this proxy statement and the enclosed form of proxy card because our Board of Directors is soliciting your proxy to vote at the Special Meeting. You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Special Meeting to vote your shares of Class A common stock. Instead, you may simply complete, sign and return the enclosed proxy card, follow the instructions below to submit your proxy over the telephone or on the Internet, or follow the instructions received from your bank, broker or other nominee if you hold your shares of Class A common stock in “street” name. Refer to “How do I vote?” below.
Under rules adopted by the SEC, we have mailed the full set of our proxy materials, including this proxy statement and the proxy card, to our stockholders of record as of the close of business on February 22, 2024, or the Record Date, on or around February 23, 2024. The proxy materials are also available to view and download at https://ir.atreca.com/financials-and-filings/sec-filings.
How do I attend and participate in the Special Meeting online?
The Special Meeting will be a completely virtual meeting of stockholders and will be webcast live over the Internet. Any stockholder can attend the virtual Special Meeting live online at www.virtualshareholdermeeting.com/BCEL2024SM. The webcast will start at 10:00 a.m. Pacific Time. Stockholders as of the Record Date may vote and submit questions while attending the Special Meeting online. We encourage you to access the Special Meeting prior to the start time. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please refer to the technical support information located at www.virtualshareholdermeeting.com/BCEL2024SM or www.proxyvote.com. You will not be able to attend the Special Meeting in person. Stockholders attending the Special Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to enter the Special Meeting, you will need the control number, which is included in your proxy materials if you are a stockholder of record of shares of Class A common stock, or included with your voting instructions and materials received from your bank, broker or other nominee if you hold your shares of Class A Common Stock in a “street name.” Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/BCEL2024SM. We recommend that you log in a few minutes before 10:00 a.m. Pacific Time to ensure you are logged in when the Special Meeting starts. The webcast will open 15 minutes before the start of the Special Meeting.
If you would like to submit a question during the Special Meeting, you may log in to www.virtualshareholdermeeting.com/BCEL2024SM using your control number, type your question into the “Ask a Question” field, and click “Submit.”
What happens if there are technical difficulties during the Special Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Special Meeting, voting at the Special Meeting or submitting questions at the Special Meeting. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please refer to the technical support information located at www.virtualshareholdermeeting.com/BCEL2024SM or www.proxyvote.com.
If we experience technical difficulties at the Special Meeting and are not able to resolve them within a reasonable amount of time, we will adjourn the Special Meeting to a later date and we will provide notice of the date and time of such adjourned meeting at https://ir.atreca.com/financials-and-filings/sec-filings and on a press release that we will issue.
Will a list of record stockholders as of the Record Date be available?
For the ten days prior to the Special Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose by request. You may email us at info@atreca.com to coordinate arrangements to view the stockholder list.

Who can vote at the Special Meeting?
Only stockholders of record at the close of business on February 22, 2024, will be entitled to vote at the Special Meeting. On this Record Date, there were 38,409,117 shares of Class A common stock outstanding and entitled to vote.
Stockholder of Record: Shares of Class A Common Stock Registered in Your Name
If, on the Record Date, your shares of Class A common stock were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. Refer to “How do I vote?” below.
Beneficial Owner: Shares of Class A Common Stock Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares of Class A Common Stock were held in an account at a bank, broker or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your bank, broker or other nominee regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares online during the Special Meeting unless you request and obtain a valid proxy from your bank, broker or other nominee.
What am I voting on?
There are three matters scheduled for a vote:
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To approve the Asset Sale Proposal.

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To approve the Dissolution Proposal.

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To approve the Adjournment Proposal.

When do you expect the Asset Sale to be consummated?
The Asset Sale is expected to close in the first half of 2024, but the exact timing cannot be predicted. For more information, please refer to the section titled “Proposal 1: Approval of the Asset Sale Pursuant to the Asset Purchase Agreement — Closing Conditions.”
How do I vote?
For each proposal, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are described below.
Stockholder of Record: Shares of Class A Common Stock Registered in Your Name
If you are a stockholder of record, you may vote online during the Special Meeting, or you may vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote online, even if you have already voted by proxy.

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To vote online during the Special Meeting follow the provided instructions to join the Special Meeting at www.virtualshareholdermeeting.com/BCEL2024SM, starting at 10:00 a.m. Pacific Time on March 28, 2024. The webcast will open 15 minutes before the start of the Special Meeting.

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To vote in advance of the Special Meeting through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your Internet vote must be received by 11:59 p.m. Eastern Time on March 27, 2024 to be counted.

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To vote in advance of the Special Meeting by telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on March 27, 2024 to be counted.

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To vote using the enclosed proxy card, complete, sign and date the enclosed proxy card and return it promptly in the accompanying postage-paid envelope. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares of Class A Common Stock Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares of Class A common stock registered in the name of your bank, broker or other nominee, you should have received a voting instruction form with these proxy materials from that organization rather than from Atreca. Complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet if so instructed by your bank, broker or other nominee. To vote online at the Special Meeting, you must obtain a valid proxy from your bank, broker or other nominee. Follow the instructions from your bank, broker or other nominee included with these proxy materials, or contact your bank, broker or other nominee to request a proxy form.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
What is the difference between holding shares of Class A common stock as a stockholder of record and as a beneficial owner?
If your shares of Class A common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by Atreca.
If your shares of Class A common stock are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. Because of the non-routine nature of the proposals, your bank, broker or other nominee is not authorized to vote your shares on any proposal without instructions from you. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares virtually at the Special Meeting unless you have obtained a legal proxy from your bank, broker or other nominee, as the stockholder of record, authorizing you to vote your shares. Refer to “If my broker holds my shares of Class A common stock in “street name,” will my broker vote my shares of Class A common stock for me?” below.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Class A common stock you owned as of the close of business on the Record Date.
What happens if I abstain from voting or if I do not vote on the proposals?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If you abstain from voting, that abstention will have the same effect as if you voted “AGAINST” the proposal to adopt the Asset Sale and the Plan of Dissolution and adjourn the Special Meeting. However, abstentions are counted as shares present or represented by proxy at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting. As a result, an abstention of any of the aforementioned proposals will be counted for purposes of determining the presence or absence of a quorum, but it will count as a vote “AGAINST” each of the proposals to adopt the Asset Sale and the Plan of Dissolution Proposal and adjourn the Special meeting.

Failure to vote your shares of Class A common stock (including a failure of your bank, broker or other nominee to vote shares held on your behalf) will also count as a vote “AGAINST” the proposal to adopt the Asset Sale and the Plan of Dissolution. If your shares are not deemed present or represented by proxy at the Special Meeting, then a failure to vote will not have any effect on the Adjournment Proposal. If your shares are deemed present or represented by proxy, then a failure to vote your shares will have the same effect as a vote “AGAINST” the Adjournment Proposal only if a quorum is not present.
Because banks, brokers or other nominees do not have discretionary voting authority with respect to the proposal to adopt the Asset Sale and the Plan of Dissolution Proposal and adjourn the Special Meeting, if a beneficial owner of shares of Class A common stock held in “street name” does not give voting instructions to the bank, broker or other nominee with respect to any of the proposals, then those shares may not be voted on your behalf for any proposal, will not be present or represented by proxy at the Special Meeting and will not be counted for purposes of determining whether a quorum is present at the Special Meeting. However, if a beneficial owner of shares of Class A common stock held in “street name” gives voting instructions to the bank, broker or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. Therefore, it is important that you instruct your bank, broker or other nominee on how you wish to vote your shares.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares of Class A common stock will be voted, as applicable:
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“FOR” the Asset Sale Proposal;

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“FOR” the Dissolution Proposal; and

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“FOR” the Adjournment Proposal.

If any other matter is properly presented at the Special Meeting, your proxyholder (the individual named on your proxy card) will vote your shares of Class A common stock using her best judgment.
How does the Board of Directors recommend that I vote?
The Board of Directors unanimously recommends that the stockholders vote:
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“FOR” the Asset Sale Proposal;

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“FOR” the Dissolution Proposal; and

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“FOR” the Adjournment Proposal.

For a discussion of the factors that our Board of Directors considered in determining to recommend that you vote to approve Asset Sale, please refer to the section titled “Proposal 1: Approval of the Asset Sale Pursuant to the Asset Purchase Agreement — Reasons for the Asset Sale Proposal” beginning on page 37 of this proxy statement. For a discussion of the factors that our Board of Directors considered in determining to recommend that you vote to approve the Dissolution Proposal, please refer to the section titled “Proposal 2: Approval of the Dissolution Pursuant to the Plan of Dissolution — Reasons for the Dissolution” beginning on page 42 of this proxy statement. In addition, when considering the recommendation of our Board of Directors, you should be aware that some of our directors and executive officers may have interests in the Asset Sale and the Dissolution that are different from, or in addition to, the interests of our stockholders more generally. For a discussion of these interests, please refer to the sections titled “Interests of Directors and Executive Officers in Approval of the Asset Sale and Plan of Dissolution” beginning on page 60 of this proxy statement.
What do I need to do now?
You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Asset Sale and the Dissolution and how both affect you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card), so that your shares of Class A common stock can be voted at the Special Meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse banks, brokers or other nominees for the cost of forwarding proxy materials to beneficial owners. In addition, we have engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, which in total is not expected to exceed $12,500, plus reimbursement of customary disbursements.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares of Class A common stock may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy card in each set of proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares of Class A Common Stock Registered in Your Name
Yes, unless you have agreed otherwise in a Support Agreement (as defined below), you can change your vote or revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares of Class A common stock, you may change your vote or revoke your proxy in any one of the following ways:
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You may submit another properly completed proxy card with a later date.

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You may grant a subsequent proxy by telephone or through the Internet.

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You may send a timely written notice that you are revoking your proxy to Atreca, Inc., Attn: General Counsel and Corporate Secretary at 900 East Hamilton Avenue, Suite 100, Campbell, California 95008.

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You may attend the Special Meeting and vote online. Attending the Special Meeting will not, by itself, revoke your proxy. You must specifically vote at the Special Meeting in order for your previous proxy to be revoked.

Your most current proxy card is the one that is counted.
Beneficial Owner: Shares of Class A Common Stock Registered in the Name of Broker, Bank or Other Agent
If your shares of Class A common stock are held by your bank, broker or other nominee, you should follow the instructions provided by your broker, bank or other agent regarding how to change your vote.
How are votes counted?
John A. Orwin, our President, Chief Executive Officer and member of our Board of Directors, will serve as Chairperson of the Special Meeting and he will determine the method by which votes will be counted. Votes “FOR” and “AGAINST” and abstentions will be separately counted.
If my broker holds my shares of Class A common stock in “street name,” will my broker vote my shares of Class A common stock for me?
No. Your bank, broker or other nominee is permitted to vote your shares of Class A common stock on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on any proposals, which will have the same effect as if you voted “AGAINST” the Asset Sale Proposal and the Dissolution Proposal and, only if a quorum is not present, the Adjournment Proposal.
How many votes are needed to approve each proposal?
Asset Sale Proposal — The affirmative vote of the holders of a majority of all outstanding shares of Class A common stock on the record date is required to approve the Asset Sale Proposal. Because the required vote for this proposal is based on the number of votes our Class A common stockholders are entitled to cast rather than on the number of votes actually cast, if you fail to authorize a proxy or vote online at the Special Meeting, abstain from voting at the Special Meeting, or fail to instruct your bank, broker or other nominee on how to vote, such failure will have the same effect as votes cast “AGAINST” this proposal. As of February 22, 2024, the record date for the Special Meeting, 19,204,559 shares constitute a majority of the issued and outstanding shares of Class A common stock.
Dissolution Proposal — The affirmative vote of the holders of a majority of all outstanding shares of Class A common stock on the record date is required to approve the Dissolution Proposal. Because the required vote for this proposal is based on the number of votes our Class A common stockholders are entitled to cast rather than on the number of votes actually cast, if you fail to authorize a proxy or vote online at the Special Meeting, abstain from voting at the Special Meeting, or fail to instruct your bank, broker or other nominee on how to vote, such failure will have the same effect as votes cast “AGAINST” this proposal. As of February 22, 2024, the record date for the Special Meeting, 19,204,559 shares constitute a majority of the issued and outstanding shares of Class A common stock.
Adjournment Proposal — Approval of the Adjournment Proposal requires either (i) if a quorum is present, the affirmative vote of the majority of the shares of Class A common stock present by remote communication or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter or (ii) if a quorum is not present, the vote of the holders of a majority of the shares of Class A common stock represented at the Special Meeting.
What is the quorum requirement?
The presence, in person or by proxy duly authorized, of the holders of record of a majority of the outstanding shares of Class A common stock entitled to vote shall constitute a quorum for the transaction of business at the Special Meeting. The Special Meeting will be held virtually; therefore only shares present virtually or represented by proxy at the Special Meeting will be counted in determining whether a quorum is present. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee), if you vote at the Special Meeting or if you attend the Special Meeting but abstain from voting. The Special Meeting may be adjourned whether or not a quorum is present. If you hold your shares in “street name” and do not give any instruction to your broker, bank or other nominee as to how your shares should be voted at the Special Meeting, those shares will not be entitled to vote on any proposal at the Special Meeting and will not be counted for purposes of establishing a quorum.
How can I find out the results of the voting at the Special Meeting?
In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Current Report on Form 8-K to publish the final results. We will announce the final voting results following the Special Meeting.
What proxy materials are available on the Internet?
These proxy materials, and the documents incorporated by reference herein, are available at https://ir.atreca.com/financials-and-filings/sec-filings and www.sec.gov.

Who can help answer my questions?
If you have any questions concerning the Asset Sale, the Asset Purchase Agreement, the Dissolution, the Plan of Dissolution, the Special Meeting or this proxy statement, or would like additional copies of this proxy statement or need help voting your shares of Class A common stock, please contact our proxy solicitor:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements which involve substantial risks and uncertainties and are based on Atreca’s beliefs and assumptions and on information currently available to Atreca. All statements other than statements of historical facts contained in this proxy statement, including statements regarding the Dissolution and related matters, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “forecast,” “foresee,” “potential,” “predict,” “project,” “likely,” “goal,” “target,” “could,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.
Forward-looking statements are predictions based on expectations and projections about future events, are not statements of historical fact, are subject to risks, uncertainties and assumptions that are difficult to predict and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this proxy statement and information contained in this proxy statement should not be relied upon as representing Atreca’s estimates as of any subsequent date. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to:
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the ability of the parties to consummate the Asset Sale;

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satisfaction of closing conditions precedent to the consummation of the Asset Sale;

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potential delays in consummating the Asset Sale, our ability to timely execute the Dissolution;

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our execution costs in connection with the Asset Sale and the Dissolution;

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the availability, timing and amount of liquidating distributions;

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the amounts that will need to be set aside by us;

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the adequacy of such reserves to satisfy our obligations;

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our ability to favorably resolve potential tax claims, litigation matters and other unresolved contingent liabilities;

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the amount of proceeds that might be realized from the sale or other disposition of any remaining assets;

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the application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations;

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the incurrence by Atreca of expenses relating to the Dissolution;

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our ability to retain employees, consultants and other resources to carry out the Dissolution;

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the timing of delisting of our Class A common stock from Nasdaq and related limitations on future trading of our Class A common stock prior to the Dissolution; and

•
the ability of our Board of Directors to abandon, modify or delay implementation of the Plan of Dissolution, even after stockholder approval.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this proxy statement. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements as predictions of future events.
These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 and subsequent filings we may make with the SEC. These filings, when available, are available on the investor relations section of our website at https://ir.atreca.com/financials-and-filings/sec-filings and on the SEC’s website at www.sec.gov.
The forward-looking statements included in this proxy statement are made only as of the date hereof. We assume no obligation and we do not intend to update these forward-looking statements, except as required by law.

RISK FACTORS
You should carefully consider the following risk factors, in addition to the other information contained in this proxy statement and the annexes attached to the proxy statement, including risks described in our filings with the SEC referred to herein, when deciding whether to vote to approve the Asset Sale Proposal and the Dissolution Proposal. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties of which we are unaware, or that we currently believe are not material, may also become important factors. This proxy statement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of factors that are described below and elsewhere in this proxy statement. See the section titled “Special Note Regarding Forward-Looking Statements” beginning on page 16 of this proxy statement.
The announcement and pendency of the Asset Sale and the Dissolution, whether or not consummated, may adversely affect our business.
The announcement and pendency of the Asset Sale and the Dissolution, whether or not consummated, may adversely affect the trading price of our Class A common stock, our business or our relationships with our consultants and other third parties. In addition, pending the completion of the Asset Sale and the Dissolution, any of our employees, consultants or advisors may terminate their employment or engagement with us on short notice and the loss of the services of any of our employees, consultants or advisors could substantially harm our ability to complete the Asset Sale and the Dissolution.
Our stockholders may not approve the Asset Sale, and even if they do, we may not be successful in completing the Asset Sale or otherwise selling our remaining assets, which would decrease the amount of cash available to distribute to our stockholders.
The consummation of the Asset Sale is subject to the satisfaction or waiver of various conditions, including the approval of the Asset Sale Proposal by our stockholders. We cannot guarantee that the closing conditions set forth in the Asset Purchase Agreement will be satisfied. If we are unable to satisfy the closing conditions or if other mutual closing conditions are not satisfied, Immunome will not be obligated to complete the Asset Sale. In the event that the Asset Sale is not completed, the announcement of the termination of the Asset Purchase Agreement may adversely affect the trading price of our Class A common stock, our business or our relationships with our consultants and other third parties.
In addition, if the Asset Sale is not completed, our Board of Directors, in discharging its fiduciary obligations to our stockholders, may evaluate other strategic alternatives in respect of our remaining assets that may be available, which alternatives may not be as favorable to our stockholders as the Asset Sale and may not result in any definitive transaction or enhance stockholder value. Any future sale of all or substantially all of the assets of Atreca or certain other transactions may be subject to further stockholder approval. However, because our Board of Directors and management believe that they have exhausted all reasonable and viable strategic alternatives, it is possible that Atreca would seek voluntary dissolution at a later time and likely with diminished assets. In addition, Atreca could cease all operations, make an assignment for the benefit of any creditors, turn Atreca over to a third-party management company or liquidator or file for bankruptcy protection.
The amount we distribute to our stockholders in the initial liquidating distribution may be substantially less than the amount we currently estimate if the amounts of our liabilities, other obligations and expenses or claims against us are higher than we currently anticipate or larger contingency reserves are established.
As of January 31, 2024, we had approximately $5.8 million in cash and cash equivalents. We currently estimate that we will expend between $8.5 million and $9.1 million after January 31, 2024, which will be used to pay all expenses (including operating expenses up until the filing of the Certificate of Dissolution) and other known, non-contingent liabilities, and which also includes reasonable provision for expenses of liquidation and potential, contingent or unknown liabilities as required by Delaware law. Based on this estimated reserve, if the Asset Sale is consummated, for which Atreca will receive upfront consideration of $5.5 million, we currently estimate that the aggregate amount of an initial liquidating distribution to stockholders will be between $2.2 million and $2.8 million, or between $0.05 and $0.07 per share of Class A common stock and Class B common stock (based on 38,409,117 shares outstanding of Class A common stock and 1,214,958 shares outstanding of Class B common stock as of February 22, 2024 plus an estimate of 37,500 shares of Class A common stock issuable upon the accelerated vesting and settlement of restricted stock units in connection with the closing of the Asset Sale), plus we will be deemed to have distributed to our stockholders CVRs that afford the opportunity to realize additional value of up to $0.17 per share if both Milestones are achieved within the time period described in the CVR Agreement, as more fully described in the section captioned “Proposal 1: Approval of the Asset Sale Pursuant to the Asset Purchase Agreement — Form of Contingent Value Rights Agreement.” We intend to make this initial distribution as soon as practicable following the filing of the Certificate of Dissolution as creditor claims and contingent liabilities are paid or settled; however, we are unable to predict the precise amount or timing of the initial distribution or of any additional liquidating distributions following the initial liquidating distribution. The timing and amount of the initial distribution and any such additional liquidating distributions will depend upon the actual expenses incurred, the timing of the resolution of matters for which we have established the contingency reserve, the amount to be paid in satisfaction of such contingencies, the achievement of both Milestones within the time period described in the CVR Agreement, the obligations satisfied and provisions made during the liquidation and winding-up process, as well as our ability to convert our remaining assets to cash. We have attempted to estimate reasonable reserves for such liabilities, obligations, expenses and claims against us. However, those estimates may be inaccurate. Factors that could impact our estimates include the following:
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if any of the estimates regarding the Plan of Dissolution, including the expenses to satisfy outstanding obligations, liabilities and claims during the liquidation process, are inaccurate;

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if unforeseen claims are asserted against us, we will have to defend or resolve such claims or establish a reasonable reserve before making distributions to our stockholders; and

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if the estimates regarding the expenses to be incurred in connection with the Asset Sale and the liquidation process, including expenses of personnel required and other operating expenses (including legal, accounting, tax and other professional fees) necessary to dissolve and liquidate Atreca, are inaccurate.

If any of the foregoing occurs, the amount we initially distribute to our stockholders may be substantially less than the amount we currently estimate. If the Asset Sale Proposal is not approved, we do not foresee any funds being available for distribution to our stockholders.
We will incur significant expenses in connection with the Asset Sale, regardless of whether the Asset Sale is completed.
We expect to incur significant expenses related to the Asset Sale. These expenses include, but are not limited to, legal fees, accounting fees and expenses, certain consultant expenses, filing fees, printing expenses and other related fees and expenses. Many of these expenses will be payable by us regardless of whether the Asset Sale is completed.
The Asset Purchase Agreement limits our ability to pursue alternatives to the Asset Sale.
The Asset Purchase Agreement contains provisions that make it substantially more difficult for us to sell the Company’s assets or engage in another type of acquisition transaction with a party other than Immunome. Specifically, the Company agreed not to solicit any acquisition proposals until the date of closing of the Asset Sale or the valid termination of the Asset Purchase Agreement except that, at any time prior to obtaining stockholders’ approval of the Asset Sale Proposal, in response to a Superior Proposal (as defined in the Asset Purchase Agreement), the Board of Directors may, among other actions, make a Change in Recommendation (as defined in the Asset Purchase Agreement) if the Board of Directors determines in good faith, after consultation with its outside legal counsel, and taking into account any revised terms proposed in writing by Immunome, such proposal continues to constitute a Superior Proposal and that the failure to make such a Change in Recommendation would be inconsistent with the Board of Directors’ fiduciary obligations to our stockholders under Delaware law, subject to the satisfaction of certain other conditions. These provisions, among others contained in the Asset Purchase Agreement, could discourage a third party that might have an interest in acquiring all of or substantially all of our assets or our common stock from considering or proposing such an acquisition, even if that party were prepared to pay consideration with a higher value than the consideration to be paid by Immunome.

The Company did not receive a fairness opinion in connection with the Asset Sale.
Our Board of Directors did not seek or obtain a fairness opinion from an investment bank or other firm that the consideration to be paid in connection with the Asset Sale is fair from a financial point of view to our stockholders.
If our stockholders vote against the Plan of Dissolution, it would be very difficult for us to continue our business operations.
If our stockholders do not approve the Dissolution Proposal, we would have to continue our business operations from a difficult position, in light of our announced intent to dissolve and liquidate, and our Board of Directors and management will continue to explore other strategic alternatives. However, because our Board of Directors and management believe that they have exhausted all reasonable and viable strategic alternatives, it is possible that we would seek voluntary dissolution at a later time and likely with diminished assets. In addition, we could cease all operations, make an assignment for the benefit of any creditors, turn Atreca over to a third-party management company or liquidator or file for bankruptcy protection. We are not actively conducting any preclinical or clinical development programs and have generally ceased normal business operations and terminated all but 6 of our employees. Prospective employees, vendors and other third parties may refuse to form relationships or conduct business with us if they do not believe we will continue to operate as a going concern. We also expect our Class A common stock to be delisted from Nasdaq in March 2024, following which time there may not be a liquid trading market for our Class A common stock.
The payment of liquidating distributions, if any, to our stockholders could be delayed.
Although our Board of Directors has not established a firm timetable for liquidating distributions to our stockholders, our Board of Directors intends, subject to contingencies inherent in winding down our business, to make such liquidating distributions, if any, as promptly as practicable as creditor claims and contingent liabilities are paid or settled. However, we are currently unable to predict the precise timing of any such liquidating distributions or whether any liquidating distributions will occur at all. The timing of any such liquidating distributions will depend on and could be delayed by, among other things, the timing of sales of our non-cash assets and claim settlements with creditors. Additionally, a creditor could seek an injunction against the making of such distributions to our stockholders on the ground that the amounts to be distributed were needed to provide for the payment of our liabilities and expenses. Any action of this type could delay or substantially diminish the amount available for such distribution to our stockholders.
We will continue to incur claims, liabilities and expenses and a delay in the consummation of the Asset Sale and/or Dissolution will reduce the amount available for distribution to stockholders.
Claims, liabilities and expenses from operations, such as operating costs, salaries, insurance, payroll and local taxes, legal, accounting and consulting fees and miscellaneous expenses, will continue to be incurred as we wind down. These expenses will reduce the amount of assets available for ultimate distribution to stockholders.
If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each stockholder receiving liquidating distributions could be held liable for payment to our creditors of his, her or its pro rata share of amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such stockholder in dissolution.
If the Plan of Dissolution is approved by our stockholders, we will file a Certificate of Dissolution with the Delaware Secretary of State dissolving Atreca. Pursuant to the DGCL, we will continue to exist for three years after our dissolution or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits against Atreca and enabling us gradually to close our business, to dispose of our property, to discharge our liabilities and to distribute to our stockholders any remaining cash. Under the DGCL, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each stockholder of record as of the Final Record Date could be held liable for payment to our creditors of such stockholder’s pro rata share of amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such stockholder in dissolution.

Although the liability of any stockholder is limited to the amounts previously received by such stockholder from us (and from any liquidating trust or trusts) pursuant to the Plan of Dissolution, this means that a stockholder could be required to return all liquidating distributions previously made to such stockholder and receive nothing from us under the Plan of Dissolution. Moreover, in the event a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. While we will endeavor to make adequate reserves for all known, contingent, and unknown liabilities, there is no guarantee that the reserves established by us will be adequate to cover all such expenses and liabilities.
The Milestone Payments under the CVR Agreement may never become payable.
The Milestones, as defined in and as further described in the section captioned “Proposal 1: Approval of the Asset Sale Pursuant to the Asset Purchase Agreement — Form of Contingent Value Rights Agreement,” necessary to trigger payment under the CVR Agreement may not be achieved within the required time period or at all and, if it is not achieved within such time period, no payment will be made pursuant to the CVRs. The CVRs issued pursuant to the CVR Agreement are not freely transferable and, accordingly, will not be registered with the SEC or listed on any securities exchange.
We may be subject to securities litigation, which is expensive and could divert our attention.
We may be subject to securities class action litigation in connection with the Asset Sale. Securities litigation against us could result in substantial costs and divert our management’s attention from closing the Asset Sale, which could harm our business and increase our expenses, which could decrease the amount available for distribution to our stockholders.
No further stockholder approval will be required for the dissolution of the Company.
Approval of the Plan of Dissolution and the actions contemplated thereby requires the affirmative vote of a majority of our outstanding shares of Class A common stock. If our stockholders approve the Plan of Dissolution, we will be authorized to cease operations, sell, license or otherwise dispose of all of our remaining non-cash assets and dissolve Atreca without further approval of our stockholders, unless required to do so by Delaware law.
We intend to have our Class A common stock delisted from Nasdaq and our stock transfer books closed at the close of business on the date we file the Certificate of Dissolution with the Delaware Secretary of State, after which it will not be possible for stockholders to publicly trade our stock.
We previously announced in September 2023 that if we do not regain compliance with Nasdaq’s minimum bid price requirement by March 6, 2024, our Class A common stock will be subject to immediate delisting. As such, we expect that our Class A common stock will be delisted from Nasdaq on or around March 6, 2024, which is expected to be prior to the Final Record Date. Once our Class A common stock is delisted from Nasdaq, the ability of our stockholders to trade or otherwise transfer our Class A common stock will be significantly impacted.
In addition, on the date we file the Certificate of Dissolution with the Delaware Secretary of State, we intend to close our stock transfer books and discontinue recording transfers of our Class A common stock and Class B common stock. Thereafter, certificates or book entries representing our Class A common stock and Class B common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. The proportionate interests of all of our stockholders will be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and, after the Final Record Date, any distributions made by us will be made solely to the stockholders of record at the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law.
We may no longer be required to file reports with the SEC during the pendency of or following the consummation of the Asset Sale and/or Dissolution.
We may file a notice suspending and terminating our reporting obligations under the Exchange Act during the pendency of or following the consummation of the Asset Sale and/or Dissolution. Once effective, we will no longer be required to file any annual, quarterly or current reports with the SEC. If we are no longer required to file such reports with the SEC, our stockholders will have very little public information available about us and our operations which may further affect the trading and liquidity of our Class A common stock.
If we continue to be required to file reports with the SEC, we will incur costs and expenses relating to such reporting obligations.
If we continue to have obligations to file annual, quarterly and current reports with the SEC during the pendency of or following the consummation of the Asset Sale and/or Dissolution, we will have to incur costs and expenses to make such filings and to comply with the Exchange Act and the rules and regulations promulgated thereunder.
The tax treatment of any distributions or other payments may vary from stockholder to stockholder, and the discussions in this proxy statement regarding the tax treatment of the Dissolution are general in nature.
We have not requested a ruling from the U.S. Internal Revenue Service, or the IRS, with respect to the anticipated tax consequences of the Asset Sale and Dissolution or any matters relating thereto, and we will not seek an opinion of counsel with respect to the anticipated tax consequences of the Asset Sale or any distributions (including, without limitation, liquidating distributions (if any), dividend distributions or other payments). If any of the anticipated tax consequences described in this proxy statement proves to be incorrect, the result could be increased taxation at the corporate and/or stockholder level, thus reducing the benefit to our stockholders and us from such transactions. Tax considerations applicable to particular stockholders may vary with and be contingent upon the stockholder’s individual circumstances. You should consult your tax advisor as to the tax consequences of the Dissolution in your particular circumstances, including the applicability of any U.S. federal, state, and local and non-U.S. tax laws.
Our stockholders may not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from us.
Distributions made pursuant to the Plan of Dissolution (which, if the Asset Sale is consummated, are intended to include the CVRs) are intended to be treated as received by a Holder in exchange for the Holder’s shares of our Class A common stock and Class B common stock. Assuming such treatment is respected for U.S. federal income tax purposes, the amount of any such distribution will reduce the Holder’s adjusted tax basis in such shares, but not below zero. Any excess will be taxable as capital gain, while any tax basis remaining in such shares following the final distribution pursuant to the Plan of Dissolution will be treated as a capital loss. Any such gain or loss generally will be long-term capital gain or loss, respectively, if such shares have been held for more than one year. The deductibility of capital losses is subject to limitations. For a more detailed discussion, refer to “Proposal 2: Approval of the Dissolution Pursuant to the Plan of Dissolution — Material U.S. Federal Income Tax Consequences of the Dissolution” beginning on page 52 of this proxy statement. You should consult your tax advisor as to the particular tax consequences of the Dissolution to you, including the applicability of any U.S. federal, state, and local and non-U.S. tax laws.
Our Board of Directors may at any time turn management of the liquidation over to a third party, and some or all our directors may resign from our Board of Directors at any time.
Our Board of Directors, which may consist of only one member following the Final Record Date, may at any time turn our management over to a third party to complete the liquidation of our remaining assets and distribute the available proceeds to our stockholders, and a number of our directors may resign from our Board of Directors prior to or in connection with the filing of the Certificate of Dissolution. If management is turned over to a third party and all of our directors resign from our Board of Directors, the third party would have sole control over the liquidation process, including the sale or distribution of any remaining assets.
If we decide to use a liquidating trust, interests of our stockholders in such a trust may not be transferable.
Under the Plan of Dissolution, our Board of Directors has the authority to use a liquidating trust. If a liquidating trust is established, the interests of our stockholders in a liquidating trust set up by us may not be transferable, which could adversely affect your ability to realize the value of such interests. Even if transferable, the interests are not expected to be listed on a national securities exchange, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets. In addition, as stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes, the distribution of non-transferable interests would result in tax liability to the interest holders without their being readily able to realize the value of such interest to pay such taxes or otherwise.
We can abandon or revoke the Dissolution and this may cause prior distributions made in liquidation to be treated as dividends.
By approving the Dissolution Proposal, stockholders will also be granting our Board of Directors the authority, notwithstanding stockholder approval of the Dissolution Proposal, to abandon the Dissolution prior to the filing of the Certificate of Dissolution without further stockholder action, if our Board of Directors determines that the Dissolution is not in the best interests of Atreca and our stockholders.
After the filing of the Certificate of Dissolution, our Board of Directors may revoke the Dissolution if holders of a majority of the voting power of our Class A common stock entitled to vote on the Dissolution Proposal approve a resolution adopted by our Board of Directors recommending such revocation. If the Dissolution is abandoned or revoked, then, for U.S. federal and applicable state income tax purposes, all prior distributions made in liquidation to stockholders may be treated as dividends to the extent of our current and accumulated earnings and profits. Please refer to the section titled “Proposal 2: Approval of the Dissolution Pursuant to the Plan of Dissolution — Material U.S. Federal Income Tax Consequences of the Dissolution” beginning on page 52 of this proxy statement.

PROPOSAL 1: APPROVAL OF THE ASSET SALE PURSUANT TO THE ASSET PURCHASE AGREEMENT
General
As part of our strategic review process, and in an effort to maximize stockholder value, our Board of Directors seeks to effect the sale of substantially all of the assets of Atreca. In furtherance of these efforts, our Board of Directors is presenting the Asset Purchase Agreement for approval by our stockholders at the Special Meeting. The Asset Purchase Agreement was unanimously approved by our Board of Directors, subject to stockholder approval, on December 19, 2023. A copy of the Asset Purchase Agreement is attached as Annex A to this proxy statement. All material features of the Asset Purchase Agreement are summarized below. All capitalized, undefined terms used herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement. We encourage you to read the Asset Purchase Agreement in its entirety.
The Parties to the Asset Sale
Until recently, Atreca was a biopharmaceutical company utilizing our differentiated platform to discover and develop novel antibody-based immunotherapeutics to treat a range of solid tumor types. In connection with the Plan of Dissolution, Atreca has discontinued all preclinical and clinical programs and Atreca has continued reductions in its workforce, which included the termination of most employees by December 31, 2023.
Atreca was incorporated in the State of Delaware on June 11, 2010. Its principal executive offices are located at 900 East Hamilton Avenue, Suite 100, Campbell, California 95008, and its telephone number is (650) 595-2595. Our website address is www.atreca.com.
Immunome is a biotechnology company dedicated to developing first-in-class and best-in-class targeted cancer therapies. Its portfolio pursues each target with a modality appropriate to its biology, including immunotherapies, targeted effectors, radioligand therapies and antibody drug conjugates. Immunome believes that pursuing underexplored targets with appropriate drug modalities leads to transformative therapies. Its proprietary memory B cell hybridoma technology allows for rapid screening and function characterization of novel antibodies and targets.
Immunome was incorporated as a Pennsylvania corporation on March 2, 2006 and was converted to a Delaware corporation on December 2, 2015. Its principal executive offices are located at 665 Stockton Drive, Suite 300, Exton Pennsylvania, 19341, with additional offices in Bothell, Washington. Its telephone number is (610) 321-3700 and its website address is www.immunome.com.
Summary of the Asset Purchase Agreement
The following is a summary of the key terms of the Asset Purchase Agreement:
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Pursuant to the Asset Purchase Agreement, Atreca will sell and assign substantially all of its operating assets to Immunome, and Immunome shall assume certain liabilities relating to or arising out of the ownership, use, operation or maintenance of such assigned operating assets from and after the closing of the Asset Sale, or the Closing.

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The total consideration for the purchase and sale of Atreca’s assets is $5.5 million plus the issuance of CVRs to Atreca’s stockholders and the assumption by Immunome of certain liabilities as described in the first bullet above.

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Until the Closing, Atreca is prohibited from, directly or indirectly, engaging in any solicitation or similar activities, as set forth in the Asset Purchase Agreement, or the No-Shop. During the No-Shop, Atreca may, under certain limited circumstances, consider unsolicited, alternative transaction proposals from third parties that are Superior Proposals. Atreca must give Immunome an opportunity to revise its proposal so that any other alternative transaction proposals are no longer Superior Proposals.

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Atreca shall, in certain specified circumstances, including if Immunome terminates the Asset Purchase Agreement due to a Change in Recommendation (as defined below) or the failure of Atreca to obtain approval of its stockholders for the Asset Sale and the other transactions contemplated by the Asset

Purchase Agreement, reimburse Immunome for its reasonable and documented out-of-pocket fees and expenses, up to a maximum aggregate amount of $500,000, incurred in connection with the authorization, preparation, investigation, negotiation, execution and performance of the Asset Purchase Agreement, the CVR Agreement and transactions contemplated thereby.
The summary of selected information from this proxy statement regarding the Asset Sale Proposal may not contain all the information that is important to you. To understand the Asset Sale Proposal and the Asset Purchase Agreement fully, we encourage you to carefully read this entire proxy statement, including, but not limited to, the Asset Purchase Agreement which is included in this proxy statement as Annex A.
Background for the Asset Sale and the Dissolution
Prior to Atreca’s announcement on August 10, 2023 regarding its reorganization and intention to explore strategic options for enhancing and preserving stockholder value, Atreca was a clinical-stage biopharmaceutical company utilizing a differentiated platform primarily to discover and develop novel antibody-based therapeutics to treat a range of solid tumor types. Until August 2023, Atreca’s lead product candidate was ATRC-101, a monoclonal antibody with a novel mechanism of action and target discovered using Atreca’s discovery platform. Since the commencement of its operations in 2010, Atreca has utilized its drug discovery approach to identify over 2,000 distinct human antibodies that bind preferentially to tumor tissue from patients.
As part of the ongoing consideration and evaluation of Atreca’s long-term prospects and strategies, the Board of Directors frequently reviews, with Atreca’s management and outside advisors, strategic and financial alternatives for Atreca, considering developments in Atreca’s business, the sectors in which it competes, the economy generally and financial markets, with the goal of enhancing value for its stockholders. As part of this process, including throughout the calendar year 2023, members of Atreca’s management and Financial Advisor A have engaged in financing discussions with investors as well as business development and strategic transaction discussions with various biotech and pharmaceutical companies. Additionally, in 2023, at the direction of the Board of Directors, members of management discussed other strategic alternatives with Financial Advisor B on a preliminary basis, but ultimately determined that such strategic alternatives were not available. Financial Advisor B was not engaged by Atreca and did not receive a fee for any services from Atreca in connection with the formal strategic transaction process or the Asset Sale.
In March 2023, Atreca reported additional data from the ongoing Phase 1b clinical trial of ATRC-101 in monotherapy and in combination with pembrolizumab in patients with select solid tumor cancers. Based on such data, between April and August 2023, Atreca’s management team and Financial Advisor A, in consultation with the Board of Directors, actively explored potential alternatives to raise capital to fund the company’s operations, including clinical development of ATRC-101 as well as preclinical development of earlier-stage assets. These alternatives included financing by current and potential investors as well as business development and strategic transactions with potential partners such as out-licensing and collaboration arrangements. Atreca was unable to obtain funding through any of these alternatives due to a variety of reasons, including lack of investor demand and volatility in global capital markets.
On May 3, 2023, Atreca executed a mutual confidential non-disclosure agreement with Company A which contained a standstill provision without a “don’t ask, don’t waive” provision. On May 3, 2023, members of Atreca’s management team held an in-person meeting with representatives from Company A to discuss a potential merger transaction.
On May 24, 2023, the Board of Directors held a videoconference meeting, during which the directors and members of Atreca’s management team discussed potential strategic combinations with several candidates in the biopharmaceutical space. Members of management also provided a summary of the prior meetings held between management and representatives of Company A and discussed with the Board of Directors potential next steps in negotiating a term sheet with Company A.
On May 31, 2023, members of Atreca’s management team held another meeting with representatives from Company A to continue discussing a potential merger transaction. On June 16, 2023, representatives of Company A informed management of Atreca that Company A would not be pursuing a merger with Atreca because Company A’s board of directors decided to prioritize transactions with companies with nearer term clinical data than Atreca’s early-stage research assets.
In June 2023, Atreca implemented and announced a corporate reorganization to reduce its expenses and extend its cash runway, including a workforce reduction of over 25% of its then-current employees.
On June 23, 2023, John Orwin, Atreca’s Chief Executive Officer, had an introductory call with Company B’s Chief Executive Officer to discuss a potential merger transaction.
On July 10, 2023, Atreca executed a mutual confidential non-disclosure agreement with Company B, which did not contain a standstill provision. Also on July 10, 2023, members of management at each of Atreca and Company B held a videoconference meeting to further discuss a potential merger transaction.
On July 12, 2023, Mr. Orwin had an in-person meeting with Company B’s Chief Executive Officer to further discuss matters from their July 10 meeting.
On August 1, 2023, the Board of Directors held a videoconference meeting, with representatives of management and Financial Advisor A attending. Management discussed cost-saving measures to preserve and extend Atreca’s cash runway, including a corporate reorganization, workforce reduction and proposed winddown of the ATRC-101 Phase 1b clinical trial due to development and financial constraints. The Board of Directors considered several strategic options, including remaining as a standalone company while pursuing potential financing opportunities, dissolving Atreca and distributing remaining cash to stockholders, and sale of Atreca, including through a reverse merger, sale to another public company or sale to a private investor. The Board of Directors considered the benefits and risks of the various strategic alternatives, including the likelihood of finding a counterparty for a transaction, and the timeline and costs associated with such strategic options.
On August 8, 2023, members of Atreca’s management team held an in-person meeting with representatives from Company B to continue discussing a potential merger transaction.
On August 10, 2023, Atreca announced and implemented a second reorganization of its operations, including a suspension of its clinical development plan for ATRC-101, a workforce reduction of approximately 40% of its then-current employees and wind down of clinical trial activities.
On August 18, 2023, Company B was granted access to Atreca’s virtual data room.
On August 28, 2023, the Board of Directors held a videoconference meeting, with representatives of management and representatives of Financial Advisor A attending. Representatives of Financial Advisor A reviewed the ongoing strategic transaction process and timeline, and members of management provided an update on Atreca’s cash runway under various scenarios. Atreca’s management team updated the Board of Directors on the advancement of strategic discussions with various potential counterparties. The Board of Directors then discussed the potential engagement of Financial Advisor A with respect to a formal strategic transaction process.
Between August and November 2023, and at the direction of the Board of Directors, members of Atreca’s management team and representatives of Financial Advisor A contacted over 20 potential counterparties ranging from small biotech companies to large pharmaceutical companies in connection with the formal strategic transaction process. Certain of these potential counterparties were engaged in existing discussions with Atreca and others were contacted for the first time as part of the above-described outreach process. Atreca executed, or had existing, mutual confidential non-disclosure agreements with nine strategic counterparties, including Company C on August 30, 2023 and Immunome on October 13, 2023 which in each case, except for the mutual confidential non-disclosure agreement with Company A, did not contain a standstill provision. Atreca populated a virtual data room for the purpose of facilitating the diligence review process by potential counterparties. Atreca and Financial Advisor A discussed a potential merger transaction, whole company sale and sale of certain assets with these potential counterparties, including Immunome and Company C. As part of the strategic process, such potential counterparties were asked to provide an indication of interest by the end of September, which deadline was later extended to late October to provide the potential counterparties additional time to conduct diligence.

On each of August 31 and September 27, 2023, representatives of Atreca and Company C held meetings to discuss scientific and intellectual property diligence. In addition to these diligence meetings, representatives of Atreca, Company C and Financial Advisor A had multiple follow up calls to discuss diligence matters as well as the potential transaction and related process, including a call on September 13 between representatives of Financial Advisor A and Company C to discuss Company C’s ongoing diligence process and ability to submit an initial expression of interest by late October.
On September 13, 2023, the Board of Directors held a videoconference meeting, with representatives of management and Cooley LLP, or Cooley, counsel to Atreca, also attending. At the meeting, representatives of Cooley reviewed with the Board of Directors its applicable fiduciary duties for solvent and insolvent corporations and related process considerations.
On September 29, 2023, Company B informed Atreca’s management team that Company B would not be pursuing a merger transaction with Atreca because Company B’s board of directors decided to prioritize transactions with companies with nearer term clinical developments than Atreca’s early-stage research assets.
On October 6, 2023, representatives from Immunome communicated to Financial Advisor A that they would prefer to pursue an asset acquisition rather than a whole company acquisition. From late October through November 2023, Immunome conducted scientific and intellectual property diligence on Atreca.
On October 10, 2023, representatives from Company C communicated to Financial Advisor A an interest in pursuing an asset acquisition in lieu of a whole company acquisition and an expectation to continue to conduct diligence with the intent to finalize a proposal and submit a term sheet.
On October 18, 2023, the Board of Directors held a videoconference meeting, with representatives of management and representatives of Financial Advisor A attending. Members of management discussed an additional workforce reduction and provided an update on Atreca’s cash runway, implementation of cost-saving measures and the winddown of the ATRC-101 Phase 1b clinical trial. The Board of Directors also discussed the ongoing strategic transaction process, including strategic alternatives potentially available to Atreca and the outreach process for further engagement with potential counterparties.
Between October 19 and November 8, 2023, Atreca received multiple indications of interest from Immunome and Company C with respect to a sale of certain of Atreca’s assets. None of these indications of interest discussed the retention of Atreca’s management with Immunome or Company C, or the purchase of or participation in the equity of Immunome or Company C by Atreca’s management, as part of the transaction. During such period, representatives from each of Immunome and Company C continued to conduct diligence on Atreca, including holding various financial, intellectual property and scientific diligence calls with Atreca’s management and scientific teams. During such period, Atreca did not receive any indication of interest for a strategic transaction from any company other than Immunome and Company C. All other potential counterparties declined or failed to make a proposal to Atreca with respect to a merger transaction, whole company sale, asset sale, or other strategic alternative.
On October 19, 2023, Atreca received a non-binding term sheet from Company C proposing a $3.0 million cash purchase price for certain of Atreca’s assets, including the APN-497444 and APN-987481 pre-clinical drug development programs.
On October 25, 2023, Atreca received a verbal non-binding offer from Immunome for the purchase of Atreca’s non-ATRC-101 monoclonal antibody assets in oncology for a $3.0 million upfront cash purchase price with up to $3.0 million payable on the achievement of certain regulatory and clinical-based milestones.
On October 31, 2023, the Board of Directors held a videoconference meeting, with representatives of management and representatives of Cooley and Financial Advisor A attending, to consider and evaluate the proposals received from Immunome and Company C, as well as other strategic alternatives potentially available to Atreca, including an update from Financial Advisor A on their outreach to other potential counterparties. The Board of Directors also discussed with members of management matters and timing with respect to the potential winddown and dissolution of Atreca.
On November 1, 2023, Atreca received an updated written non-binding offer from Immunome for the purchase of all of Atreca’s non-ATRC-101 monoclonal antibody assets in oncology and cancer patient samples for a $4.5 million upfront cash purchase price with up to $7.0 million payable on the achievement of certain clinical-based milestones.
On November 2, 2023, Atreca received an updated non-binding offer from Company C increasing their cash purchase price offer to $5.0 million for certain of Atreca’s assets, including the APN-497444 and APN-987481 pre-clinical drug development programs.
On November 3, 2023, representatives from Financial Advisor A had a call with Clay Siegall, Chief Executive Officer of Immunome, and communicated that Atreca believed that the upfront purchase price should reflect an increased value for Atreca’s assets.
On November 6, 2023, Immunome was granted access to Atreca’s virtual data room.
On November 7, 2023, the Board of Directors held a videoconference meeting, with representatives of management and representatives of Cooley and Financial Advisor A attending, to consider and evaluate the revised proposals received from Immunome and Company C, as well as to continue discussing other strategic alternatives potentially available to Atreca with other potential counterparties. The Board of Directors also discussed with members of management additional matters and timing with respect to the potential winddown and dissolution of Atreca and an additional workforce reduction proposed by management.
On November 8, 2023, Atreca received an updated written non-binding offer from Immunome for the purchase of all of Atreca’s non-ATRC-101 monoclonal antibody assets in oncology, all non-platform based assets, all related data and sequence information, and certain patient samples from Atreca for $5.5 million upfront purchase price with up to $7 million payable on the achievement of certain clinical-based milestones.
On November 10, 2023, Financial Advisor A sent an initial draft of the asset purchase agreement to each of Immunome and Company C.
On November 14, 2023, the Board of Directors held a videoconference meeting, with representatives of management and representatives of Financial Advisor A attending, to conduct a review of the ongoing strategic process, as well as to receive an update from management on Atreca’s cash runway and planned workforce reductions.
Later on November 14, 2023, Atreca implemented and announced a further reduction in its workforce of approximately 40% of its then-current employees while maintaining sufficient personnel to support continued exploration of potential strategic transactions and business alternatives.
On November 15, 2023, representatives of Immunome management provided to representatives of Atreca and Cooley an issues list with respect to the draft asset purchase agreement and other deal-related matters.
On November 15, 2023, Company C was granted access to Atreca’s virtual data room.
On November 16, 2023, representatives of management from Atreca and Immunome, as well as Cooley and Goodwin Procter LLP, or Goodwin, counsel for Immunome, had two calls, the first of which was a diligence call to discuss Atreca’s intellectual property and the second of which was a legal call to discuss the issues list provided by Immunome the day prior.
On November 18, 2023, Goodwin sent a revised draft of the asset purchase agreement to Atreca and Cooley.
On November 21, 2023, representatives of management from Atreca and Company C, as well as Cooley and counsel for Company C, had a call to discuss the draft asset purchase agreement and key business and issues with respect thereto. Through the rest of November, Atreca continued to respond to various diligence requests from Company C.
On November 28, 2023, Company C informed Atreca that it did not intend to proceed with an asset purchase or any other strategic transaction at this time due, in part, to Atreca’s need to obtain stockholder approval in connection with the sale of assets and plan of dissolution.
On November 29, 2023, the Board of Directors held a videoconference meeting, with representatives of management and Cooley also attending. Members of management and the Board of Directors discussed proceeding with the formal strategic transaction process and the Asset Sale without a financial advisor, including Financial Advisor A. Due to the nature of the transaction, and not due to any actual or potential conflict of interest, Financial Advisor A was not engaged by Atreca, and did not receive a fee for its services from Atreca, in connection with the formal strategic transaction process or the Asset Sale. Members of management also provided updates on the strategic transaction process, proxy process and timeline, cash runway, and implementation of additional workforce reductions.
On December 1, 2023, representatives of Atreca sent a revised draft of the asset purchase agreement to Immunome and Goodwin.
On December 7, 2023, Goodwin sent a revised draft of the asset purchase agreement to Atreca and Cooley.
On December 10, 2023, Ms. Phillips sent initial drafts of each of the form of contingent value rights agreement and form of support agreement to Immunome and Goodwin.
On December 11, 2023, Goodwin sent a revised draft of the form of support agreement to Atreca and Cooley.
On December 13, 2023, Goodwin sent a revised draft of the asset purchase agreement and form of contingent rights agreement to Atreca and Cooley.
On December 14, 2023, Cooley sent a revised draft of the asset purchase agreement and form of contingent rights agreement to Immunome and Goodwin.
On December 15, 2023, the Board of Directors held a videoconference meeting, with representatives of management and Cooley also attending, to review the terms of the proposed asset purchase agreement and related ancillary agreements. At the meeting, members of management provided an update with respect to the potential transaction with Immunome. Representatives of Cooley then reviewed with the Board of Directors its fiduciary duties applicable in connection with the strategic transaction process, the terms of the proposed Asset Sale and plans for the subsequent Dissolution, and the material terms of the draft asset purchase agreement and related ancillary agreements. Member of the Board of Directors then discussed and asked questions with respect to the potential transaction with members of management and Cooley.
On December 15, 2023, Goodwin sent a revised draft of the asset purchase agreement and form of contingent rights agreement to Atreca and Cooley. Later that morning, representatives of Atreca’s management, Immunome’s management, Cooley and Goodwin participated on a conference call during which the parties continued to negotiate the key terms of the Asset Sale.
On December 16, 2023, the Board of Directors held a videoconference meeting, with representatives of management and representatives of Cooley also attending. At this meeting, management discussed with the Board of Directors matters related to the planned proxy process and timeline, proposed amendments to certain executive officers’ employment arrangements in connection with the Asset Sale (as described under “Deferred and Contingent Change in Control Severance Benefits”) and strategy for the sale of Atreca’s remaining assets following the consummation of the Asset Sale and Dissolution.
On December 18, 2023, representatives of Atreca’s management, Immunome’s management, Cooley and Goodwin participated in conference calls during which the parties continued to discuss the final terms of the asset purchase agreement.
On December 19, 2023, the Board of Directors, acting through a written consent, unanimously (i) determined that the Asset Purchase Agreement, the CVR Agreement the other agreements contemplated in the Asset Purchase Agreement, the Asset Sale and the other transactions contemplated thereby are fair to and in the best interests of Atreca and its stockholders and has declared it advisable to enter into the Asset Purchase Agreement with Immunome and (ii) adopted resolutions approving the Asset Purchase Agreement, the Asset Sale and the consummation of the other transactions contemplated by the Asset Purchase Agreement and recommending to the stockholders of Atreca to vote for the adoption of a resolution approving the sale of substantially all of Atreca’s assets pursuant to, and on the terms and conditions set forth in, the Asset Purchase Agreement at the Special Meeting.

On December 20, 2023, Baker Brothers Life Sciences, L.P. and 667, L.P. (together, we refer to these entities as Baker) executed and delivered a waiver of their rights under the nominating agreement with Atreca dated as of September 5, 2018.
On December 22, 2023, Baker elected to increase the beneficial ownership limitation applicable to the conversion of its shares of Class B common stock into shares Class A common stock from 4.99% to 19.99% of Atreca’s total voting power (such increased limitation, the Adjusted Beneficial Ownership Limitation), with such election to become effective on February 21, 2024, or the Conversion Date. In addition, Baker elected to convert 5,500,483 shares of Class B common stock into 5,500,483 shares of Class A common stock on and as of the Conversion Date, subject to the Adjusted Beneficial Ownership Limitation. Later that day, representatives of Atreca and Immunome executed the definitive Asset Purchase Agreement and each of Boxer Capital, LLC and the directors and executive officers of Atreca executed and delivered a Support Agreement.
On December 26, 2023, each of Immunome and Atreca issued a press release publicly announcing the proposed transaction.
Principal Terms and Conditions of the Asset Purchase Agreement
The following is a summary of the principal terms and conditions of the Asset Purchase Agreement, which are further described under and qualified in their entirety by the full text of the Asset Purchase Agreement. Pursuant to the Asset Purchase Agreement, the parties agreed to, among other things, the following terms and conditions:
Transferred Assets
Under the terms of the Asset Purchase Agreement, Atreca has agreed to sell to Immunome all of Atreca’s right, title and interest in, to, and under all of the assets, properties and rights which relate to, or are used or held for use in connection with, APN-346958, APN-497444, APN-987481, APN-685612, APN-216371, APN-051280, APN-446726, APN-122597, APN-294782, APN-917227, APN-943410, APN-323078, APN-549983, APN-831408, APN-250134, APN-541885, APN-585401, APN-267252, APN-959038, APN-459683, APN-739852, APN-362519, APN-722709, APN-407050, APN-222330, APN-095633, APN-237563, and APN-217241, collectively referred to as the Specified Program Antibodies, and the exploitation thereof (the development programs on or prior to the date of the Closing are collectively referred to as the Specified Programs, except that, with respect to APN-346958, a Specified Program to the extent relating to APN-346958 is deemed to only refer to the amino acid sequence of and the target for APN-346958 and not any other assets, properties or rights of any kind or nature in connection therewith), including the following assets, collectively referred to as the Transferred Assets:
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the contracts set forth on a schedule to the Asset Purchase Agreement, including all rights thereunder, together referred to as the Assumed Contracts;

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all of Atreca’s patents and other intellectual property rights (excluding trademarks and copyrights) (a) that are owned by Atreca or (b) as to which Atreca has been granted a license for and that (i) are related to any Specified Program or related to the Transferred Assets or the exploitation thereof or (ii) were acquired, conceived, reduced to practice or otherwise made or used in connection with any Specified Program or otherwise incorporated in any Specified Program;

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the human peripheral blood mononuclear cells, or PBMC, or other available human biological samples derived from blood specimens as set forth on a schedule to the Asset Purchase Agreement;

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the antibody sequences derived from oncology patient PBMC samples that Atreca generated as an initial step to discover and develop prophylactic or therapeutic antibodies, or the Sequence Repository;

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the data available in Atreca’s laboratory information management system database with respect to any subset of antibodies in the Sequence Repository;

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all books, records, files and documents related to the Specified Programs or other Transferred Assets, in each case that are owned or controlled by or otherwise in the possession of Atreca;

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all permits, licenses, certificates or other authorizations issued by any governmental body or pursuant to any law, or right under any contract with any governmental body, in each case, necessary for or primarily related to the Specified Programs;

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all licenses, permits, certificates and other authorizations, including those prepared for submission to or issued by any regulatory authority, that that are required for or primarily relate to the Transferred Assets or the exploitation of the Transferred Assets; and

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all claims and rights of indemnification or setoff against third parties and other claims arising out of or relating to the Specified Programs, the Transferred Assets or the Assumed Liabilities (as defined below) and all other intangible property rights that relate to the Specified Programs, the Transferred Assets or the Assumed Liabilities.

Excluded Assets
Under the terms of the Asset Purchase Agreement, the following assets, or the Excluded Assets, will not be transferred to Immunome and will be retained by Atreca following the Closing:
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any excluded taxes of Atreca;

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all cash and cash equivalents of Atreca;

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all contracts other than the Assumed Contracts, or the Excluded Contracts;

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all statements of work, proposals or similar documents executed pursuant to any contract (including the Assumed Contracts) that are not related to, or used or held for use in connection with, any Specified Program or otherwise exclusively related to the Transferred Assets;

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all rights, claims and credits of Atreca to the extent relating to any Excluded Asset or any Excluded Liability (as defined below);

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all minute books and corporate seals, tax returns (except for non-income tax returns directly related to the Transferred Assets) and similar records of Atreca and any attorney work product, attorney-client communications and other items protected by attorney-client or similar privilege;

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all rights of Atreca relating to tax prepayments, tax deposits, tax refunds, other tax assets or any other rights relating to the recovery or recoupment of taxes (including any refunds or rights or claims to refunds of taxes, tax deposits, or other tax assets for any tax period (or portion thereof) ending on the date of the Closing to the extent relating to the Transferred Assets); and

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except to the extent included in the Transferred Assets, all other properties, assets, goodwill and rights of Atreca of whatever kind and nature, real, personal or mixed, tangible or intangible.

Assumed Liabilities
Under the terms of the Asset Purchase Agreement, Immunome will assume all liabilities arising after the Closing under or relating to the Assumed Contracts (other than those liabilities that relate to any performance or failure to perform prior to the Closing), or the Assumed Liabilities.
Excluded Liabilities
Under the terms of the Asset Purchase Agreement, other than the Assumed Liabilities, Immunome will not be the successor to Atreca and will not assume or be liable to pay, perform or discharge any liability whatsoever of Atreca, such liabilities referred to as the Excluded Liabilities. Atreca will pay, perform and discharge when due all Excluded Liabilities, including:
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any liabilities to the extent relating to or arising out of the Excluded Assets, including the Excluded Contracts;

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any liabilities to the extent relating to or arising out of accounts payable (other than the Assumed Liabilities);

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any liabilities of Atreca to any person and claims from any person to the extent relating to or arising out of circumstances existing on or prior to the Closing, including those to the extent relating to or arising out of any product liability, patent infringement, breach of warranty or similar claim for injury to person or property that resulted from the use, operation, ownership or misuse of the Transferred Assets or the operation of the business of Atreca to the extent such conduct occurred prior to the Closing; and
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any other liabilities arising out of the Transferred Assets or the operation of the business of Atreca prior to the Closing, whether or not any such liabilities are claimed prior to or after the Closing.

Consideration for the Asset Sale
As consideration for Atreca’s sale and delivery of the Transferred Assets to Immunome, and Atreca’s other covenants and obligations under the Asset Purchase Agreement, Immunome will (i) pay a purchase price in an aggregate amount equal to $5.5 million to Atreca, (ii) issue CVRs to Atreca’s stockholders, which will represent the right to receive the applicable Milestone Payment upon timely achievement of the applicable Milestone, in each case without interest and subject to the terms and conditions of the CVR Agreement (as defined in and as further described below in the section captioned “— Form of Contingent Value Rights Agreement”), and (iii) assume the Assumed Liabilities.
Representations and Warranties of Atreca and Immunome
The Asset Purchase Agreement contains representations and warranties that Atreca, on the one hand, and Immunome, on the other hand, have made to each other as of specific dates. Stockholders should not rely on the representations and warranties as characterizations of the actual state of facts or circumstances, and should bear in mind that the representations and warranties were made solely for the benefit of the parties to the Asset Purchase Agreement, were negotiated for purposes of allocating contractual risk among the parties to the Asset Purchase Agreement rather than to establish matters as facts, may be subject to contractual standards of materiality different from those generally applicable to stockholders, and are qualified by matters contained in the confidential disclosure schedule that Atreca delivered to Immunome in connection with the Asset Purchase Agreement, which are not reflected in the Asset Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be reflected in Atreca’s public disclosures.
The Asset Purchase Agreement contains a number of representations and warranties of Atreca to Immunome relating to, among other things: due organization; authority; good title; sufficiency of assets; non-contravention; consents; intellectual property; assumed contracts; compliance with laws; healthcare compliance; legal proceedings; orders; financial advisor; accuracy of proxy statement; no liquidation, winding-up; creditors; and taxes.
The Asset Purchase Agreement contains a number of representations and warranties of Immunome to Atreca relating to, among other things: corporate status; authority; non-contravention; consents; legal proceedings; financial capacity; compliance; and vote requirement.
Many of the representations and warranties contained in the Asset Purchase Agreement are qualified by a knowledge standard, a general material standard, or a “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct would have a material adverse effect on Atreca).
Atreca Covenants
The Asset Purchase Agreement contains a number of pre-Closing covenants of Atreca to Immunome relating to, among other things:
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until the earlier to occur of the Closing and the termination of the Asset Purchase Agreement in accordance with its terms, Atreca will:

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subject to certain exceptions, cause its business and operations related to the Specified Programs and the other Transferred Assets to operate in substantially the same manner as conducted at the signing of the Asset Purchase Agreement;

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take or not take certain actions subject to certain exceptions;

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subject to certain exceptions, afford Immunome and its representatives reasonable access to all books, records, files and documents related to any Specified Programs or any Transferred Assets as Immunome may reasonably request;

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not, and will cause its representatives not to, directly or indirectly: (i)(A) solicit, initiate, knowingly induce, knowingly encourage or knowingly facilitate (including by way of furnishing information) any communication, inquiries or the making of any submission, announcement, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (B) participate in any discussions or negotiations or cooperate in any way not permitted by the Asset Purchase Agreement with any person regarding any submission, announcement, proposal or offer the consummation of which would constitute an Acquisition Proposal; (C) provide any information or data concerning Atreca or the Transferred Assets to any person in connection with, or in response to, any submission, announcement, proposal or offer the consummation of which would constitute an Acquisition Proposal; (D) approve, endorse or recommend, make any public statement approving or recommending, or enter into any agreement relating to, any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (E) execute or enter into any letter of intent or any contract contemplating or other relating to any Acquisition Proposal; or (F) take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) waive or release any person from or amend any existing standstill agreement or any standstill provisions of any other contract; or (iii) publicly propose to do any of the foregoing, subject to certain exceptions to allow Atreca and the Board of Directors to act consistently with their respective fiduciary duties under Delaware law; and

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except in the case of a Superior Proposal, Atreca will not permit the Board of Directors or any committee thereof to (i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Immunome, the Board Recommendation (as defined below), fail to publicly reaffirm the Board Recommendation within three business days after Immunome requests to do so in writing, or adopt, approve, recommend or otherwise declare advisable (or publicly propose or resolve to adopt, approve, recommend or otherwise declare advisable) any Acquisition Proposal or make or authorize the making of any public statement (oral or written) that has the substantive effect of such a withdrawal, qualification or modification, each, a Change in Recommendation, or (ii) adopt, approve, recommend or declare advisable, cause or permit Atreca to execute or enter into any contract, including any letter of intent or other agreement (other than a confidentiality agreement entered into in compliance with the terms of the Asset Purchase Agreement) with respect to, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal or requiring, or reasonably expected to cause, Atreca (or would require Atreca) to abandon, terminate, delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with, the transactions contemplated by the Asset Purchase Agreement.

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Atreca additionally agreed to take a number of additional actions, including to:

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duly call and hold a meeting of its stockholders for the purpose of seeking the approval and adoption of the Asset Purchase Agreement, any ancillary agreement to which Atreca will be a party, the Asset Sale, any other transactions contemplated thereby and the Dissolution following the Closing by the requisite number of stockholders of Atreca required to approve the Asset Sale pursuant to the DGCL, or the Stockholder Approval;

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prepare this proxy statement with consultation from Immunome and its counsel; and

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cooperate with Immunome in supplying information or assistance in Immunome’s fulfillment of its obligations related to regulatory matters under the Asset Purchase Agreement.

Mutual Covenants
The Asset Purchase Agreement contains a number of pre-Closing covenants of Atreca and Immunome to the other party, relating to, among other things: government and third party approvals; notice of certain events; further assurances; public disclosures; certain tax matters; transfer taxes; confidentiality; technology transactions; and Atreca’s former personnel.

Board Recommendation
The Board of Directors unanimously (i) determined that the Asset Purchase Agreement, the CVR Agreement the other agreements contemplated in the Asset Purchase Agreement, the Asset Sale and the other transactions contemplated thereby are fair to and in the best interests of Atreca and its stockholders and has declared it advisable to enter into the Asset Purchase Agreement with Immunome, and (ii) adopted resolutions approving the Asset Purchase Agreement, the Asset Sale and the consummation of the other transactions contemplated by the Asset Purchase Agreement and recommending to the stockholders of Atreca to vote for the adoption of a resolution approving the sale of substantially all of Atreca’s assets pursuant to, and on the terms and conditions set forth in, the Asset Purchase Agreement at the Special Meeting, or the Board Recommendation. Subject to certain exceptions set forth in the Asset Purchase Agreement, Atreca agreed that the Board of Directors may not withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) the Board Recommendation.
Closing Conditions
The obligations of Atreca and Immunome to consummate the Asset Sale pursuant to the Asset Purchase Agreement and other transactions contemplated thereby, are subject to the satisfaction of the following conditions:
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the absence of any law or governmental order prohibiting, restraining, enjoining or otherwise preventing the consummation of the transactions contemplated by the Asset Purchase Agreement;

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all required consents of, notifications to and filings with, any governmental body will have been made and any waiting periods applicable to the transactions contemplated by the Asset Purchase Agreement pursuant to any applicable law will have expired or been terminated; and

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the Stockholder Approval will have been obtained.

The obligation of Immunome to complete the transactions contemplated by the Asset Purchase Agreement is subject to the satisfaction or waiver by Immunome at or prior to the Closing of the following additional conditions:
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certain of the representations and warranties of Atreca contained in the Asset Purchase Agreement will be true and correct in all respects at and as of the date of the Closing as if made at and as of such date (except those representations and warranties that address matters only as of a particular date need only be true and correct in all respects as of that date), except for breaches of such representations and warranties that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Transferred Assets or Assumed Liabilities or the ability of Atreca to consummate the transactions contemplated by the Asset Purchase Agreement;

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Atreca will have performed and complied in all material respects with all covenants, agreements and obligations required to be performed or complied with on or prior to the date of the Closing;

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from the date of the Asset Purchase Agreement, no material adverse effect of Atreca will have occurred that is continuing; and

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Atreca will have delivered to Immunome certain closing deliverables.

The obligation of Atreca to complete the transactions contemplated by the Asset Purchase Agreement is subject to the satisfaction or waiver by Atreca at or prior to the Closing of the following additional conditions:
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certain of the representations and warranties of Immunome contained in the Asset Purchase Agreement are true and correct in all respects at and as of the date of the Closing as if made at and as of such date (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date), except for breaches of such representations and warranties that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Immunome to consummate the transactions contemplated by the Asset Purchase Agreement;

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Immunome will have performed and complied in all material respects with all covenants, agreements and obligations required to be performed or complied with on or prior to the date of the Closing; and

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Immunome will have delivered to Atreca (i) the purchase price and (ii) certain closing deliverables

Termination Events and Reimbursement Obligations
The Asset Purchase Agreement may be terminated at any time prior to the Closing of the Asset Sale by:
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by written mutual consent of Atreca and Immunome;

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by either Atreca or Immunome if:

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the Closing hasn’t occurred on or prior to the six-month anniversary of the date of the Asset Purchase Agreement, or the End Date, subject to an automatic 60-day extension in the event this proxy statement is still being reviewed or commented on by the SEC or its staff as of such date; or

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any law or governmental order restraining, enjoining or otherwise preventing the consummation of the transactions contemplated by the Asset Purchase Agreement has become final and non-appealable;

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by Atreca if:

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there has been a breach of any representation, warranty, covenant or agreement made by Immunome in the Asset Purchase Agreement, or any such representation and warranty has become untrue after the date of the Asset Purchase Agreement, such that certain closing conditions in favor of Atreca would not be satisfied and such breach or failure to be true is not curable or, if curable, is not cured prior to the earlier of (a) 30 days following notice to Immunome of such breach or failure and (b) the date that is three business days prior to the End Date;

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by Immunome if:

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at any time prior to the Stockholder Approval being obtained, (a) the Board of Directors has made a Change in Recommendation, (b) Atreca has failed to include the Board Recommendation in this proxy statement, or (c) Atreca has materially breached or has failed to perform in any material respect its obligations under certain applicable provisions of the Asset Purchase Agreement;

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there has been a breach of any representation, warranty, covenant or agreement made by Atreca in the Asset Purchase Agreement, or any such representation and warranty has become untrue after the date of the Asset Purchase Agreement, such that certain closing conditions in favor of Immunome would not be satisfied and such breach or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) 30 days following notice to Atreca of such breach or failure and (ii) the date that is three business days prior to the End Date; or

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the Stockholder Approval has not been obtained at this Special Meeting or any adjournment or postponement thereof.

Atreca shall, in certain specified circumstances, including if Immunome terminates the Asset Purchase Agreement due to a Change in Recommendation or the failure of Atreca to obtain approval from its stockholders for the Asset Sale and the other transactions contemplated by the Asset Purchase Agreement, reimburse Immunome for its reasonable and documented out-of-pocket fees and expenses, up to a maximum aggregate amount of $500,000, incurred in connection with the authorization, preparation, investigation, negotiation, execution and performance of the Asset Purchase Agreement and transactions contemplated thereby.
Survival; Indemnification Obligations
The representations and warranties of each party in the Asset Purchase Agreement, and in any schedule, certificate, instrument or other document delivered by Atreca or Immunome pursuant to the Asset Purchase Agreement, will survive the closing date and continue in full force and effect for the full period of all applicable statutes of limitations (giving effect to any waiver or extension thereof) plus 60 days. The covenants of each party in the Asset Purchase Agreement will survive the date of the Closing and continue in full force and effect in accordance with their terms. Any recovery from Atreca for losses under the Asset Purchase Agreement will be limited to Immunome’s right to set-off against any unpaid Milestone Payments in accordance with the terms of the Asset Purchase Agreement and the CVR Agreement.

Form of Contingent Value Rights Agreement
The following is a summary of the material provisions of the form of CVR Agreement, a copy of which is attached as Exhibit D to the Asset Purchase Agreement that is attached to this proxy statement as Annex A, which provisions are further described in and qualified in their entirety by the full text of the CVR Agreement.
The Asset Purchase Agreement requires that, at or immediately prior to the Closing, Immunome and a rights agent will enter into the CVR Agreement, subject to such changes thereto as permitted under the Asset Purchase Agreement. The CVR Agreement will govern the terms of the CVRs.
Each CVR represents a non-tradeable contractual contingent right to receive up to an aggregate of $0.17 per share, without interest and subject to applicable tax withholdings, upon (i) the first dosing of the first patient in the first clinical trial for a pharmaceutical product derived from the first Specified Program Antibody, or Milestone #1, in an aggregate amount of $4.0 million, and (ii) the first dosing of the first patient in the first clinical trial for a pharmaceutical product derived from a second Specified Program Antibody that is different from the first Specified Program Antibody in Milestone #1, or Milestone #2, in an aggregate amount of $3.0 million. We refer to Milestone #1 and Milestone #2 as the Milestones, and the payments to CVR holders upon the achievement of the Milestones as the Milestone Payments. The Milestone Payments will only be payable upon the achievement of the applicable Milestone prior to the fifth anniversary of the date of the Closing, which we refer to as the Milestone Achievement Outside Date. No guarantee can be given that any Milestone will be achieved or any proceeds will be received with respect to the CVRs.
The CVRs will not be evidenced by a certificate or other instrument and the CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Immunome, any constituent corporation party to the Asset Purchase Agreement or any of their respective affiliates or subsidiaries. No interest will accrue on any amounts payable on the CVRs.
Except for the rights of the rights agent as set forth in the CVR Agreement, the holders of at least a majority of outstanding CVRs at the time of determination will have the sole right, on behalf of all holders of CVRs, to institute any action or proceeding with respect to the CVR Agreement, and no individual holder of CVRs or other group of holders will be entitled to exercise such rights, except to seek the Milestone Payments upon the achievement of the Milestones to the extent such payment amount has been finally determined in accordance with the terms of the CVR Agreement and has not been paid within the period contemplated thereby. The CVR Agreement will terminate upon the occurrence of the Milestone Achievement Outside Date.
Other Agreements and Instruments
Support Agreement
Concurrent with the execution and delivery of the Asset Purchase Agreement, Atreca entered into a support agreement, or Support Agreement, with each of Atreca’s officers, directors and Boxer Capital, LLC, collectively, the Support Stockholders, pursuant to which the Support Stockholders have agreed, among other things and subject to the conditions set forth in the Support Agreements, to vote or cause to be voted at the Special Meeting all of the shares of Atreca’s capital stock owned by such persons in favor of adopting and approving the Asset Purchase Agreement and approving the Asset Sale, the Dissolution and other transactions contemplated by the Asset Purchase Agreement and any and all other agreements entered into in connection with the Asset Sale and against any proposal made in opposition to, or in competition with, or would otherwise be reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Asset Sale, the Dissolution and other transactions contemplated by the Asset Purchase Agreement and any and all other agreements entered into in connection with the Asset Sale. Shares of our Class A common stock held by our Support Stockholders represent approximately 9.6% of our Class A common stock.
Assignment and Bill of Sale
At the Closing, Atreca and Immunome will enter into an Assignment and Bill of Sale, pursuant to which Atreca will, sell, transfer, convey, assign and deliver the Transferred Assets to Immunome.

Patent Assignment
At the Closing, Atreca and Immunome will enter into an Assignment of Patents, pursuant to which Atreca will assign to Immunome all of its rights, title and interest in and to specified patents of Atreca.
Reasons for the Asset Sale
Our Board of Directors believe that effecting the Asset Sale pursuant to the Asset Purchase Agreement is advisable and in the best interests of Atreca and our stockholders. The decision of our Board of Directors to seek our stockholders’ approval for the Asset Sale pursuant to the Asset Purchase Agreement followed a lengthy process during which our Board of Directors consulted with management and financial, accounting, legal and tax advisors and carefully considered the terms of the Asset Purchase Agreement and the risks, timing, viability and potential impact to our stockholders of the strategic alternatives potentially available to us, including, strategic alternatives such as a merger, reverse merger, strategic partnership or other business combination. Based on such consideration and analysis, our Board of Directors determined that the only strategic proposal available to us was the Asset Sale and that, upon consummation of the Asset Sale, or even if such Asset Sale is not consummated, we intend to seek stockholder approval of the Dissolution pursuant to the Plan of Dissolution because our Board of Directors believe that is advisable and in the best interests of Atreca and our stockholders.
In reaching its decision to unanimously approve the Asset Purchase Agreement and to recommend that our stockholders vote to approve the Asset Sale, our Board of Directors, in consultation with our management and accounting, legal and tax advisors, considered a number of factors, including, but not limited to, the risk described in the section titled “Risk Factors” beginning on page 18 of this proxy statement, as well as the following factors:
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our limited capital resources and our recent difficulty in raising capital without substantial dilution or other terms which would not be in the interest of our stockholders given the current capital markets for microcap biopharmaceutical companies, thus limiting our ability to attempt to further innovate and develop our business on our own;

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our Board of Directors’ understanding of and familiarity with, and discussions with our management regarding, the business, operations, management, financial condition, operating losses and future business prospects for Atreca;

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the value of the consideration to be received by Atreca pursuant to the Asset Purchase Agreement;

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the opportunity to realize additional value of up to $0.17 per share if both Milestones are achieved within the time period described in the CVR Agreement, as more fully described above in the section captioned “— Form of Contingent Value Rights Agreement;”

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the ability to return value to our stockholders and our Board of Directors concern that if we cannot consummate the Asset Sale, we do not foresee any funds being available for distribution to our stockholders;

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the Asset Sale is the result of an active, lengthy and thorough evaluation of strategic alternatives reasonably available to Atreca that did not result in any actionable alternative proposals;

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our extensive, but unsuccessful, efforts prior to our negotiations with Immunome with respect to the Asset Sale to identify prospective acquisition or merger candidates to negotiate substantive terms and conditions of a transaction;

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Immunome’s obligation to consummate the Asset Sale is not conditioned on Immunome obtaining financing;

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Immunome’s agreement to limit Atreca’s future indemnification liability to set-off against the then-unpaid Milestone Payments, if any;

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the ability of our Board of Directors, pursuant to the terms of the Asset Purchase Agreement, to evaluate any unsolicited or unencouraged alternative acquisition proposals that we may receive at any time prior to our receipt of stockholder approval, and ability to change its recommendation (and our obligation to reimburse the transaction fees and expenses incurred by Immunome under certain circumstances) if our Board of Directors determines that such action is consistent with its fiduciary obligations;
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the likelihood that the Asset Sale will be completed, including the reasonableness of the conditions to the Asset Purchase Agreement and the likelihood that stockholder approval necessary to complete the Asset Sale will be obtained;

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the fact that there is no other strategic proposal available to Atreca at this time; and

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that the Asset Sale is subject to approval of holders of at least a majority of the outstanding shares of Class A common stock entitled to vote, which ensures that our Board of Directors will not be taking action without the support of a significant portion of our stockholders.

Our Board of Directors also considered potential drawbacks or risks relating to the Asset Sale, including the following risks and potentially negative factors, but determined that these potential risks and factors were outweighed by the expected benefits of the Asset Sale:
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the incurrence of significant costs and expenses in connection with attempting to complete the Asset Sale, including legal, accounting and other costs;

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the fact that the assets being sold to Immunome include substantially all of our non-cash assets;

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the fact that the Asset Sale must be completed by the End Date;

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that the Asset Purchase Agreement obligates us to reimburse Immunome for its reasonable and documented fees and expenses, up to a maximum aggregate amount of $500,000, under certain specified circumstances, including if the Asset Purchase Agreement is terminated by Immunome under certain specified circumstances;

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the terms of the Asset Purchase Agreement that place restrictions on our ability to consider an alternative strategic transaction and to terminate the Asset Purchase Agreement and accept a Superior Proposal;

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one or more third parties could assert claims against us, either before or after the Closing, and seek damages or other remedies, and we might be required to spend substantial time and resources defending any such claims, and any amounts paid to any such third parties would reduce the net amount received from the Asset Sale;

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the fact that following the filing of a Certificate of Dissolution, our stockholders’ ability to sell their Class A common stock and Class B common stock will be limited;

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that, under Delaware law, appraisal and dissenter rights are not provided to stockholders in connection with the Asset Sale;

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that certain of our officers and directors may have interests with respect to the Asset Sale in addition to their interests as stockholders generally; and

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following the Asset Sale, our non-cash assets are expected to consist only of our platform technology and ATRC-501, a clinical stage program.

ATRC-501 is currently being developed by the Gates Medical Research Institute, or the Gates MRI, under a license from us to prevent malaria in pediatric populations living in malaria-endemic regions of the world. Under the terms of the license, we retain commercial rights for ATRC-501 in the United States, Europe, and parts of Asia. Importantly, the license also grants us rights to data generated by Gates MRI during its development of ATRC-501, such that we can use these data to pursue our retained commercial rights. Our commercial opportunities include malaria prophylaxis in short- and long-term travelers visiting malaria-endemic regions of the world, as the efficacy of other currently marketed malaria prophylactics are limited by their side effects, poor adherence, and cost. We also have intellectual property covering certain second-generation versions of ATRC-501, providing a robust program beyond the clinical asset itself. We plan to realize value for our stockholders in the ATRC-501 program by pursuing a sale of the program or a spin-out of the program into a new company once sufficient data have been generated by Gates MRI to demonstrate that the antibody is both safe to administer to humans and efficacious in preventing malaria. We are currently unable to predict the timing or outcome of any such transaction.
The preceding discussion is not intended to be an exhaustive description of the information and factors considered by our Board of Directors, but it addresses the material information and factors considered. In view of the variety of factors considered in connection with its evaluation of the Asset Purchase Agreement, our Board of Directors did not find it practical and did not quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its conclusions. In addition, our Board of Directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above. In considering the factors described above, individual members of our Board of Directors may have given different weight to different factors.
At this time, our Board of Directors has considered all the strategic alternatives available to Atreca and our Board of Directors has determined that the only strategic proposal available to Atreca at this time is the Asset Sale and that, upon consummation of the Asset Sale, or even if such Asset Sale is not consummated, the Dissolution pursuant to the Plan of Dissolution is advisable and in the best interests of Atreca and our stockholders. Our Board of Directors, however, retains the right to consider additional alternatives that may develop and abandon or delay implementation of the Plan of Dissolution should a superior alternative arise before the filing of the Certificate of Dissolution with the Delaware Secretary of State.
Our Conduct Following Approval of the Asset Sale Proposal
If the Asset Sale Proposal is approved by the requisite vote of our stockholders, among other things as may be completed at such times as our Board of Directors or, if applicable, our officers, in accordance with Delaware law, deems necessary, appropriate or advisable in our best interests and the best interests of our stockholders, we will consummate the Asset Sale pursuant to the Asset Purchase Agreement, and assuming the Dissolution Proposal is approved by the requisite vote of our stockholders, we will effect the Dissolution pursuant to the Plan of Dissolution, and file the Certificate of Dissolution with the Secretary of State of the State of Delaware dissolving the Atreca, as further described below.
Accounting Treatment of the Asset Sale
The Asset Sale will be accounted for as a “sale” by Atreca, as that term is used under U.S. generally accepted accounting principles, for accounting and financial reporting purposes.
No Appraisal or Dissenters’ Rights
You may vote against the authorization of the Asset Sale Proposal, but under Delaware law, appraisal or dissenters’ rights are not provided to our stockholders in connection with the Asset Sale.
Vote Required and Our Board of Directors’ Recommendation for the Asset Sale Proposal
The affirmative vote of the holders of a majority of all outstanding shares of Class A common stock on the Record Date is required to approve the Asset Sale Proposal. The Special Meeting will be held virtually; therefore, no shares of Class A common stock will be present in person at the Special Meeting, and only shares present virtually or represented by proxy at the Special Meeting will be able to be voted.
For the purpose of the Asset Sale Proposal, (i) a failure to vote your shares of Class A common stock (including a failure of your bank, broker or other nominee to vote shares held on your behalf) will also count as a vote “AGAINST” the proposal to adopt the Asset Purchase Agreement (but such shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, which may make it harder to establish a quorum for the transaction of business at the Special Meeting), and (ii) abstentions will have the same effect as a vote “AGAINST” the Asset Sale Proposal, whether or not a quorum is present. Shares of Class A common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a stockholder returns a properly signed and dated proxy card without indicating voting preferences on such proxy card, the shares of Class A common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting and all of such shares will be voted as recommended by our Board of Directors.
Under the rules of Nasdaq, banks, brokers and other nominees who hold shares in “street name” for customers have the authority to vote on “discretionary” proposals when they have not received instructions from beneficial owners. However, banks, brokers, and other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the proposal to adopt the Asset Sale Proposal, the Plan of Dissolution and the Adjournment Proposal. Because banks, brokers and other nominees do not have discretionary voting authority with respect to the proposal to adopt the Asset Sale Proposal, the Plan of Dissolution or the Adjournment Proposal, if a beneficial owner of shares of Class A common stock held in “street name” does not give voting instructions to the bank, broker or other nominee with respect to any of the proposals, then those shares will not be present or represented by proxy at the Special Meeting and will not be counted for purposes of determining whether a quorum is present at the Special Meeting. However, if a beneficial owner of shares of Class A common stock held in “street name” gives voting instructions to the bank, broker or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. If your shares of Class A common stock are deemed present virtually or represented by proxy at the Special Meeting, then failure to vote your shares (including a failure of your bank, broker or other nominee to vote shares held on your behalf) will have the same effect as a vote “AGAINST” the Adjournment Proposal if a quorum is not present, but will have no effect on the Adjournment Proposal if a quorum is present. Therefore, if you hold your shares of Class A common stock in “street name,” it is important that you instruct your bank, broker or other nominee on how you wish to vote your shares.
The Board of Directors Recommends
A Vote In Favor of Proposal 1.

PROPOSAL 2: APPROVAL OF THE DISSOLUTION PURSUANT TO THE PLAN OF DISSOLUTION
General
Our Board of Directors is presenting the Plan of Dissolution for approval by our stockholders at the Special Meeting. The Plan of Dissolution was unanimously approved by the Board of Directors, subject to stockholder approval, on December 19, 2023. A copy of the Plan of Dissolution is attached as Annex B to this proxy statement. All material features of the Plan of Dissolution are summarized below. We encourage you to read the Plan of Dissolution in its entirety.
Summary of the Plan of Dissolution and Dissolution Process
After the filing the Certificate of Dissolution with the Delaware Secretary of State, our activities will be limited to:
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paying all of our known obligations and liabilities;

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establishing a contingency reserve, consisting of cash or other assets, that we believe will be adequate for the satisfaction of all potential, contingent or conditional claims and liabilities;

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if the Asset Sale is consummated, the making an initial liquidating distribution and the deemed distribution of CVRs to our stockholders of record determined as of the Final Record Date (if the Asset Sale Proposal is not approved, we do not foresee any funds being available for distribution to our stockholders);

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attempting to convert, sell or otherwise dispose of all of our remaining non-cash assets for cash or cash equivalents in an orderly fashion;

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terminating any of our remaining commercial agreements, relationships or outstanding obligations;

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paying operating and liquidation expenses and satisfying any contingent liabilities as they become due out of funds available in the contingency reserve;

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distributing pro rata in one or more additional liquidating distributions all of our remaining assets, if any, to our stockholders of record as of the Final Record Date;

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complying with SEC reporting requirements, as necessary; and

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completing tax filings.

Delaware law provides that, following the approval of the Plan of Dissolution by our stockholders, our Board of Directors may take such actions as it deems necessary in furtherance of the dissolution of Atreca and the winding up of our operations and affairs.
As of January 31, 2024, we had approximately $5.8 million in cash and cash equivalents. We currently estimate that we will expend between $8.5 million and $9.1 million after January 31, 2024 , which will be used to pay all expenses (including operating expenses up until the filing of the Certificate of Dissolution) and other known, non-contingent liabilities, and which also includes reasonable provision for expenses of liquidation and potential, contingent or unknown liabilities as required by Delaware law. Based on this estimated reserve, if the Asset Sale is consummated, for which Atreca will receive upfront consideration of $5.5 million, we currently estimate that the aggregate amount of an initial liquidating distribution to stockholders will be between $2.2 million and $2.8 million, or between $0.05 and $0.07 per share of Class A common stock and Class B common stock (based on 38,409,117 shares outstanding of Class A common stock and 1,214,958 shares outstanding of Class B common stock as of February 22, 2024 plus an estimate of 37,500 shares of Class A common stock issuable upon the accelerated vesting and settlement of restricted stock units in connection with the closing of the Asset Sale), plus we will be deemed to have distributed to our stockholders CVRs that afford the opportunity to realize additional value of up to $0.17 per share if both Milestones are achieved within the time period described in the CVR Agreement, as more fully described in the section captioned “Proposal 1: Approval of the Asset Sale Pursuant to the Asset Purchase Agreement — Form of Contingent Value Rights Agreement.” We intend to make this initial distribution as soon as practicable following the filing of the Certificate of Dissolution as creditor claims and contingent liabilities are paid or settled; however, we are unable to predict the precise amount or timing of the initial distribution or of any additional liquidating distributions following the initial liquidating distribution. The timing and amount of the initial distribution and any such additional liquidating distributions will depend upon the actual expenses incurred, the timing of the resolution of matters for which we have established the contingency reserve, the amount to be paid in satisfaction of such contingencies, the achievement of both Milestones within the time period described in the CVR Agreement, obligations and provisions during the liquidation and winding-up process, as well as our ability to convert our remaining assets to cash. Any liquidating distributions from us will be made to stockholders according to their holdings of Class A common stock and Class B common stock as of the Final Record Date, which shall be the date on which we close our stock transfer books and discontinue recording transfers of our Class A common stock and Class B common stock except for transfers by will, intestate succession or operation of law.
In addition to the satisfaction of liabilities, we have used and anticipate continuing to use cash in the next several months for a number of items, including, but not limited to, the following:
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ongoing operating expenses up until the filing of the Certificate of Dissolution;

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expenses incurred in connection with our insurance coverage, including our directors’ and officer’s insurance;

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expenses incurred in connection with the Dissolution;

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severance and related costs; and

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professional, legal, consulting and accounting fees.

We may, at any time, turn our management over to a third party to complete the liquidation of our remaining assets and distribute the proceeds from the sale of assets to our stockholders pursuant to the Plan of Dissolution, including an assignment for the benefit of creditors. This third-party management may also be in the form of a liquidating trust, which, if adopted, would succeed to all our assets, liabilities and obligations. Our Board of Directors may appoint one or more of its members, our officer, or a third party to act as trustee or trustees of such liquidating trust. If all our assets are not distributed within three years after the date our dissolution, we expect to transfer our remaining assets to a liquidating trust at such time.
During the liquidation of our assets, we may pay our officer, directors, employees and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan of Dissolution. Such compensation is not expected to be materially different from the compensation that would be paid to an outside party for similar services.
Background of the Proposed Dissolution and Plan of Dissolution
Please refer to the section titled “Proposal 1: Approval of the Asset Sale Pursuant to the Asset Purchase Agreement — Background for the Asset Sale and the Dissolution.”
Reasons for the Dissolution
Our Board of Directors believes that the liquidation and dissolution pursuant to the Plan of Dissolution is advisable and in the best interests of Atreca and our stockholders. In reaching its decision to unanimously approve the Plan of Dissolution and to recommend that our stockholders vote to approve the Dissolution, our Board of Directors, in consultation with our management and financial, accounting, legal and tax advisors, considered a number of factors, including the risk described in the section titled “Risk Factors” beginning on page 18 of this proxy statement.
In making its determination, our Board of Directors considered, in addition to other pertinent factors:
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the fact that we had been working with a financial advisor to assist in reviewing and evaluating a full range of strategic alternatives to enhance stockholder value during calendar year 2023 through November 2023, and despite these efforts, we have been unsuccessful in identifying and completing a strategic transaction, including a merger, reverse merger, strategic partnership or other business combination, other than the Asset Sale, that would have a reasonable likelihood of providing value to our stockholders in excess of the amount our stockholders would receive in a liquidation;

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the low probability that we would be presented with, or otherwise identify, within a reasonable period of time under current circumstances, any viable opportunities to engage in another attractive alternative strategic transaction that would provide value to our stockholders in excess of the amount our stockholders would receive in a liquidation;

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the determination by our Board of Directors, after conducting a review of our financial condition, evaluation of potential strategic alternatives, including prospects for a business combination, the results of operations and our future business prospects, that continuing to operate as a going concern is not reasonably likely to create greater value for our stockholders than the value that may be obtained for the stockholders pursuant to the Dissolution;

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the material costs associated with our business operations, including accounting, legal and other expenses in connection with operating as a publicly traded company, which we expect should be materially reduced following the Dissolution;

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the Dissolution Proposal is subject to approval by our stockholders and allows our stockholders to have a direct vote on whether they concur with such proposal as a favorable outcome for Atreca and our stockholders;

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the fact that approval of the Plan of Dissolution by our stockholders authorizes our Board of Directors and officers to implement the Plan of Dissolution without further stockholder approval;

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the terms and conditions of the Plan of Dissolution permit the Board of Directors to abandon or delay implementation of the dissolution prior to the filing of the Certificate of Dissolution if it determines that, in light of new proposals presented or changes in circumstances, a dissolution is no longer advisable and in the best interests of Atreca and our stockholders;

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that under the DGCL, if the circumstances justifying the Dissolution change, the Certificate of Dissolution may be revoked after the Final Record Date, if our Board of Directors adopts a resolution recommending revocation and if our stockholders originally entitled to vote on the Dissolution approve such revocation at a meeting of our stockholders; and

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there are potential U.S. federal income tax benefits of the Plan of Dissolution to our stockholders, including that distributions received by a Holder (as defined in the section titled “Proposal 2: Approval of the Dissolution Pursuant to the Plan of Dissolution — Material U.S. Federal Income Tax Consequences of the Dissolution” beginning on page 52 of this proxy statement) pursuant to the Plan of Dissolution are intended to be treated as a reduction in the Holder’s adjusted tax basis in such Holder’s shares of our Class A common stock and Class B common stock, but not below zero, with any excess treated as capital gain; for a more detailed discussion, please refer to the section titled “Proposal 2: Approval of the Dissolution Pursuant to the Plan of Dissolution — Material U.S. Federal Income Tax Consequences of the Dissolution” beginning on page 52 of this proxy statement.

Our Board of Directors also considered certain material risks or potentially unfavorable or negative factors in arriving at its conclusion that the Dissolution is advisable and in the best interests of Atreca and our stockholders, including, among others:
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there are uncertainties as to the timing, nature and amount of any liquidating distributions to stockholders, and the amounts we would ultimately distribute to our stockholders pursuant to the Plan of Dissolution may be substantially less than the amounts we currently estimate if the amounts of our liabilities, other obligations and expenses are higher than we currently anticipate;

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it is possible that the aggregate liquidating distributions that would be paid to a stockholder under the Plan of Dissolution would not exceed the amount that the stockholder could have received upon sales of its shares of Class A common stock or Class B common stock;

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the uncertainty of value, if any, of remaining assets of Atreca;

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the sale, distribution or other disposition of our remaining assets generally will be a taxable transaction for Atreca and may result in corporate-level U.S. federal, state and local tax;

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our Board of Directors and our officer may have interests in the Plan of Dissolution that are different from, or in addition to, the interests of stockholders generally;

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in the event we fail to create adequate reserves for payment of the amounts ultimately payable in respect of expenses and liabilities, creditors may seek recovery from our stockholders and our stockholders may be required to return to certain creditors some or all of the liquidating distributions;

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the fact that, under the DGCL, our stockholders are not entitled to appraisal rights for their shares of Class A common stock and Class B common stock in connection with the Dissolution;

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potential changes in applicable laws (including tax laws) and regulations; and

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if the Dissolution pursuant to the Plan of Dissolution is approved by our stockholders, holders of shares of our Class A common stock and Class B common stock would generally not be permitted to transfer the shares of Class A common stock and Class B common stock after the Final Record Date, and such lack of liquidity and the delisting of our Class A common stock from Nasdaq may adversely affect the trading prices of our Class A common stock prior to the Final Record Date.

Our Board of Directors also considered the other factors described in the section titled “Risk Factors” beginning on page 18 of this proxy statement and under the caption “Risk Factors” in our Form 10-Q for the quarterly period ended September 30, 2023 filed with the SEC and other documents we file with or furnish to the SEC, in deciding to approve, and recommend that our stockholders approve, the Plan of Dissolution.
The preceding discussion is not intended to be an exhaustive description of the information and factors considered by our Board of Directors, but it addresses the material information and factors considered by our Board of Directors. In view of the variety of factors considered in connection with its evaluation of the Plan of Dissolution, our Board of Directors did not find it practical and did not quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its conclusions. In addition, our Board of Directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above. In considering the factors described above, individual members of our Board of Directors may have given different weight to different factors.
At this time, our Board of Directors has considered all the strategic alternatives available to Atreca and our Board of Directors has determined that the only strategic proposal available to Atreca at this time is the Asset Sale and that, upon consummation of the Asset Sale, or even if such Asset Sale is not consummated, the Dissolution pursuant to the Plan of Dissolution is advisable and in the best interests of Atreca and our stockholders. Our Board of Directors, however, retains the right to consider additional alternatives that may develop and abandon or delay implementation of the Plan of Dissolution should a superior alternative arise before the filing of the Certificate of Dissolution with the Delaware Secretary of State.
Delaware Law Applicable to our Dissolution
We are a corporation organized under the laws of the State of Delaware and the Dissolution will be governed by the DGCL. The following is a summary of some of the DGCL provisions applicable to the Dissolution. The following summary is qualified in its entirely by Sections 275 through 283 of the DGCL, which are attached to this proxy statement as Annex C.
Delaware Law Generally
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Authorization of Board of Directors and Stockholders. If a corporation’s board of directors deems it advisable that the corporation should dissolve, it may adopt a resolution to that effect by a majority vote of the whole board and notify the corporation’s stockholders entitled to vote on the dissolution of the adoption of the resolution and the calling of a meeting of stockholders to act on the resolution. Our Board of Directors has unanimously adopted a resolution deeming the Dissolution advisable and in the best interests of Atreca and our stockholders. This proxy statement and its accompanying materials constitute a notice to this effect to our stockholders and a notice of the Special Meeting at which our stockholders of record on the Record Date may vote to approve the Dissolution, among other matters. The Dissolution must be authorized and approved by the holders of a majority of our outstanding Class A common Stock on the Record Date entitled to vote on the Dissolution Proposal.

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Certificate of Dissolution. If a corporation’s stockholders authorize its dissolution, to consummate the dissolution the corporation must file a certificate of dissolution with the Secretary of State of the State of Delaware. If our stockholders authorize the Dissolution at the Special Meeting, we plan to file the Certificate of Dissolution with the Secretary of State of the State of Delaware before March 31, 2024, but recognize this may be delayed. Ultimately, the timing of such filing is subject to the discretion of our Board of Directors.
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Possible Permitted Abandonment of Dissolution. The resolution authorizing a dissolution adopted by a corporation’s board of directors may provide that, notwithstanding authorization of the dissolution by the corporation’s stockholders, the board of directors may abandon the dissolution without further action by the stockholders. While we do not currently foresee any reason that our Board of Directors would abandon our proposed Dissolution once it is authorized by our stockholders, to provide our Board of Directors with the maximum flexibility to act in the best interests of our stockholders, the resolutions adopted by our Board of Directors included this kind of provision.

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Time of Dissolution. When a corporation’s certificate of dissolution is filed with the Secretary of State of the State of Delaware and has become effective, along with the corporation’s tender of all taxes (including Delaware franchise taxes) and fees authorized to be collected by the Secretary of State of the State of Delaware, the corporation will be dissolved.

Continuation of the Corporation After Dissolution
A dissolved corporation continues its existence for three years after dissolution, or such longer period as the Delaware Court of Chancery may direct, for the purpose of prosecuting and defending suits and enabling the corporation to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets. A dissolved corporation may not, however, continue the business for which it was organized. Any action, suit or proceeding begun by or against the corporation before or during this survival period does not abate by reason of the dissolution, and for the purpose of any such action, suit or proceeding, the corporation will continue beyond the three-year period until any related judgments, orders or decrees are fully executed, without the necessity for any special direction by the Delaware Court of Chancery. The Plan of Dissolution will govern our winding up process after dissolution and is described in further detail under the section titled “— Description of our Plan of Dissolution and Dissolution Process” below.
Description of our Plan of Dissolution and Dissolution Process
The Dissolution will be conducted in accordance with the Plan of Dissolution, which is attached to this proxy statement as Annex B and incorporated by reference into this proxy statement. The following is a summary of our Plan of Dissolution and does not purport to be complete or contain all the information that is important to you. To understand our Plan of Dissolution more fully, you are urged to read this proxy statement as well as the Plan of Dissolution. Our Plan of Dissolution may be modified, clarified or amended by action by our Board of Directors at any time and from time to time, as further described below.
Authorization and Effectiveness
Our Plan of Dissolution may be filed with the Secretary of State of Delaware after the holders of a majority of the outstanding Class A common stock entitled to vote on the Dissolution Proposal have authorized the Dissolution and will constitute our authorized plan and will evidence our authority to take all actions described in the Plan of Dissolution. If the Dissolution is approved by our stockholders, the timing of the filing of a Certificate of Dissolution will be subject to the discretion of the Board of Directors. The Final Record Date will be when the Certificate of Dissolution is filed with the office of the Secretary of State of the State of Delaware or such later date and time that is stated in the Certificate of Dissolution.
Survival Period
For three years after the Final Record Date (or such longer period as the Delaware Court of Chancery may direct), or the Survival Period, we will continue as a body corporate for the purpose of prosecuting and defending lawsuits (civil, criminal or administrative) by or against us; settling and closing our business; disposing of and conveying our property; discharging our liabilities in accordance with the DGCL; and distributing our remaining assets to our stockholders. We will no longer engage in our existing business operations, except to the extent necessary to preserve the value of our assets and wind up our business affairs in accordance with our Plan of Dissolution. We anticipate that any distributions to our stockholders will be made in cash, and may be made at any time, from time to time, in accordance with the DGCL.
General Liquidation, Winding Up and Distribution Process
If the Plan of Dissolution is approved by the requisite vote of our stockholders, the steps set forth below will be completed at such times as our Board of Directors, in its discretion and in accordance with the DGCL, deems necessary, appropriate or advisable in our best interests and the best interests of our stockholders:
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the filing of a Certificate of Dissolution with the Delaware Secretary of State;

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the cessation of all Atreca’s business activities except those relating to winding up and liquidating Atreca’s business and affairs, including, but not limited to, prosecuting and defending suits by or against us, if any;

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the collection, sale, exchange or other disposition of remaining non-cash property and assets;

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the payment of or the making of reasonable provision to pay all claims and obligations, including all contingent, conditional or un-matured contractual claims known to us;

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the making of such provision as will be reasonably likely to be sufficient to provide compensation for any claim against us which is the subject of a pending action, suit or proceeding to which we are a party;

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the making of such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to us or that have not arisen but that, based on facts known to us, are likely to arise or become known to us within ten years after the date of dissolution;

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the setting aside of a contingency reserve consisting of cash and/or property to satisfy such claims and contingent obligations of Atreca;

•
if the Asset Sale is consummated, the making of an initial liquidating distribution and the deemed distribution of CVRs to our stockholders of record determined as of the Final Record Date;

•
the pro rata distribution to our stockholders, or the transfer to one or more liquidating trustees for the benefit of our stockholders under a liquidating trust, of the remaining assets of Atreca after payment or provision for payment of claims against and obligations of Atreca; and

•
the taking of any and all other actions permitted or required by the DGCL and any other applicable laws and regulations.

Estimated Distribution to Stockholders
It is our current intention to make an initial liquidating distribution to our stockholders of record as of the Final Record Date as soon as practicable following the filing of the Certificate of Dissolution with the Delaware Secretary of State as creditor claims and contingent liabilities or paid and settled. Prior to the initial liquidating distribution, under the DGCL, we are required to pay or provide for payment of all our liabilities and obligations, including contingent liabilities. In determining whether adequate provision is being made for any outstanding liabilities or wind up costs, our Board of Directors may consider a variety of factors. For example, in the case of outstanding disputed or contingent liabilities or potential liabilities, including from governmental authorities, considerations may include the estimated maximum amount of a potential claim, the likelihood that such claim will be resolved in the claimant’s favor or that the contingency will occur, and any mitigating factors including availability of insurance. Further, our ability to make a liquidating distribution could be adversely affected if any unanticipated liabilities or claims arise prior to the anticipated distribution.
Uncertainties as to the amount of liabilities make it impossible to predict precisely the aggregate amount that will ultimately be available for distribution. We will continue to incur claims, liabilities and expenses (including operating costs, salaries, taxes, legal and accounting fees and miscellaneous expenses) following the approval of the Dissolution pursuant to the Plan of Dissolution. These claims, liabilities and expenses, as well as any disputed or contingent liabilities or potential liabilities, will reduce the amount of cash and assets available for ultimate distribution to our stockholders.

Under the DGCL, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, or should such contingency reserve and the assets held by any liquidating trust or trusts be exceeded by the amount ultimately found payable in respect of expenses and liabilities, each stockholder could be held liable for the repayment to creditors, out of the amounts theretofore received by such stockholder from us or from any liquidating trust or trusts, of such stockholder’s pro rata share of such excess.
Based on the assumptions set forth below, among others, we currently estimate that the amount available for the initial liquidating distribution to our stockholders of record as of the Final Record Date will be between $2.2 million and $2.8 million, or between $0.05 and $0.07 per share of Class A common stock and Class B common stock (based on 38,409,117 shares outstanding of Class A common stock and 1,214,958 shares outstanding of Class B common stock as of February 22, 2024, plus an estimate of 37,500 shares of Class A common stock issuable upon the accelerated vesting and settlement of restricted stock units in connection with the closing of the Asset Sale), plus we will be deemed to have distributed to our stockholders CVRs that afford the opportunity to realize additional value of up to $0.17 per share if both Milestones are achieved within the time period described in the CVR Agreement, as more fully described in the section captioned “Proposal 1: Approval of the Asset Sale Pursuant to the Asset Purchase Agreement — Form of Contingent Value Rights Agreement.” This estimate of the amount that may be available for the initial liquidating distribution assumes, among other things:
•
stockholder approval of the Asset Sale Proposal and the consummation of the Asset Sale;

•
that there will be no lawsuits filed or claims asserted against us or our officers or directors prior to or following the approval of the Dissolution pursuant to the Plan of Dissolution;

•
that the dissolution and wind up of Atreca will be completed within three years of the filing of the Certificate of Dissolution;

•
a reserve of approximately $1.0 million for all unknown or potential claims and contingencies that could arise after the filing of the Certificate of Dissolution; and

•
that the amount of our anticipated liabilities as of the approval of the Plan of Dissolution will not exceed the estimates contained in the table below.

Any one or more of these assumptions may prove to be wrong, which could reduce the amount available to distribute to our stockholders.
The following table sets forth our basis for calculating our estimate of the initial liquidating distribution to our stockholders of record as of the Final Record Date. The following table is based upon several assumptions, including those set forth above, and estimates of certain liabilities. If our assumptions or estimates prove to be incorrect, our stockholders may ultimately receive substantially more or less. We do not plan to resolicit stockholder approval for the Dissolution pursuant to the Plan of Dissolution even if the amount ultimately distributed to our stockholders changes significantly from the estimates set forth in this proxy statement.

ESTIMATED INITIAL LIQUIDATING DISTRIBUTION TO STOCKHOLDERS
(in millions, except for share and per share amounts)	Low	High
Cash and cash equivalents as of January 31, 2024	$5.80	$5.80
Purchase price from Immunome	$5.50	$5.50
Estimated Proceeds, Expenses and Cash Reserves
Operating expenses after January 31, 2024(1)	$(1.05)	$(0.95)
Assumed severance for executive officers(2)	$(1.41)	$(1.41)
Assumed severance for other employees(3)	$(0.24)	$(0.24)
Accounts payable and accrued liabilities(4)	$(3.22)	$(2.78)
Insurance(5)	$(1.30)	$(1.20)
Professional fees (attorneys, accountants, consultants)(6)	$(0.30)	$(0.30)
Reserve for potential or unanticipated claims and contingencies	$(1.00)	$(1.00)
Reserve for MAM01/ATRC-501 post asset sale close	$(0.40)	$(0.40)
Reserve for remaining asset intellectual property prosecution and maintenance	$(0.22)	$(0.22)
Total	$(9.14)	$(8.50)
Estimated cash to distribute to stockholders	$2.16	$2.80
Assumed shares outstanding(7)	39,661,575	39,661,575
Estimated initial liquidating distribution per share	$0.05	$0.07

(1)
Estimated operating expenses following January 31, 2024, for personnel and other expenses to conduct our wind up operations but exclusive of all other line items specifically allocated in the table above.

(2)
Estimated severance costs for executive officers involved in wind up operations.

(3)
Estimated severance costs for other employees involved in wind up operations.

(4)
Estimated accounts payable and accrued liabilities as of January 31, 2024.

(5)
Estimated range of cash use for the purchase of insurance, including directors’ and officers’ liability insurance covering a six-year extended reported period.

(6)
Estimated use of cash for professional fees related to our dissolution and liquidation, as well as remaining SEC reporting requirements.

(7)
Based on the sum of (i) 38,409,117 shares of Class A common stock outstanding as of February 22, 2024, (ii) 1,214,958 shares of Class B common stock outstanding as of February 22, 2024 and (iii) an estimated 37,500 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units in connection with the closing of the Asset Sale.

The amount of cash ultimately distributed to our stockholders in the initial liquidating distribution depends on the accuracy of the assumptions and estimates set forth above. We have attempted to make reasonable estimates and assumptions, however, if any of such estimates or assumptions are inaccurate, the amount we initially distribute to our stockholders may be substantially less than the amount we currently estimate. For additional information, please refer to the section titled “Risk Factors” beginning on page 18 of this proxy statement.
We are unable to predict the precise amount or timing of any additional liquidating distributions following the initial liquidating distribution. The timing and amount of any such additional liquidating distributions will depend upon the actual expenses incurred, the timing of the resolution of matters for which we have established the contingency reserve, the amount to be paid in satisfaction of such contingencies as well as our ability to convert our remaining assets to cash. Although our Board of Directors has not established a firm timetable for the liquidating distributions, subject to contingencies inherent in winding up our business, our Board of Directors intends to make such distributions as promptly as practicable. Subject to the requirements of Delaware law, we expect to make a final distribution prior to the third anniversary of the Dissolution.
Continuing Employees and Consultants
During the Survival Period, we may select, retain, hire, employ or contract with employees, consultants, agents, trustees, independent professional advisors (including legal counsel, accountants and financial advisors) and others, as our Board of Directors may determine, from time to time, to be necessary or advisable to effect the Dissolution as described in our Plan of Dissolution. Our Board of Directors expects that during the Dissolution, the number of employees of the Company will be reduced substantially following the Final Record Date and as our various assets are disposed of in accordance with our Plan of Dissolution. Our Board of Directors also expects that outside legal and financial advisors will be retained to assist with the Dissolution.
After filing the Certificate of Dissolution, we expect that a majority of the members of our Board of Directors will resign, and accordingly our Board of Directors will reduce its size in order to save costs.
We may, in the absolute discretion of our Board of Directors, pay our officer, directors, employees, consultants, agents and other representatives, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they will be required to undertake in connection with the implementation of the Plan of Dissolution. Please refer to “Interests of Directors and Executive Officers in Approval of the Asset Sale and Plan of Dissolution” beginning on page 60 of this proxy statement for more information.
Costs and Expenses
We will pay all costs and expenses that our Board of Directors may determine from time to time to be necessary or advisable to effect the Dissolution in accordance with the Plan of Dissolution and as may be necessary or advisable to continue our existence and operations. These costs and expenses may include, without limitation, brokerage, agency, professional, consulting and other fees and expenses of persons rendering services to Atreca in connection with the matters described in the Plan of Dissolution and costs incurred to comply with contracts to which Atreca is a party.
Indemnification
We will continue to indemnify our officer, directors, employees and agents in accordance with, and to the extent required or permitted by, the DGCL, our certificate of incorporation, our bylaws and any contractual arrangements, whether these arrangements existed before the Dissolution or were entered into after the Dissolution. During the Survival Period, acts and omissions of any indemnified or insured person in connection with the implementation of the Plan of Dissolution will be covered to the same extent that they were covered before the Final Record Date. Our Board of Directors is authorized to obtain and maintain insurance as may be necessary to cover our indemnification obligations.
Stockholder Approval
Authorization of the Dissolution by the holders of a majority of the outstanding Class A common stock entitled to vote thereon shall constitute approval of all matters described in this proxy statement relating to the Dissolution, including our Plan of Dissolution. Authorization of the Dissolution by the holders of a majority of the outstanding Class A common stock of Atreca shall constitute the authorization of the sale, exchange or other disposition in liquidation of all of the remaining property and assets of the Company after the Final Record Date, whether the sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of any and all contracts for sale, exchange or other disposition that are conditioned on stockholder approval. It is not anticipated that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by our Board of Directors. We note that we have not solicited, and do not intend to solicit, affiliates to purchase our assets as part of the Plan of Dissolution. The Plan of Dissolution is not intended as a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act. In the event that our plans change, and we engage in a transaction identified in Rule 13e-3 with an affiliate, we would comply with the requirements of Rule 13e-3, including filing a Schedule 13E-3.
Contingent Liabilities; Contingency Reserve
Under the DGCL, we are required, in connection with our liquidation and dissolution, to pay or make reasonable provision for payment of all of our liabilities and obligations. Following the approval of the Plan of Dissolution by our stockholders, we will pay all known liabilities. We currently estimate that we will establish a reserve for unanticipated claims of approximately $1.0 million, which will be used to satisfy contingent and unknown liabilities as they become due.
The estimated amount of the contingency reserve is based upon estimates and opinions of management and our Board of Directors and derived from consultations with outside experts and a review of our estimated operating expenses and future estimated liabilities. There can be no assurance that the contingency reserve will be sufficient. If any of our estimates, including estimates relating to the costs of the liquidation process and of satisfying outstanding obligations, liabilities and claims during the liquidation process, are inaccurate, we may be required to increase the amount of the contingency reserve. After the liabilities, expenses and obligations for which the contingency reserve is established have been satisfied or resolved in full, we will distribute to our stockholders any remaining portion of the contingency reserve.
Under the DGCL, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, or should such contingency reserve and the assets held by any liquidating trust or trusts be exceeded by the amount ultimately found payable in respect of expenses and liabilities, each stockholder could be held liable for the repayment to creditors, out of the amounts theretofore received by such stockholder from us or from any liquidating trust or trusts, of such stockholder’s pro rata share of such excess.
If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount required to be paid in respect of such liabilities exceeded the amount available from the contingency reserve and the assets of the liquidating trust or trusts, a creditor of ours could seek an injunction against the making of liquidating distributions under the Plan of Dissolution on the grounds that the amounts to be distributed were needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders under the Plan of Dissolution.
Legal Claims
We will defend any claims against Atreca, or our officer or directors, whether a claim exists before the Final Record Date or is brought during the Survival Period, based on advice and counsel of our legal and other advisors and in such manner, at such time and with such costs and expenses as our Board of Directors may approve from time to time. During the Survival Period, we may continue to prosecute any claims that we had against others before the Final Record Date and may institute any new claims against any person as our Board of Directors may determine necessary or advisable to protect Atreca and its assets and rights or to implement the Plan of Dissolution. At our Board of Directors’ discretion, we may defend, prosecute or settle any lawsuits, as applicable.
From time to time, we may become involved in legal proceedings relating to claims arising from the ordinary course of business. We are not currently a party to any material legal proceedings, and we are not aware of any pending or threatened legal proceeding against us that we believe could have a material adverse effect on our business, operating results or financial condition.
Stock of the Company; Final Record Date
The Final Record Date will be the date upon which we file the Certificate of Dissolution with the Delaware Secretary of State. We intend to close our stock transfer books and discontinue recording transfers of shares of our Class A common stock and Class B common stock on the Final Record Date, and thereafter certificates representing shares of our Class A common stock and Class B common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Final Record Date, we will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of our shares will occur after the Final Record Date. Please refer to the section titled “— Description of the Plan of Dissolution and Dissolution Process — Listing and Trading of the Class A Common Stock” beginning on page 51 of this proxy statement.
All liquidating distributions from us or a liquidating trust on or after the Final Record Date, if any, will be made to stockholders of record as of the Final Record Date according to their holdings of Class A common stock and Class B common stock as of the Final Record Date.

Listing and Trading of the Class A Common Stock
If our stockholders approve the Plan of Dissolution, we intend to close our stock transfer books on the Final Record Date and we will cease recording stock transfers and issuing stock certificates (other than replacement certificates) at such time. Accordingly, it is expected that trading in shares will cease after the Final Record Date. We expect that the trading of Class A common stock on Nasdaq will terminate before then. We previously announced in September 2023 that if we do not regain compliance with Nasdaq’s minimum bid price requirement by March 6, 2024, our Class A common stock will be subject to immediate delisting. If our Class A common stock is delisted from Nasdaq prior to the Final Record Date, your ability to trade or otherwise transfer your Class A common stock shares may be significantly impacted. For additional information, please refer to the section titled “Risk Factors — We intend to have our Class A common stock delisted from Nasdaq and our stock transfer books closed at the close of business on the date we file the Certificate of Dissolution with the Delaware Secretary of State, after which it will not be possible for stockholders to publicly trade our stock” beginning on page 21 of this proxy statement.
Unclaimed Distributions
If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered a certificate evidencing ownership of the Class A common stock or Class B common stock or provided other evidence of ownership as required in the Plan of Dissolution or by our Board of Directors or for any other reason, the distribution to which the stockholder is otherwise entitled will be transferred, at such time as the final liquidating distribution is made by us, or as soon as practicable after that distribution, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of the distribution. The proceeds of such distribution will thereafter be held solely for the benefit of and for ultimate distribution to the stockholder as the sole equitable owner of the distribution and will be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. The proceeds of any such distribution will not revert to or become the property of Atreca or any other stockholder.
Liquidating Trust
While we do not currently propose transferring our assets to a liquidating trust, we may do so if deemed appropriate by our Board of Directors, based on advice of our legal, tax and accounting advisors. We may, for example, transfer assets to a liquidating trust if we are unable to complete the Dissolution within the initial three-years of the Survival Period.
It is anticipated that the interests in any liquidating trust or trusts will not be transferable, although no determination has yet been made. Such determination will be made by our Board of Directors and management prior to the transfer of unsold assets to any liquidating trust and will be based on, among other things, our Board of Directors’ and management’s estimate of the value of the assets being transferred to the liquidating trust or trusts, tax matters and the impact of compliance with applicable securities laws.
The costs of compliance with such requirements would reduce the amount which otherwise could be distributed to interest holders. Even if transferable, the interests are not expected to be listed on a national securities exchange, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets. As stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes (please refer to the section titled “Proposal 2: Approval of the Dissolution Pursuant to the Plan of Dissolution — Material U.S. Federal Income Tax Consequences of the Dissolution” beginning on page 52 of this proxy statement), the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.
Abandonment, Exceptions, Modifications, Clarifications and Amendments
Notwithstanding the authorization of the Dissolution by our stockholders as described in this proxy statement, our Board of Directors will have the right, as permitted by the DGCL, to abandon the Dissolution at any time before it becomes effective and terminate our Plan of Dissolution, without any action by our stockholders, if our Board of Directors determines that to do so is in the best interest of Atreca and our stockholders. Without further action by our stockholders, our Board of Directors may, to the extent permitted by Delaware law, waive, modify or amend any part of our Plan of Dissolution, and may provide for exceptions to or clarifications of the terms of our Plan of Dissolution. After the Certificate of Dissolution has been filed, revocation of the Dissolution would require stockholder approval under Delaware law.
Our Certificate of Incorporation and Amended and Restated Bylaws and the DGCL
During the Survival Period, we will continue to be governed by our certificate of incorporation and amended and restated bylaws, insofar as their terms apply and insofar as necessary or appropriate to implement our Plan of Dissolution. Our Board of Directors will continue to have the authority to amend our bylaws as it may deem necessary or advisable. To any extent that the provisions of our Plan of Dissolution conflict with any provision of the DGCL, the provisions of the DGCL shall prevail.
Treatment of Equity Awards
We intend to terminate all our equity incentive plans and our inducement plan effective upon the Dissolution. Therefore, all outstanding options and restricted stock units, whether currently vested or unvested, will terminate immediately prior to the Dissolution in accordance with the terms of our equity incentive plans and our inducement plan.
Professional Fees and Expenses
It is specifically contemplated that we will obtain legal and accounting advice and guidance from one or more law and accounting firms in implementing the Plan of Dissolution, and we will pay all fees and expenses reasonably incurred by us in connection with or arising out of the implementation of the Plan of Dissolution, the prosecution, defense, settlement or other resolution of any claims or suits by or against us, the discharge, filing and disclosure of outstanding obligations, liabilities and claims, filing and resolution of claims with local, county, state and federal tax authorities, and the advancement and reimbursement of any fees and expenses payable by us pursuant to the indemnification we provide in our certificate of incorporation and bylaws, the DGCL or otherwise. In addition, in connection with and for the purpose of implementing and assuring completion of the Plan of Dissolution, we may, in the absolute discretion of our Board of Directors, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to us in connection with the collection, sale, exchange or other disposition of our property and assets and the implementation of the Plan of Dissolution.
Authority of the Board of Directors
Our Board of Directors, without further action by our stockholders, is authorized to take, or cause management to take, all actions as they deem necessary or advisable to implement our Plan of Dissolution. All determinations and decisions to be made by our Board of Directors will be at the absolute and sole discretion of our Board of Directors.
Material U.S. Federal Income Tax Consequences of the Dissolution
The following discussion is a summary of certain material U.S. federal income tax consequences of the Dissolution to U.S. Holders and Non-U.S. Holders (each as defined below and, collectively, Holders), but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder, or the Treasury Regulations, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below.

This discussion is limited to Holders that hold our Class A common stock and/or Class B common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income, the special tax accounting rules under Section 451(b) of the Code, or the alternative minimum tax. In addition, this discussion does not address tax consequences relevant to Holders subject to special rules, including, without limitation:
•
U.S. expatriates and former citizens or long-term residents of the United States;

•
U.S. Holders whose functional currency is not the U.S. dollar;

•
persons that hold our Class A common stock and/or Class B common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
banks, insurance companies, and other financial institutions;

•
real estate investment trusts or regulated investment companies;

•
brokers, dealers, or traders in securities, commodities, or currencies;

•
“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax;

•
S corporations, partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
tax-exempt organizations (including private foundations) or international or governmental organizations;

•
persons deemed to sell our Class A common stock and/or Class B common stock under the constructive sale provisions of the Code;

•
persons that hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•
tax-qualified retirement plans;

•
“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•
persons that own, or are deemed to own, 5% or more of our voting stock or 5% or more of the total value of all classes of our capital stock.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Class A common stock and/or Class B common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our Class A common stock and/or Class B common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE DISSOLUTION ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX LAWS, THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION, OR ANY APPLICABLE INCOME TAX TREATY.
U.S. Holder and Non-U.S. Holder
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A common stock and/or Class B common stock that is not an entity treated as a partnership for U.S. federal income tax purposes and that, for U.S. federal income tax purposes, is:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect to be treated as a United States person under applicable Treasury Regulations.

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock and/or Class B common stock that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.
U.S. Federal Income Tax Consequences of the Dissolution
We intend to treat the CVRs as part of the consideration received by Atreca in the Asset Sale, and as property distributed by Atreca to the Holders in the Dissolution (as discussed below under “U.S. Federal Income Tax Consequences of the Dissolution to Holders — CVRs”). Further, we intend for distributions made pursuant to the Plan of Dissolution to be treated as a series of distributions in complete liquidation of Atreca governed under Section 331 of the Code. This discussion assumes that such treatment will be respected for U.S. federal income tax purposes.
U.S. Federal Income Tax Consequences of the Dissolution to the Company
We generally will recognize gain or loss equal to the difference, if any, between the fair market value of any non-cash asset we distribute pursuant to the Plan of Dissolution, and our adjusted tax basis in such asset. If a stockholder assumes a liability in connection with the Dissolution, the discharge of such liability in the Dissolution may increase our recognized gain.
In addition, until all of our assets have been distributed pursuant to the Plan of Dissolution and the Dissolution is complete, we will continue to be subject to U.S. federal income tax on our income, if any, such as interest income. We generally will also recognize gain or loss, if any, upon the sale of any of our assets in connection with the Dissolution equal to the difference, if any, between (x) the fair market value of the consideration received for such assets and (y) our adjusted tax basis in such assets. Any of the foregoing tax liabilities may reduce the cash available for distribution pursuant to the Plan of Dissolution.
The Inflation Reduction Act enacted a 1% excise tax, or the Excise Tax, that generally applies to certain repurchases of stock of publicly traded U.S. corporations like us. However, interim guidance excepts from the Excise Tax certain distributions in complete liquidation of a publicly traded U.S. corporation, as well as distributions made by such corporation during the taxable year in which such corporation completely liquidates and dissolves, from the Excise Tax. Such exceptions are referred to as the Liquidation Exceptions in this discussion. Taxpayers are permitted to rely on the interim guidance until proposed Treasury Regulations are issued. This discussion assumes that the proposed Treasury Regulations will retain the Liquidation Exceptions in substantially the same form as set forth in the interim guidance.
Holders should consult their tax advisors regarding the tax consequences of the Dissolution to Atreca and any resulting impact to Holders in their particular circumstances.
U.S. Federal Income Tax Consequences of the Dissolution to Holders
Each Holder generally will be treated as receiving its portion of distributions made pursuant to the Plan of Dissolution in exchange for its shares of our Class A common stock and/or Class B common stock. If a Holder holds different blocks of shares of our Class A common stock and/or Class B common stock (generally, shares of our Class A common stock or Class B common stock purchased or acquired on different dates or at different prices), the Holder’s portion of such distributions must be allocated among the several blocks of shares in the proportion that the number of shares in a particular block bears to the total number of shares owned by the Holder.

CVRs.   There is substantial uncertainty as to the U.S. federal income tax treatment of contingent payment rights with characteristics similar to the CVRs, and we are aware of no legal authority that addresses circumstances where a corporation that is entitled to such rights from another taxpayer distributes those rights to its shareholders. The amount, timing, and character of income or loss recognized by a Holder on receipt of the CVRs and any future Milestone Payments is uncertain in several respects. We intend to treat the Holders’ receipt of the CVRs as a distribution of property in respect of our stock pursuant to the Plan of Dissolution in the taxable year that includes the Closing of the Asset Sale. Accordingly, we expect to include our best estimate of the fair market value of the CVRs in statements provided to Holders and the IRS reporting the distributions pursuant to the Plan of Dissolution, at such time and in such manner as required by the Code and applicable Treasury Regulations. If such “closed transaction” treatment applies, Milestone Payments paid pursuant to the CVRs would likely be treated as non-taxable return of the Holder’s adjusted tax basis in the CVR to the extent thereof. The treatment of any payment in excess of such amount is unclear. Such amounts might be characterized as a payment with respect to the sale of a capital asset or income taxed at ordinary income rates; provided that even if otherwise characterized as gain, a portion of Milestone Payments paid more than six months after the Closing of the Asset Sale is expected to be treated as imputed interest. Due to the legal and factual uncertainty regarding the valuation and tax treatment of the CVRs, there can be no assurance that the IRS would not assert, or that a court would not sustain, different tax treatment for the Holders’ receipt of CVRs and Milestone Payments. Holders are urged to consult their tax advisors regarding the proper characterization, method of tax accounting and tax reporting with respect to receipt of a CVR under the closed transaction method or open transaction method, as applicable, and the receipt of any future Milestone Payments, in their particular circumstances.
U.S. Holders.   Distributions made pursuant to the Plan of Dissolution to a U.S. Holder will be treated as received by the U.S. Holder in exchange for the U.S. Holder’s shares of our Class A common stock and/or Class B common stock. The amount of any such distributions will reduce the U.S. Holder’s adjusted tax basis in such shares, but not below zero. Any excess will be treated as capital gain, while any adjusted tax basis remaining in such shares following the final distribution made pursuant to the Plan of Dissolution will be treated as a capital loss. Any such gain or loss generally will be long-term capital gain or loss, respectively, if such shares have been held for more than one year. Certain stockholders, including individuals, may qualify for preferential tax rates on long-term capital gains. The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be computed on a “per share” basis.
The IRS or a court could challenge our valuation of the CVRs or any other non-cash asset distributed to a U.S. Holder pursuant to the Plan of Dissolution, which could change the amount of gain or loss recognized by the U.S. Holder. A U.S. Holder’s adjusted tax basis in any non-cash asset distributed to the U.S. Holder pursuant to the Plan of Dissolution immediately after such distribution will be the fair market value of such asset at the time of distribution. Distributions of non-cash assets pursuant to the Plan of Dissolution could result in a U.S. Holder having a tax liability in excess of the amount of cash distributed to the U.S. Holder pursuant to the Plan of Dissolution, which would require the U.S. Holder to satisfy such tax liability from other sources or by selling all or a portion of such non-cash assets. The installment method of reporting gain attributable to the receipt of or payments on the CVRs is not expected to be available.
U.S. Holders should consult their tax advisors regarding the tax consequences of the Dissolution in their particular circumstances, including the tax consequences of their receipt of, and payments with respect to, the CVRs.
Non-U.S. Holders.   Distributions made pursuant to the Plan of Dissolution to a Non-U.S. Holder will be treated as received by the Non-U.S. Holder in exchange for the Non-U.S. Holder’s shares of our Class A common stock and/or Class B common stock. The amount of any such distributions will reduce the Non-U.S. Holder’s adjusted tax basis in such shares, but not below zero. Any excess will be treated as capital gain. A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any such gain unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the applicable distribution and certain other requirements are met; or

•
we are or have been a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes during the shorter of the five-year period ending on the date of the applicable distribution or the Non-U.S. Holder’s holding period in the Non-U.S. Holder’s shares of our Class A common stock and/or Class B common stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to United States persons. If the Non-U.S. Holder is a corporation, the Non-U.S. Holder also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on the Non-U.S. Holder’s effectively connected earnings and profits.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the Non-U.S. Holder is not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to gain described in the third bullet point above, the determination of whether we are a USRPHC depends on the fair market value of our “United States real property interests” for U.S. federal income tax purposes relative to the fair market value of our worldwide real property interests and our assets used or held for use in a trade or business. Although we believe we are not currently, and do not anticipate becoming, a USRPHC, there can be no assurance in this regard.
Non-U.S. Holders should consult their tax advisors regarding the tax consequences of the Dissolution in their particular circumstances, including the tax consequences of their receipt of, and payments with respect to, the CVRs, the applicability of withholding and income tax treaties and our status as a USRPHC.
Alternative U.S. Federal Income Tax Treatment of the Dissolution
Notwithstanding our position that distributions made pursuant to the Plan of Dissolution are intended to be treated as a series of distributions in complete liquidation of Atreca governed under Section 331 of the Code, it is possible that the IRS or a court could determine that any of such distributions is a current distribution. In addition, if the Dissolution is abandoned or revoked, such distributions would be treated as current distributions. A current distribution would be treated as a dividend for U.S. federal income tax purposes to the extent of our current and accumulated earnings and profits. Amounts not treated as dividends would constitute a return of capital and first be applied against and reduce a Holder’s adjusted tax basis in its shares of our Class A common stock, but not below zero. Any excess would be treated as capital gain. Depending on the particular circumstances, Atreca may be subject to the Excise Tax to the extent no exceptions (including the Liquidation Exceptions) apply to such distributions. Holders should consult their tax advisors regarding the proper tax treatment of the Dissolution and the resulting tax consequences in their particular circumstances, including the applicability of preferential tax rates, deductions, withholding, and income tax treaties.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also imposes a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. Holder might be eligible for refunds or credits of such taxes. FATCA applies to dividends paid on our Class A common stock and Class B common stock, the portion of any Milestone Payments treated as imputed interest, and, subject to the proposed Treasury

Regulations described below, the gross proceeds from sales or other dispositions of our Class A common stock and Class B common stock. Proposed Treasury Regulations, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to gross proceeds from sales or other dispositions of our Class A common stock and Class B common stock. Taxpayers (including applicable withholding agents) generally may rely on such proposed Treasury Regulations until final Treasury Regulations are issued. Holders should consult their tax advisors regarding the application of FATCA in their particular circumstances.
Information Reporting and Backup Withholding
Information Reporting may apply to payments to Holders with respect to distributions made pursuant to the Plan of Dissolution and to Milestone Payments under the CVRs. In addition, any such payments to a U.S. Holder may be subject to backup withholding. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:
•
the holder fails to furnish the applicable withholding agent with the holder’s taxpayer identification number, which for an individual is ordinarily the individual’s social security number;

•
the holder furnishes the applicable withholding agent with an incorrect taxpayer identification number;

•
the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

For Non-U.S. Holders, backup withholding generally will not apply if such holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI (or applicable successor forms), or otherwise establishes an exemption. Proceeds from a distribution made pursuant to the Plan of Dissolution and received through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding, the procedures for obtaining such an exemption, and any other information reporting requirements in connection with the Dissolution (e.g., certain Holders may be required to include certain information with their U.S. federal income tax returns).
Each Holder of our Class A common stock and Class B common stock should consult with their own tax advisor to determine whether the shareholder needs to include a statement described in Treasury Regulations Section 1.331-1(d)(2) with its U.S. federal income tax return for years ending prior to the completion of Atreca’s complete liquidation.
THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE DISSOLUTION IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING ANY INFORMATION REPORTING REQUIREMENTS, THE APPLICABILITY OF ANY TAX TREATIES, AND THE IMPACT OF ANY CHANGE IN LAW.
U.S. Federal Income Tax Consequences of a Liquidating Trust
We may transfer our remaining assets and obligations to a liquidating trust if our Board of Directors determines that such a transfer is advisable. Under applicable Treasury Regulations, a trust will be treated as a “liquidating trust” if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is unreasonably prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, the trust will no longer be considered a liquidating trust and adverse tax consequences may apply to the trust or to Holders. Although neither the Code nor the Treasury Regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the IRS’s guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations.
If we transfer assets to a liquidating trust and distribute interests in the liquidating trust to Holders, we intend that such transfer and distribution would be treated for U.S. federal income tax purposes as if we distributed an interest in each of the assets so transferred directly to such Holders. Each Holder would be treated as receiving a liquidating distribution from us, which would be treated generally as described above.
Assuming that the liquidating trust is treated as a “liquidating trust” for U.S. federal income tax purposes, we intend that the liquidating trust would be treated as a “grantor trust” for U.S. federal income tax purposes. In that case, each unit or interest in the liquidating trust would represent ownership of an undivided proportionate interest in all of the assets and liabilities of the liquidating trust and a Holder would be treated for U.S. federal income tax purposes as receiving or paying, as applicable, directly a pro rata portion of all income, gain, loss, deduction, and credit of the liquidating trust. A Holder would be taxed each year on its share of income from the liquidating trust, net of such Holder’s share of expenses or other amounts that are deductible by such Holder for U.S. federal income tax purposes, whether or not such Holder receives a distribution of cash from the liquidating trust that year. When the liquidating trust makes distributions to Holders, the Holders generally would recognize no additional gain or loss.
Assuming the liquidating trust is treated as a grantor trust for U.S. federal income tax purposes, a Holder’s adjusted tax basis in a unit of the liquidating trust (and indirectly in the pro rata portion of the net assets in the liquidating trust that are attributable to that unit) would be equal to the fair market value of a unit (and those net assets) on the date that it is treated as distributed to the Holder, which value would be determined by us and reported to the Holder. The long-term or short-term character of any capital gain or loss recognized in connection with the sale of the liquidating trust’s assets would be determined based upon a holding period commencing at the time of the acquisition by a Holder of such Holder’s beneficial interest in the liquidating trust.
The trustee or trustees of the liquidating trust would provide to each Holder of units in the liquidating trust after each year end a detailed itemized statement that reports on a per unit basis the Holder’s allocable share of all the various categories of income and expense of the liquidating trust for the year. Each Holder must report such items on its U.S. federal income tax return regardless of whether the liquidating trust makes current cash distributions.
If the liquidating trust fails to qualify as a liquidating trust that is a grantor trust for U.S. federal income tax purposes, the consequences to Holders would depend on the reason for the failure to qualify, and, under certain circumstances, the liquidating trust could be treated as an association taxable as a corporation for U.S. federal income tax purposes. If the liquidating trust is taxable as a corporation, the trust itself would be subject to U.S. federal income tax at the applicable corporate income tax rate. In that case, distributions made by the liquidating trust would be reduced by any such additional taxes imposed on the trust, and a Holder would be subject to tax upon the receipt of distributions that constitute dividends from the trust rather than taking into account its share of the trust’s taxable items on an annual basis.
Holders should consult their tax advisors regarding the tax consequences that would apply to them if we were to transfer assets to a liquidating trust.
Vote Required and Our Board of Directors’ Recommendation for the Dissolution Proposal
The affirmative vote of the holders of a majority of all outstanding shares of Class A common stock on the Record Date is required to approve the Dissolution Proposal. The Special Meeting will be held virtually; therefore, no shares of Class A common stock will be present in person at the Special Meeting, and only shares present virtually or represented by proxy at the Special Meeting will be able to be voted.
For the purpose of the Dissolution Proposal, (i) a failure to vote your shares of Class A common stock (including a failure of your bank, broker or other nominee to vote shares held on your behalf) will also count as a vote “AGAINST” the proposal to adopt the Plan of Dissolution (but such shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, which may make it harder to establish a quorum for the transaction of business at the Special Meeting), and (ii) abstentions will have the same effect as a vote “AGAINST” the Dissolution Proposal, whether or not a quorum is present. Shares of Class A common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a stockholder returns a properly signed and dated proxy card without indicating voting preferences on such proxy card, the shares of Class A common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting and all of such shares will be voted as recommended by our Board of Directors.
Under the rules of Nasdaq, banks, brokers and other nominees who hold shares in “street name” for customers have the authority to vote on “discretionary” proposals when they have not received instructions from beneficial owners. However, banks, brokers, and other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the proposal to adopt the Asset Sale Proposal, the Plan of Dissolution and the Adjournment Proposal. Because banks, brokers and other nominees do not have discretionary voting authority with respect to the proposal to adopt the Asset Sale Proposal, the Plan of Dissolution or the Adjournment Proposal, if a beneficial owner of shares of Class A common stock held in “street name” does not give voting instructions to the bank, broker or other nominee with respect to any of the proposals, then those shares will not be present or represented by proxy at the Special Meeting and will not be counted for purposes of determining whether a quorum is present at the Special Meeting. However, if a beneficial owner of shares of Class A common stock held in “street name” gives voting instructions to the bank, broker or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. If your shares of Class A common stock are deemed present virtually or represented by proxy at the Special Meeting, then failure to vote your shares (including a failure of your bank, broker or other nominee to vote shares held on your behalf) will have the same effect as a vote “AGAINST” the Adjournment Proposal if a quorum is not present, but will have no effect on the Adjournment Proposal if a quorum is present. Therefore, if you hold your shares of Class A common stock in “street name,” it is important that you instruct your bank, broker or other nominee on how you wish to vote your shares.
The Board of Directors Recommends
A Vote In Favor of Proposal 2.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN APPROVAL OF THE ASSET SALE AND PLAN OF DISSOLUTION
Members of our Board of Directors and our executive officers may have interests in the approval of the Asset Sale and Plan of Dissolution that are different from, or are in addition to, the interests of our stockholders generally. Our Board of Directors was aware of these interests and considered them, among other matters, in approving the Asset Sale and Plan of Dissolution.
Severance Benefits
If an executive officer is terminated by Atreca without “Cause” or terminates their employment for “Good Reason” (each as defined in their employment agreements) then, provided that the executive officer signs, and does not subsequently revoke, a separation agreement and release of claims in favor of Atreca, our executive officers will each receive the following:
•
a payment equal to 9 months (except Mr. Orwin will receive 12 months) of their base salary;

•
a payment equal to 9 months (except Mr. Orwin will receive 12 months) of premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for such executive officer (including eligible dependents, if applicable);

each to be paid in a lump sum within 60 days following their termination of employment, provided the separation agreement has become effective.
The table below sets forth the severance benefits our executive officers will receive upon the termination of their employment.
Name	Cash Severance Payment	COBRA Benefits	Accelerated Vesting of Equity Awards(1)	Aggregate Severance Benefits
John A. Orwin	$625,039	$42,912	—	$667,951
Courtney J. Phillips	$337,500	—	—	$337,500
Tito A. Serafini, Ph.D.(2)	$377,961	$32,181	$1,458	$411,600
Stephen E. Gould, Ph.D.(3)	$356,250	$32,181	—	$388,431
Philippe M. Bishop, M.D.(4)	$356,250	$10,323	—	$366,573

(1)
Consists of restricted stock units. The value is calculated by multiplying the number of shares of Class A common stock issuable upon the vesting of restricted stock units held by the executive officer as of the date of this proxy statement by the low range of the estimated initial liquidating distribution to stockholders of $0.05 per share. As of the date of this proxy statement, Dr. Serafini held 29,167 restricted stock units.

(2)
Dr. Serafini’s employment terminated on January 31, 2024. Dr. Serafini’s severance benefits are explained in further detail below in the subsection titled “— Serafini Separation and Consulting Agreement.”

(3)
Dr. Gould’s employment with the Company terminated on December 31, 2023. Dr. Gould’s severance benefits are explained in further detail below in the subsection titled “— Gould Separation and Consulting Agreement.”

(4)
Dr. Bishop’s employment with the Company terminated on December 31, 2023.

Serafini Separation and Consulting Agreement
Effective January 31, 2024, Atreca and Dr. Serafini entered into a Separation and Consulting Agreement, or the Serafini Separation and Consulting Agreement, commencing on such date, pursuant to which, in exchange for Dr. Serafini’s execution of the Serafini Separation and Consulting Agreement, and his compliance with the obligations set forth therein, Dr. Serafini is entitled to, among other things:

•
a lump sum severance payment of $377,961, equal to nine months of his base salary;

•
a lump sum additional severance payment of $32,181, equal to approximately nine months of the cost of COBRA premiums needed to continue his medical, dental and vision insurance coverage;

•
accelerated vesting of all equity awards such that all such equity awards shall be deemed immediately vested as of January 31, 2024;

•
a consulting arrangement whereby Dr. Serafini will provide certain consulting services to Atreca for a weekly consulting fee not to exceed $5,000, through May 1, 2024, unless terminated earlier or later pursuant to the terms of the Serafini Separation and Consulting Agreement; and

•
potential additional severance benefits pursuant to the terms of his First Amendment to Amended and Restated Employment Agreement with Atreca, dated December 19, 2023, a summary of which is included in the subsection titled “— Deferred and Contingent Change in Control Severance Benefits.”

Pursuant to Dr. Serafini’s Amended and Restated Executive Employment Agreement with Atreca, dated November 11, 2020, Dr. Serafini was entitled to the cash severance, COBRA severance, and accelerated vesting described above. The Serafini Separation and Consulting Agreement also provides for, among other things, a release of claims by Dr. Serafini in favor of Atreca and its affiliates, continuing confidentiality obligations applicable to Dr. Serafini, and non-disparagement and cooperation obligations applicable to Dr. Serafini and Atreca.
Gould Separation and Consulting Agreement
Effective December 31, 2023, Atreca and Dr. Gould entered into a Separation and Consulting Agreement, or the Gould Separation and Consulting Agreement, commencing on such date, pursuant to which, in exchange for Dr. Gould’s execution of the Gould Separation and Consulting Agreement, and his compliance with the obligations set forth therein, Dr. Gould is entitled to, among other things:

•
a lump sum severance payment of $356,250, equal to nine months of his base salary;

•
a lump sum additional severance payment of $32,181, equal to approximately nine months of the cost of COBRA premiums needed to continue his medical, dental and vision insurance coverage;

•
a consulting arrangement whereby Dr. Gould will provide certain consulting services to Atreca for a weekly consulting fee not to exceed $5,000, through March 31, 2024, unless terminated earlier or later pursuant to the terms of the Gould Separation and Consulting Agreement; and

•
continued vesting through his consulting period of each equity award held by Dr. Gould as of December 31, 2023 for providing continuous service as entitled in our equity incentive plans.

Pursuant to Dr. Gould’s Executive Employment Agreement with Atreca, dated June 15, 2022, Dr. Gould was entitled to the cash severance and COBRA severance described above. The Gould Separation and Consulting Agreement also provides for, among other things, a release of claims by Dr. Gould in favor of the Atreca and its affiliates, continuing confidentiality obligations applicable to Dr. Gould, and non-disparagement and cooperation obligations applicable to Dr. Gould and Atreca.
Deferred and Contingent Change in Control Severance Benefits
Our executive officers and Dr. Serafini are entitled to additional severance benefits in connection with the Asset Sale, as the Asset Sale meets the definition of a “change of control” as such term is defined in their respective employment agreements. In December 2023, our executive officers and Dr. Serafini amended their respective employment agreements to provide that such additional severance benefits will only be payable after our stockholders have received a minimum liquidating distribution pursuant to the Plan of Dissolution of at least $0.05 per share, and all obligations of Atreca have been paid, reserved or otherwise resolved under applicable law. As amended, if within 30 days prior to the closing of the Asset Sale (other than Dr. Serafini who has a term of 60 days), an executive officer or Dr. Serafini (i) is terminated without Cause (other than as a result of death or disability) or (ii) resigns for Good Reason, then, provided that such executive officer or Dr. Serafini signs, and does not subsequently revoke, a separation agreement and release of claims in favor of Atreca, then our executive officers and Dr. Serafini will each receive the following:
•
an additional severance payment equal to 3 months of their base salary (other than Mr. Orwin who will receive 6 months);

•
their target annual cash bonus (other than Mr. Orwin who will receive his target annual cash bonus multiplied by 1.5); and

•
an additional payment equal to 3 months of COBRA premiums (including eligible dependents, if applicable) (other than Mr. Orwin who will receive 6 months);

each to be paid in a lump sum within 60 days following the termination of employment, provided the conditions described above have been satisfied. In addition, our executive officers will each receive accelerated vesting of all time-based vesting equity awards and such number of shares subject to such equity awards shall be deemed immediately vested, and exercisable, as of the executive officer’s last day of employment.
The table below sets forth the deferred and contingent additional severance benefits that are payable to Dr. Serafini under the circumstances described above and our executive officers if their employment is terminated under the circumstances described above.
Name	Cash Severance Payment	Bonus Payment	COBRA Benefits	Accelerated Vesting of Equity Awards(1)	Aggregate Deferred and Contingent Severance Benefits
John A. Orwin	$312,520	$515,657(2)	$21,456	—	$849,633
Tito A. Serafini, Ph.D.	$125,987	$201,579(3)	$10,728	—	$338,294
Courtney J. Phillips	$112,500	$180,000(4)	—	$1,083	$293,583

(1)
Consists of restricted stock units. The value is calculated by multiplying the number of shares of Class A common stock issuable upon the vesting of restricted stock units held by the executive officer as of the date of this proxy statement by the low range of the estimated initial liquidating distribution to stockholders of $0.05 per share. As of the date of this proxy statement, Ms. Phillips held 21,667 restricted stock units.

(2)
As described herein, pursuant to his employment agreement, Mr. Orwin is entitled to receive a bonus payment of up to 55% of his base salary multiplied 1.5x pursuant to a termination in connection with a Change in Control.

(3)
As described herein, pursuant to his employment agreement, Dr. Serafini is entitled to receive a bonus payment of up to 40% of his base salary pursuant to a termination in connection with a Change in Control.

(4)
As described herein, pursuant to her employment agreement, Ms. Phillips is entitled to receive a bonus payment of up to 40% of her base salary pursuant to a termination in connection with a Change in Control.

As a result of these benefits, our executive officers may be more likely to vote to approve the Asset Sale than our other stockholders.
Equity Ownership
In connection with our liquidating distributions, the members of our Board of Directors and our executive officers will be entitled to the same cash distributions as our stockholders based on their ownership of shares of our Class A common stock.

Members of our Board of Directors and our executive officers own, as of the date of this filing, an aggregate of 936,847 shares of Class A common stock as follows:
Name	Number of Shares of Class A Common Stock Owned(1)
John A. Orwin	77,541
Courtney J. Phillips	28,764
Brian Atwood	49,654
Kristine M. Ball	—
Franklin Berger	97,808
David Lacey, M.D.	—
William H. Robinson, M.D., Ph. D.	368,948
Stacey Ma, Ph.D.	—
Stephen Brady	—
Lindsey Rolfe, M.D.	—
Tito A. Serafini, Ph.D.	314,132

(1)
Each share of Class A common stock is entitled to one CVR. A CVR payment is conditioned on the achievement of one or more Milestones, which may or may not be achieved. For additional information regarding the CVR, please refer to the sections titled “Proposal 1: Approval of the Asset Sale Pursuant to the Asset Purchase Agreement — Form of Contingent Value Rights Agreement” and “Proposal 2: Approval of the Dissolution Pursuant to the Plan of Dissolution — Estimated Distribution to Stockholders” beginning on pages 35 and 46 of this proxy statement, respectively.

Please refer to the section titled “Security Ownership of Certain Beneficial Owners and Management” on page 66 of this proxy statement for additional information regarding the number of shares of Class A common stock beneficially owned by our directors and executive officers.
The exercise prices of all outstanding stock options held by our directors and our executive officers range from $1.18 to $22.06, which exceeds the high range of our estimated initial liquidating distribution to stockholders of $0.07 per share. Unless and until any such options are exercised and payment of the applicable exercise price is made, our directors and executive officers are not entitled to any cash distributions with respect to their options under the Plan of Dissolution. All outstanding options, whether currently vested or unvested, will terminate immediately prior to the Dissolution in accordance with the terms of our equity incentive plans and our inducement plan.
All outstanding restricted stock units, whether currently vested or unvested, will terminate immediately prior to the Dissolution in accordance with the terms of our equity incentive plans and our inducement plan. Our executive officers and Dr. Serafini own, as of the date of this proxy statement, an aggregate of 50,834 restricted stock units as follows (none of which are scheduled to vest within 60 days as of the date of this proxy statement):
Name	Number of Restricted Stock Units(1)
John A. Orwin	—
Courtney J. Phillips	21,667
Tito A. Serafini, Ph.D.	29,167

(1)
The holder of a restricted stock unit that settles in Class A common stock on or before the date immediately preceding the closing of the Asset Sale is entitled to one CVR for each such restricted stock unit. A CVR payment is conditioned on the achievement of one or more Milestones, which may or may not be achieved. For additional information regarding the CVR, please refer to the sections titled “Proposal 1: Approval of the Asset Sale Pursuant to the Asset Purchase Agreement — Form of Contingent Value Rights Agreement” and “Proposal 2: Approval of the Dissolution Pursuant to the Plan of Dissolution — Estimated Distribution to Stockholders” beginning on pages 35 and 46 of this proxy statement, respectively.

Director Compensation
Pursuant to our Non-Employee Director Compensation Policy, our non-employee directors currently receive annual cash retainers and stock option grants for their service on our Board of Directors and committee service. Our Board of Directors does not expect to grant stock options otherwise due and payable for board and committee service during 2024. Further, our Board of Directors has determined that the Non-Employee Director Compensation Policy shall cease and be terminated as of the Dissolution.
Indemnification and Insurance
In connection with the Dissolution, we will continue to indemnify our directors and officers to the maximum extent permitted in accordance with applicable law, our certificate of incorporation and bylaws, and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and the winding up of our business and affairs. Our Board of Directors is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover such indemnification obligations, including seeking an extension in time and coverage of our insurance policies currently in effect.
As a result of these benefits, our directors and executive officers generally could be more likely to vote to approve the Plan of Dissolution, including the Dissolution contemplated thereby, than our other stockholders.

PROPOSAL 3: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES
We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if our Board of Directors determines that it is necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Asset Sale Proposal and the Dissolution Proposal at the time of the Special Meeting. If our Board of Directors determines that it is necessary or appropriate, we will ask our stockholders to vote only on this Adjournment Proposal and not to vote on the Asset Sale Proposal or the Dissolution Proposal.
If stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders who have previously returned properly executed proxies voting against the Asset Sale Proposal and/or the Dissolution Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Asset Sale Proposal and/or the Dissolution Proposal, and that the Asset Sale Proposal and/or the Dissolution Proposal would be defeated, we could adjourn the Special Meeting without a vote on the Asset Sale Proposal and/or the Dissolution Proposal and seek to convince the holders of those shares to change their votes to votes in favor of approving the Asset Sale Proposal and/or the Dissolution Proposal. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the Chairperson of the Special Meeting.
Approval of the Adjournment Proposal requires either (i) if a quorum is present, the affirmative vote of the majority of the shares of Class A common stock present virtually or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter or (ii) if a quorum is not present, the vote of the holders of a majority of the shares of Class A common stock represented at the Special Meeting.
For the purpose of the Adjournment Proposal, (i) a failure to vote virtually or by proxy at the Special Meeting (including failure to give instruction to banks, brokers or other nominees on any of the proposals to be voted on at the Special Meeting for shares of Class A common stock held in “street name”) will have no effect on the outcome of the Adjournment Proposal (but such shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, which may make it harder to establish a quorum for the transaction of business at the Special Meeting), and (ii) abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal, whether or not a quorum is present. If your shares are deemed present or represented by proxy at the Special Meeting, then a failure to vote your shares will have no effect on the outcome of the Adjournment Proposal if a quorum is present but will have the same effect as a vote “AGAINST” the Adjournment Proposal if a quorum is not present. Shares of the our Class A common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a stockholder returns a properly signed and dated proxy card without indicating voting preferences on such proxy card, the shares of Class A common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting and all of such shares will be voted as recommended by our Board of Directors.
Under the rules of Nasdaq, banks, brokers or other nominees who hold shares in “street name” for customers have the authority to vote on “discretionary” proposals when they have not received instructions from beneficial owners. However, banks, brokers or other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the Asset Sale Proposal, the Dissolution Proposal and the Adjournment Proposal. Because banks, brokers or other nominees do not have discretionary voting authority with respect to the Asset Sale Proposal, the Dissolution Proposal and the Adjournment Proposal, if a beneficial owner of shares of Class A common stock held in “street name” does not give voting instructions to the banks, brokers or other nominees with respect to any of the proposals, then those shares will not be present or represented by proxy at the Special Meeting and will not be counted for purposes of determining whether a quorum is present at the Special Meeting. However, if a beneficial owner of shares of Class A common stock held in “street name” gives voting instructions to the banks, brokers or other nominees with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. If your shares are deemed present virtually or represented by proxy at the Special Meeting, then failure to vote your shares of Class A common stock (including a failure of your banks, brokers or other nominees to vote shares held on your behalf) will have the same effect as a vote “AGAINST” the Adjournment Proposal if a quorum is not present, but will have no effect on the Adjournment Proposal if a quorum is present. Therefore, if you hold your shares of Class A common stock in “street name,” it is important that you instruct your banks, brokers or other nominees on how you wish to vote your shares.
The Board of Directors Recommends
A Vote In Favor of Proposal 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our shares of Class A common stock and our non-voting Class B common stock as of February 22, 2024, by:
•
all those known by us to be beneficial owners of more than five percent of our shares of Class A common stock and Class B common stock;

•
each of our directors;

•
each of our named executive officers; and

•
all of our directors and executive officers as a group.

This table is based upon information supplied by officers, directors and principal stockholders and filings with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned. We have deemed shares of Class A common stock subject to options and restricted stock units that are currently exercisable or exercisable within 60 days of February 22, 2024, to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.
Applicable percentages are based on 38,409,117 shares of Class A common stock, adjusted as required by rules promulgated by the SEC. Except as set forth below, the principal business address of each such person or entity is c/o Atreca, Inc., 900 East Hamilton Avenue, Suite 100, Campbell, California 95008.
	Shares Beneficially Owned
Beneficial Owner	Number of shares of Class A common stock	Percentage of shares of Class A common stock
Greater than 5% Stockholders
Entities Affiliated with Baker Brothers Life Sciences, L.P.(2)	7,677,982(3)	19.9%
Entities Affiliated with Boxer Capital, LLC(1)	2,202,333	5.7%
Directors and Named Executive Officers
John A. Orwin(4)	1,720,975	4.3%
Tito A. Serafini, Ph.D.(5)	902,152	2.3%
Brian Atwood(6)	73,654	*
Kristine M. Ball(7)	60,000	*
Franklin Berger(8)	167,974	*
Stephen R. Brady(9)	28,000	*
David Lacey, M.D.(10)	90,532	*
Stacey Y. Ma, Ph.D.(11)	28,000	*
William Robinson, M.D., Ph.D.(12)	466,614	1.2%
Lindsey Rolfe, MBChB(13)	60,000	*
Stephen E. Gould(14)	139,048	*
All executive officers and directors as a group (11 persons)(15)	3,980,622	9.6%

*
Represents beneficial ownership of less than one percent

(1)
This information is based solely on a Schedule 13G/A filed with the SEC on February 14, 2022. Boxer Capital, LLC, Boxer Asset Management Inc., and Joe Lewis each reported shared voting power and shared dispositive power of 2,202,333 shares of Class A common stock. The business address of Boxer Capital, LLC is 11782 El Camino Real, Suite 320, San Diego, California 92130. The principal business address of Boxer Asset Management Inc. and Joe Lewis is: Cay House, EP Taylor Drive N7776, Lyford Cay, New Providence, Bahamas.

(2)
Baker Brothers Life Sciences, L.P. and 667, L.P., an affiliate of Baker Brothers Life Sciences, L.P., together hold 1,214,958 shares of our Class B common stock, which constitutes 100% of the outstanding Class B common stock shares. As described above in the section titled “Proposal 1: Approval of the Asset Sale Pursuant to the Asset Purchase Agreement — Background for the Asset Sale and the Dissolution,” in connection with the Asset Purchase Agreement, Baker Brothers Life Sciences, L.P. and 667, L.P. agreed to convert 5,500,483 shares of Class B common stock into 5,500,483 shares of Class A common stock on and as of the Conversion Date, subject to the Adjusted Beneficial Ownership Limitation.

(3)
Baker Bros. Advisors LP, Baker Bros. Advisors (GP) LLC, Felix J. Baker, and Julian C. Baker each reported sole voting power and sole dispositive power with respect to all shares of Class A common stock beneficially owned, consisting of 7,023,696 shares of Class A common stock held of record by Baker Brothers Life Sciences, L.P. and 654,286 shares of Class A common stock held of record by 667, L.P. The principal business address of Baker Bros. Advisors LP, Baker Bros. Advisors (GP) LLC, Felix J. Baker, and Julian C. Baker is: c/o Baker Bros. Advisors L.P., 860 Washington Street, 3rd Floor, New York, NY 10014.

(4)
Consists of (a) 77,541 shares Class A common stock and (b) 1,643,434 shares of Class A common stock issuable pursuant to a stock option exercisable within 60 days after February 22, 2024.

(5)
Consists of (a) 228,875 shares of Class A common stock held of record by Tito A. Serafini and Marya A. Postner Trustees or Successor Trustee, of the Serafini/Postner Revocable Trust U/A/D 2/8/98, (b) 50,000 shares of Class A common stock held of record by Tito A. Serafini and Marya Postner, Trustees of the Serafini/Postner Irrevocable Remainder Trust, (c) 35,257 shares of Class A common stock held of record by Dr. Serafini, (d) 558,853 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days after February 22, 2024, and (e) 29,167 shares of Class A common stock issuable upon the settlement of restricted stock units. Dr. Serafini’s employment with Atreca terminated on January 31, 2024.

(6)
Consists of (a) 49,654 Class A common stock held of record by Atwood-Edminster Trust dtd 4/2/00 and (b) 24,000 shares of Class A common stock issuable pursuant to a stock option exercisable within 60 days after February 22, 2024.

(7)
Consists of shares of Class A common stock issuable pursuant to a stock option exercisable within 60 days after February 22, 2024.

(8)
Consists of (a) 97,808 shares of Class A common stock and (b) 70,166 shares of Class A common stock issuable pursuant to a stock option exercisable within 60 days after February 22, 2024.

(9)
Consists of shares of Class A common stock issuable pursuant to a stock option exercisable within 60 days after February 22, 2024.

(10)
Consists of shares of Class A common stock issuable pursuant to a stock option exercisable within 60 days after February 22, 2024.

(11)
Consists of shares of Class A common stock issuable pursuant to a stock option exercisable within 60 days after February 22, 2024.

(12)
Consists of (a) 368,948 shares of Class A common stock and (b) 97,666 shares of Class A common stock issuable pursuant to a stock option exercisable within 60 days after February 22, 2024.

(13)
Consists of shares of Class A common stock issuable pursuant to a stock option exercisable within 60 days after February 22, 2024.

(14)
Consists of (a) 6,757 shares of Class A common stock and (b) 132,291 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days after February 22, 2024. Dr. Gould’s employment with Atreca terminated on December 31, 2023.

(15)
Consists of (a) 936,847 shares of Class A common stock, (b) 3,014,608 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days after February 22, 2024, and (c) 29,167 shares of Class A common stock issuable upon settlement of vested restricted stock units.

ADDITIONAL INFORMATION
Description of Business
Until recently, we were a biopharmaceutical company utilizing our differentiated platform to discover and develop novel antibody-based immunotherapeutics to treat a range of solid tumor types. On December 22, 2023, we announced, after extensive consideration of potential strategic alternatives, that our Board of Directors had unanimously approved, on December 19, 2023, the Asset Sale pursuant to the Asset Purchase Agreement and the Dissolution pursuant to the Plan of Dissolution, each of which, the Asset Sale and the Plan of Dissolution, are subject to stockholder approval. In connection with the Plan of Dissolution, we have discontinued all preclinical and clinical programs and we have continued reductions in our workforce, which included the termination of most employees by December 31, 2023.
Preclinical Development Programs
Since the suspension of the development of ATRC-101, our former lead product candidate, in August 2023, and prior to announcing our intention to dissolve Atreca, subject to approval by our stockholders, we were focusing our preclinical development efforts for our lead-stage oncology programs, including APN-497444 and APN-346958, an Atreca-discovered antibody consisting of a CD3 bispecific T-cell engager against an RNA-binding protein target. In addition, we and Xencor, Inc. recently elected to terminate the joint program based on APN-346958 that commenced in early 2023.
MAM01/ATRC-501
In October 2021, we entered into a licensing agreement with the Gates MRI to allow Gates MRI to develop and commercialize MAM01/ATRC-501 for the prevention of malaria in GAVI-, the Vaccine Alliance, eligible countries located in malaria-endemic regions of the world, to advance its charitable purposes, or the Grant Agreement. MAM01/ATRC-501 is an engineered version of an antibody that we discovered using our platform that targets the circumsporozoite protein of Plasmodium falciparum, the protozoan that causes the deadliest form of malaria. In the first half of 2023, Gates MRI filed an initial new drug application for MAM01/ATRC-501 with the U.S. Food and Drug Administration. In the second half of 2023, Gates MRI initiated a Phase 1 trial in the United States with a follow-up study in Sub-Saharan Africa. We retain commercial rights in the United States, Europe and parts of Asia, and potential product development opportunities in those regions include prevention of malaria for those traveling to malaria endemic regions.
Reorganization Activities and Strategic Review Process
In August 2023, we implemented a reorganization of our operations. As part of the reorganization, we undertook cost-savings initiatives, including a workforce reduction of approximately 40% of our then-current employees, and we suspended the development of ATRC-101, our lead product candidate. In November 2023, we implemented a further reduction in our workforce of approximately 40% of our then-current employees while maintaining the necessary support to continue exploring potential strategic transactions and business alternatives focused on maximizing stockholder value from our existing cash and cash equivalents, including, but not limited to, a merger, sale of part or all our clinical, preclinical and discovery platform assets, business combination, and/or similar transaction.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for stockholder meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of stockholder meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are Atreca stockholders will be “householding” the proxy materials for this Special Meeting. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials materials, please notify your bank, broker or other nominee or Atreca. Direct your written request to Atreca, Inc., Attn: General Counsel and Corporate Secretary at 900 East Hamilton Avenue, Suite 100, Campbell, California 95008. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.
Market Price and Dividend Data
Our Class A common stock is listed on Nasdaq under the symbol “BCEL.” As of February 22, 2024, there were 38,409,117 shares of Class A common stock outstanding held by approximately [44] stockholders of record. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners, but whose shares are held in “street name” by banks, brokers or other nominees. As of February 22, 2024, there were 1,214,958 shares of Class B common stock outstanding held by two stockholders of record.
On February 22, 2024, the latest practicable trading day before the printing of this proxy statement, the closing price for our Class A common stock on Nasdaq was $0.31 per share. You are encouraged to obtain current market quotations for our Class A common stock.
Following the Dissolution, there will be no further market for our Class A common stock, and it will be delisted from Nasdaq prior to the Dissolution and deregistered under the Exchange Act. As a result, following the Dissolution, we will no longer file annual, periodic and current reports under the Exchange Act with the SEC.
We have never declared or paid any cash dividends on our capital stock. In the event that the Dissolution is not consummated, our payment of any future dividends would be at the discretion of our Board of Directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our Board of Directors may deem relevant.
Stockholder Proposals and Nominations
In the event that we hold the 2024 annual meeting of stockholders, a stockholder may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our General Counsel and Corporate Secretary in a timely manner. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in next year’s proxy materials. To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 29, 2023 to our General Counsel and Corporate Secretary at 900 East Hamilton Avenue, Suite 100, Campbell, California 95008; provided, however, that if our 2024 annual meeting of stockholders is held before May 14, 2024 or after July 13, 2024, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2024 annual meeting of stockholders.
Our amended and restated bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting, provided that such proposal or nominee would not be included in next year’s proxy materials. Such proposals must comply with the requirements, including without limitation, the separate notice procedures, of our amended and restated bylaws. If you wish to submit such a proposal or nominate a director, written notice must be received by our General Counsel and Corporate Secretary no later than the close of business on March 15, 2024 nor earlier than close of business on February 14, 2024; provided, however, that if our 2024 Annual Meeting of Stockholders is held before May 14, 2024 or after July 13, 2024, then the proposal must be received no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made.
Furthermore, in addition to satisfying the foregoing requirements under our amended and restated bylaws, a stockholder who intends to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements required by Rule 14a-19(b) under the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the investor relations page of our website at https://ir.atreca.com/financials-and-filings/sec-filings.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents (other than the information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless the Form 8-K expressly provides to the contrary) set forth below that we have previously filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 29, 2023;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2023;

•
our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2023, June 30, 2023 and September 30, 2023, respectively, filed with the SEC on May 10, 2023, August 10, 2023 and November 14, 2023, respectively; and

•
our Current Reports on Form 8-K, filed with the SEC on February 6, 2024, December 26, 2023, June 15, 2023, August 10, 2023, September 14, 2023 and September 21, 2023.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Plan of Dissolution. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials.
Notwithstanding the foregoing, we will not incorporate by reference in this proxy statement any documents or portions thereof that are not deemed “filed” with the SEC, including information furnished under Item 2.02 or Item 7.01 or otherwise of any Current Report on Form 8-K, including related exhibits, after the date of this proxy statement unless, and except to the extent, specified in such Current Report.
Any person, including any beneficial owner of shares of Class A common stock, to whom this proxy statement is delivered, may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to Atreca’s address below. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.
Atreca, Inc.
Attn: Investor Relations
900 East Hamilton Avenue, Suite 100
Campbell, California 95008
(650)-595-2595
If you have any questions concerning the Asset Purchase Agreement, the Asset Sale, the Plan of Dissolution, the Dissolution, the Special Meeting or this proxy statement, or would like additional copies of this proxy statement or need help voting your shares of Class A common stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com
MISCELLANEOUS
We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement, the annexes to this proxy statement, any amendments or supplements to this proxy statements, and the documents that we incorporate by reference into this proxy statement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This proxy statement is dated February 23, 2024. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.
OTHER MATTERS
Our Board of Directors knows of no other matters to be presented for consideration at the Special Meeting.
By Order of the Board of Directors
/s/ John A. Orwin

John A. Orwin
President, Chief Executive Officer and Member of the Board of Directors
Campbell, California
February 23, 2024

ANNEX A
ASSET PURCHASE AGREEMENT
by and between
Atreca, Inc.
and
Immunome, Inc.
Dated as of December 22, 2023

A-i

SCHEDULES
Schedule 2.1.2(a) Assumed Contracts
Schedule 2.1.2(b) Seller IP
Schedule 2.1.2(e) Regulatory Approvals
Schedule 2.1.2(f) Specified Samples
Schedule 2.1.4 Assumed Liabilities
Schedule 6.8 Stockholders Meeting
EXHIBITS
Exhibit A Form of Assignment and Bill of Sale
Exhibit B Form of Patent Assignment
Exhibit C Form of Support Agreement
Exhibit D Form of CVR Agreement

A-ii

ASSET PURCHASE AGREEMENT
This Asset Purchase Agreement (this “Agreement”) is made and executed as of December 22, 2023 (the “Execution Date”), by and between Atreca, Inc., a Delaware corporation (“Seller”) and Immunome, Inc., a Delaware corporation (“Purchaser”). Seller and Purchaser are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
A.   Purchaser desires to acquire from Seller, and Seller desires to sell to Purchaser, the Transferred Assets (as defined below), in each case, upon the terms and subject to the conditions of this Agreement (the “Asset Sale”).
B.   In consideration of such sale, Purchaser will assume the Assumed Liabilities (as defined below) and deliver to Seller the Closing Payment (as defined below), in each case, upon the terms and subject to the conditions of this Agreement.
C.   The Board has unanimously (i) determined that this Agreement, the Ancillary Agreements, the Asset Sale and the other transactions contemplated hereby and thereby are fair to and in the best interests of Seller and its stockholders and declared it advisable to enter into this Agreement with Purchaser; and (ii) adopted resolutions approving this Agreement, the Asset Sale and the consummation of the other transactions contemplated hereby and recommending to the stockholders of Seller to vote for the adoption of a resolution approving the sale of substantially all of Seller’s assets pursuant to, and on the terms and conditions set forth in, this Agreement at a meeting duly called and held (or by unanimous written consent) (such recommendation by the Board, the “Board Recommendation”) pursuant to the DGCL (as defined below).
D.   Concurrently with the execution and delivery of this Agreement and as a condition and inducement to Purchaser’s willingness to enter into this Agreement, the officers, directors and stockholders of Seller listed on Section A of the Seller Disclosure Schedule have entered into Support Agreements, dated as of the date of this Agreement, in substantially the form attached hereto as Exhibit C (the “Support Agreement”), pursuant to which such officers, directors and stockholders have, subject to the terms and conditions set forth therein, agreed to vote all their shares of Seller’s capital stock in favor of the Asset Sale and the other transactions contemplated by this Agreement.
E.   On the terms and subject to the conditions set forth in this Agreement, at or prior to the Closing, Purchaser and a duly qualified rights agent reasonably agreeable to Seller will enter into the CVR Agreement.
NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions, agreements and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE 1 DEFINITIONS
1.1   Certain Defined Terms.   As used herein, the following terms shall have the following meanings:
“Acceptable Confidentiality Agreement” has the meaning set forth in Section 6.6.2.
“Acquisition” has the meaning set forth in Section 2.1.1.
“Acquisition Proposal” has the meaning set forth in Section 6.6.4(a).
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.
“Agreement” has the meaning set forth in the preamble hereto.
“Alternative Acquisition Agreement” has the meaning set forth in Section 6.6.5(a).

“Ancillary Agreements” means the Assignment and Bill of Sale, the Patent Assignment, the Support Agreements and the CVR Agreement.
“Apportioned Obligations” has the meaning set forth in Section 6.3.1(b).
“Asset Sale” has the meaning set forth in the recitals hereto.
“Assignment and Bill of Sale” means the assignment and bill of sale in substantially the form attached hereto as Exhibit A.
“Assumed Contracts” has the meaning set forth in Section 2.1.2(a).
“Assumed Liabilities” has the meaning set forth in Section 2.1.4(a).
“Bankruptcy Code” has the meaning set forth in Section 3.1.12.
“Board” means the Board of Directors of Seller.
“Board Recommendation” has the meaning set forth in the recitals hereto.
“Books and Records” means originals or, if originals do not exist, true and complete copies, of all books, records, files (including data files), work papers and other documents relating to the Specified Programs and other Transferred Assets, including (a) the amino acid sequences encoding the naturally occurring antibodies and any engineered antibody variant primarily related to any Specified Programs or any other Transferred Assets(including research and development, data, supplier lists, consultant reports, correspondence with, to or from research ethics committee, informed consent forms and HIPAA authorizations related to the Specified Samples and Original PBMC Samples), (b) all files relating to the inventorship, ownership, filing, prosecution, issuance, maintenance, enforcement or defense of any Seller IP, including written Third Party correspondence, and (c) records and documents related to research and nonclinical, pre-clinical studies for any Specified Program conducted by or on behalf of Seller, including laboratory and engineering notebooks, procedures, tests and dosage information or related to any Specified Samples and Original PBMC Samples; in each case ((a) through (c)), in all forms, including electronic, in which they are stored or maintained, and all data and information included or referenced therein, and in each case to the extent owned or controlled by or otherwise in the possession of Seller.
“Business Day” means any day other than Saturday, Sunday, public holiday, or a day on which banking institutions in New York, New York are authorized or required by Law to be closed.
“Business Information” has the meaning set forth in Section 6.10.5.
“Change in Recommendation” has the meaning set forth in Section 6.6.5(a).
“Closing” has the meaning set forth in Section 2.3.1.
“Closing Consideration” has the meaning set forth in Section 2.2.
“Closing Date” means the date on which the Closing occurs.
“Closing Payment” has the meaning set forth in Section 2.2.
“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
“Confidentiality Agreement” means that certain Mutual Confidentiality Agreement, dated October 3, 2023, by and between Seller and Purchaser.
“Contract” means any written or oral agreement, understanding, contract, note, bond, deed, mortgage, lease, sublease, license, sublicense, grant, subsidy or other legally binding arrangement.
“Control” means, with respect to any Intellectual Property Rights, the possession of the right, whether directly or indirectly, and whether by ownership, license, covenant not to sue or otherwise, to assign, transfer, or grant access to, or to grant a license, sublicense or other right (including a covenant not to sue) to or under such Intellectual Property Rights as provided for herein without violating (a) the terms of any agreement or other arrangement with any Third Party existing as of the time a Person or its Affiliates would be required hereunder to grant such access, ownership, license or sublicense and (b) any applicable Law.
“Copyright” means copyrights and rights in copyrightable works, copyright registrations, or any application therefor and all extensions, restorations, reversions and renewals of any of the foregoing.
“CVR” has the meaning set forth in Section 2.2.
“CVR Agreement” means the contingent value rights agreement in substantially the form attached hereto as Exhibit D, with such revisions thereto requested by the Rights Agent that are not, individually or in the aggregate, materially detrimental to the holders of CVRs and reasonably acceptable to Purchaser and Seller.
“CVR Record Date” has the meaning set forth in the CVR Agreement.
“CVR Term” has the meaning set forth in the CVR Agreement.
“Determination Notice” has the meaning set forth in Section 6.6.6(a).
“Development” means, and “Develop” means conduct, services and activities relating to, nonclinical, pre-clinical and clinical drug development activities, including nonclinical and pre-clinical studies, laboratory testing and clinical trials, relating to the development of pharmaceutical compounds and submission of information to a Regulatory Authority for the purpose of obtaining Regulatory Approval of a product candidate, and activities to develop manufacturing capabilities for a product candidate. “Development” includes optimization, nonclinical and pre-clinical activities, pharmacology studies, toxicology studies, laboratory testing, formulation, patient treatment in drug development activities, manufacturing process development and scale-up (including bulk compound production), quality assurance and quality control, technical support, pharmacokinetic studies, clinical trials and regulatory affairs activities.
“DGCL” means the Delaware General Corporation Law, as amended.
“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or other similar restriction (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).
“End Date” has the meaning set forth in Section 8.2.1.
“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Assets” has the meaning set forth in Section 2.1.3.
“Excluded Contracts” has the meaning set forth in Section 2.1.3(c).
“Excluded Liabilities” has the meaning set forth in Section 2.1.4(b).
“Excluded Taxes” means (i) all Taxes of Seller or any of its Affiliates, or for which Seller or any of its Affiliates is otherwise liable (including by Contract or pursuant to any Law, as a transferee or successor), for any taxable period including all Taxes of any member of an affiliated, consolidated, combined or unitary group of which Seller (or any predecessor thereof) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local or non-U.S. Law; (ii) all Taxes relating to the Excluded Assets or Excluded Liabilities for any taxable period; (iii) all Taxes relating to the Transferred Assets or the Assumed Liabilities for any taxable period ending on or prior to the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, for the Pre-Closing Tax Period as determined pursuant to Section 6.3.1; and (iv) all Transfer Taxes for which Seller is responsible as provided in Section 6.3.1(a).
“Execution Date” has the meaning set forth in the preamble hereto.
“Exploit” or “Exploiting” means to make, have made, import, use, sell, offer for sale, and otherwise dispose of, including to research, Develop, register, modify, enhance, improve, manufacture, have manufactured, store, formulate, optimize, export, transport, distribute, commercialize, promote, market, have sold and otherwise dispose of.
“Exploitation” means the act of Exploiting a compound, product or process.
“FDA” means the United States Food and Drug Administration and any successor agency thereto.
“FDCA” means the U.S. Federal Food, Drug, and Cosmetic Act, as amended, and any successor statute, and all related rules, regulations and guidance promulgated thereunder (including, without limitation, the regulations promulgated in title 21 of the Code of Federal Regulations).
“Filed SEC Documents” has the meaning set forth in Section 3.1.
“Governmental Authorization” means any: (a) permit, license, consent, certificate, filing, notification, concessions, franchise, ratification, permission, variance, clearance, registration, qualification, listing, exemption, endorsement, waiver, designation, approval or authorization (including any supplement or amendment thereto) issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law; or (b) right under any Contract with any Governmental Body.
“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) international, multinational, federal, state, local, municipal, foreign or other government, agency or authority; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, securities exchange or instrumentality and any court or other tribunal).
“Governmental Order” means any order, decision, ruling, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Body.
“Holder” has the meaning set forth in the CVR Agreement.
“Human Antibody Database Repository” means, with respect to any subset of antibodies in the Sequence Repository, the data available in Seller’s laboratory information management system (“LIMS”) database, which data may include immunohistochemistry staining data, flow cytometry data, or other analyses that were catalogued in LIMS.
“Health Care Laws” means any applicable Laws relating to pharmaceutical products, good manufacturing practices, good laboratory practices, good clinical practices, interactions with health care professionals, fraud and abuse matters, and includes: (a) FDCA; (b) 21 C.F.R. Parts 11, 50, 54, 56, 58, 312, and 812; (c) Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act); (d) the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)); (e) the Stark Anti-Self-Referral Law (42 U.S.C. § 1395nn); (f) the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)); (g) the civil False Claims Act (31 U.S.C. §§ 3729 et seq.); (h) the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)); (i) the exclusion Laws (42 U.S.C. § 1320a-7); (j) HIPAA; and (l) any other applicable Laws related to the design, development, testing, processing, handling, storing or licensing of the Transferred Assets, as applicable, or that is related to remuneration (including ownership) to or by physicians or other health care providers (including kickbacks) or the disclosure or reporting of the same, patient or program charges, record-keeping, claims processing, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, licensure, accreditation or any other material aspect of providing health care products or services.
“HIPAA” means, collectively: (a) the Health Insurance Portability and Accountability Act of 1996; (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); and (c) the Omnibus Rule effective March 26, 2013 (78 Fed. Reg. 5566), and other implementing regulations at 45 C.F.R. Parts 160 and 164 and related binding guidance from the United States Department of Health and Human Services, in each case, as the same may be amended, modified or supplemented from time to time.
“Intellectual Property Rights” means, collectively, all past, present and future rights of any intellectual property, including the following types, under the Laws of any jurisdiction in the world, whether registered, unregistered, applied for and pending: (a) rights associated with works of authorship, including exclusive Exploitation rights, Copyrights, moral rights, software, applications, databases, and mask works, together with common law rights therein; (b) Trademarks and similar rights and any goodwill associated therewith; (c) trade secrets, know-how, proprietary information, inventions (whether or not patentable), invention disclosures, discoveries, prototypes, research results, instructions, procedures, methods, processes, protocols, specifications, techniques,tests, formulae, compositions, materials,and other forms of technology (whether or not patentable or copyrightable); (d) Patents and industrial property rights; (e) rights of privacy and publicity, and (f) rights in or relating to administrative prosecution, registration, recordation or other administrative proceeding; including renewals, extensions, combinations divisions, reissues, restorations, reversions, derivatives, translations, localizations, adaptations and combinations of, and applications for, any of the rights referred to in subsection (a) through (e).
“Intervening Event” has the meaning set forth in Section 6.6.4(b).
“IRS” means the United States Internal Revenue Service.
“Key Personnel” has the meaning set forth in Section 6.10.5.
“Key Personnel Agreements” has the meaning set forth in Section 6.10.5.
“Later Discovered Contract” has the meaning set forth in Section 6.5.
“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law,resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.
“Legal Proceeding” means any action, suit, charge, complaint, litigation, arbitration, proceeding, mediation (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.
“Liabilities” means any debts, liabilities, obligations, Taxes, commitments, expenses or claims, whether accrued or fixed, known or unknown, fixed or contingent, determined or determinable and whether or not the same would be required to be reflected in financial statements or disclosed in the notes thereto.
“Material Adverse Effect” means an event, fact, condition, occurrence, change or effect that is, or would reasonably be expected to (a) individually or in the aggregate, be materially adverse to the Transferred Assets or the Assumed Liabilities, or (b) prevent or materially impede or delay the consummation by Seller of the transactions contemplated hereby; provided, however, that, none of the following, and no events, facts, conditions, occurrences, changes or effects resulting from the following, shall be deemed (individually or in combination) to constitute, or shall be taken into account in determining whether there has been, a “Material Adverse Effect” for purposes of clause (a) above: (i) political or economic conditions or conditions affecting the capital or financial markets generally; (ii) conditions generally affecting any industry or industry sector in which Seller operates or competes, including increases in operating costs; (iii) any changes or proposed changes in applicable Law or the generally accepted accounting principles of the United States, as in effect on the Execution Date (or any corresponding applicable accounting standards in any jurisdiction outside the United States); (iv) any hostility, act of war, sabotage, terrorism or military actions, or any escalation of any of the foregoing; (v) any hurricane, flood, tornado, earthquake, pandemic or other natural disaster or force majeure event; (vi) the public announcement, execution or delivery of this Agreement or the pendency or consummation of the transactions contemplated hereby, including any disruption in (or loss of) supplier, distributor, partner or similar relationships resulting therefrom; and (vii) the taking of any action by Seller or its Affiliates that is explicitly contemplated by this Agreement or that Purchaser has requested be taken; provided, that, with respect to clauses (i), (ii), (iii), (iv) and (v), the impact of such event, change, circumstance, occurrence, effect or state of facts shall be excluded only to the extent it is not disproportionately adverse to Seller as compared to other participants in the industries in which Seller operates.
“Milestone” has the meaning set forth in the CVR Agreement.
“Milestone Payment” has the meaning set forth in the CVR Agreement.
“Non-Assignable Right” has the meaning set forth in Section 2.4.
“Ordinary Course of Business” means the ordinary course of business, including with regard to nature, frequency and magnitude, and otherwise consistent with past practice, and the Ordinary Course of Business of Seller shall also include actions required to effect the winding down of Seller’s prior research and Development activities (including the termination of ongoing contractual obligations relating to Seller current product candidates).
“Original PBMC Samples” means any peripheral blood mononuclear cell (“PBMC”) sample(s), including PBMCs that have been exhausted and are no longer available, from which an antibody sequence was derived that (a) is included in the Sequence Repository or the Human Antibody Repository Database or (b) was used or included in any of the Specified Programs or Specified Program Antibodies.
“Party” and “Parties” have the meaning set forth in the preamble hereto.
“Patent Assignment” means that certain Assignment of Patents in substantially the form attached hereto as Exhibit B.
“Patents” means national, regional and international patents (including utility, utility model, plant and design patents, and certificates of invention), published or unpublished patent applications (including additions, provisional, national, regional and international applications, as well as original, continuation, continuation-in-part, divisionals, continued prosecution applications, reissues, and re-examination applications), patent or invention disclosures, registrations, applications for registrations and any term extension or other action by a Governmental Body which provides rights beyond the original expiration date of any of the foregoing.
“Permitted Encumbrance” means (a) any Encumbrance that arises out of Taxes not yet due and delinquent or the validity of which is being contested in good faith by appropriate proceedings, (b) any Encumbrance representing the rights of customers, suppliers and subcontractors in the Ordinary Course of Business under the terms of any Contracts to which the relevant party is a party or under general principles of commercial or government contract Law (including mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar liens granted or which arise in the Ordinary Course of Business), (c) in the case of real property, Encumbrances that are easements, rights-of-way, encroachments, restrictions, conditions and other similar Encumbrances incurred or suffered in the Ordinary Course of Business and which, individually or in the aggregate, do not and would not materially impair the use (or contemplated use), utility or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location, or zoning, entitlement, building and other land use regulations imposed by a Governmental Body having jurisdiction over such real property or that are otherwise set forth on a title report, and (d) Encumbrances agreed by the Parties to constitute Assumed Liabilities.
“Person” means any natural person, individual, Entity or Governmental Body.
“Post-Closing Tax Period” has the meaning set forth in Section 6.3.1(b).

“Pre-Closing Period” has the meaning set forth in Section 5.1.
“Pre-Closing Tax Period” has the meaning set forth in Section 6.3.1(b).
“Proxy Statement” has the meaning set forth in Section 3.1.11.
“Purchaser” has the meaning set forth in the preamble hereto.
“Purchaser Material Adverse Effect” means any event, fact, condition, occurrence, change or effect that prevents or materially impedes or delays the consummation by Purchaser of the transactions contemplated hereby.
“Regulatory Approvals” means any and all licenses, permits, certificates, clearances, exemptions, approvals, consents and other authorizations of any Regulatory Authority (including any pre-market notification clearances, pre-market approvals and non-clinical, pre-clinical and clinical study authorizations) that are required for or primarily relate to the Transferred Assets or the Exploitation of the Transferred Assets.
“Regulatory Authority” means any Governmental Body, including institutional review boards or other research ethics committees, that regulates or has oversight related to the safety, efficacy, reliability, manufacture, investigation, sale or marketing of pharmaceutical products, medical products, biologics, biopharmaceuticals or human biological samples, including the Specified Samples and Original PBMC Samples.
“Related Documents” means, other than this Agreement, all agreements, certificates and documents signed and delivered by either Party in connection with this Agreement or the transactions contemplated hereby, including each Ancillary Agreement.
“Representatives” means, with respect to any Person, its officers, directors, employees, attorneys, accountants, investment bankers, consultants, agents, financial advisors, other advisors and other representatives of such Person or such Person’s Affiliates.
“SEC” has the meaning set forth in Section 3.1.
“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.
“Seller” has the meaning set forth in the preamble hereto.
“Seller Disclosure Schedule” means the disclosure schedule that has been prepared by Seller in accordance with the requirements of this Agreement and that has been delivered by Seller to Purchaser on the Execution Date.
“Seller IP”means all Patents and other Intellectual Property Rights (excluding any Trademarks and Copyrights), in each case, (a) that are owned by Seller or (b) as to which Seller has been granted a license for and that (i) are related to any Specified Program or related to the Transferred Assets or the Exploitation thereof or (ii) were acquired, conceived, reduced to practice or otherwise made or used in connection with any Specified Program or otherwise incorporated in any Specified Program. For the avoidance of doubt, “Seller IP” shall not include any Intellectual Property Rights licensed to Seller through that certain Exclusive (Equity) Agreement by and between Seller and The Board of Trustees of the Leland Stanford Junior University effective as of June 28, 2012 and as amended through the Execution Date.
“Seller’s Knowledge” means the actual knowledge, after reasonable investigation, of John A. Orwin, Philippe C. Bishop, Stephen E. Gould, Courtney J. Phillips and Tito A. Serafini, and any of their successors as President and Chief Executive Officer, Chief Medical Officer, Chief Scientific Officer, General Counsel and Corporate Secretary and Chief Strategy Officer, respectively (the “Knowledge Individuals”). For the avoidance of doubt, with respect to matters involving Intellectual Property Rights, “reasonable investigation” does not require the conducting of any freedom-to-operate opinions or similar opinions of counsel or any intellectual property clearance searches, and no knowledge of any third party intellectual property that would have been revealed by such inquiries, opinions or searches will be imputed to the Knowledge Individuals.
“Sequence Repository” means an archive containing antibody sequences derived from oncology patient PBMC samples that Seller generated as an initial step to discover and develop prophylactic or therapeutic antibodies and which are set forth in the archive titled “2023_11_15_atrecadb_pgdump” and delivered to Purchaser prior to the date of this Agreement.
“Shares” mean the shares of Class A Common Stock, par value $0.01 per share, or Class B Common Stock, par value $0.01 per share, of Seller, in each case, that are outstanding as of the Closing.
“Specified Programs” means each Development program on or prior to the Closing Date with respect to APN-346958, APN-497444, APN-987481, APN-685612, APN-216371, APN-051280, APN-446726, APN-122597, APN-294782, APN-917227, APN-943410, APN-323078, APN-549983, APN-831408, APN-250134, APN-541885, APN-585401, APN-267252, APN-959038, APN-459683, APN-739852, APN-362519, APN-722709, APN-407050, APN-222330, APN-095633, APN-237563, and APN-217241 (all such APNs, collectively the “Specified Program Antibodies”), and the Exploitation thereof. Notwithstanding anything to the contrary set forth herein, for purposes of this Agreement, a Specified Program to the extent relating to APN-346958 shall be deemed to only refer to the amino acid sequence of and the target for APN-346958 and not any other assets, properties or rights of any kind or nature in connection therewith, including any of Seller’s Books and Records on APN-346958.
“Specified Programs Contract” has the meaning set forth in Section 6.5.
“Specified Samples” means the human PBMCs or other available human biological samples derived from blood specimens (if available) as set forth on Schedule 2.1.2(f).
“Stockholder Approval” has the meaning set forth in Section 3.1.2.
“Stockholders Meeting” has the meaning set forth in Section 6.8.
“Superior Proposal” has the meaning set forth in Section 6.6.4(c).
“Support Agreement” has the meaning set forth in the recitals hereto.
“Tax” or “Taxes” means any U.S. federal, state, local or non-U.S. tax (including any income tax, franchise tax, service tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, Transfer Tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax, social security (or similar) tax or payroll tax), levy, assessment, tariff, deficiency, fee, customs or duty in the nature of a tax, including any interest, penalty or additional amounts related to any tax, imposed, assessed or collected by or under the authority of any Governmental Body.
“Tax Return”means any return (including any information return), report, statement, declaration, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax.
“Third Party” means any Person other than Seller, Purchaser and their respective Affiliates and permitted successors and assigns.
“Trademark” means any word, name, symbol, color, product shape, designation or device or any combination thereof that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, product configuration, logo or business symbol, whether or not registered and all goodwill associated therewith.
“Transfer” has the meaning set forth in Section 3.1.12.
“Transfer Taxes” has the meaning set forth in Section 6.3.1(a).
“Transferred Assets” has the meaning set forth in Section 2.1.2.

1.2   Interpretation.   Except where the context otherwise requires, wherever used, the singular includes the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein does not limit the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party. Unless otherwise specified or where the context otherwise requires, (a) references in this Agreement to any Article, Section, Schedule or Exhibit are references to such Article, Section, Schedule or Exhibit of this Agreement; (b) references in any Section to any clause are references to such clause of such Section; (c) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to a Person are also to its permitted successors and assigns; (e) references to a Law include any amendment or modification to such Law and any rules or regulations issued thereunder, in each case, as in effect at the relevant time of reference thereto; (f) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto; and (g) references to monetary amounts are denominated in United States Dollars.
ARTICLE 2 SALE AND PURCHASE
2.1   Sale and Purchase; Transferred Assets; Assumed Liabilities.
2.1.1   Sale and Purchase.   Upon the terms and subject to the conditions of this Agreement, at and effective as of the Closing, Seller shall sell, transfer, convey, assign and deliver to Purchaser, free and clear of all Encumbrances, other than Permitted Encumbrances, and Purchaser shall purchase, acquire and accept from Seller all of Seller’s right, title and interest in, to and under all of the Transferred Assets. The sale and purchase of the Transferred Assets hereunder is referred to herein as the “Acquisition”.
2.1.2   Transferred Assets.   The term “Transferred Assets” means all of Seller’s right, title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible, wherever located and whether now existing or hereafter acquired, except for the Excluded Assets described in Section 2.1.3 below, which relate to, or are used or held for use in connection with, the Specified Programs, including all of Seller’s right, title and interest in, to and under the following assets as of the Closing Date:
(a)   the Contracts set forth on Schedule 2.1.2(a), including all rights thereunder (the “Assumed Contracts”);
(b)   all Seller IP, including the registrations and applications set forth on Schedule 2.1.2(b);
(c)   all Books and Records;
(d)   all Governmental Authorizations necessary for or primarily related to the Specified Programs;
(e)   all Regulatory Approvals, including as set forth on Schedule 2.1.2(e);
(f)   the Specified Samples;
(g)   the Sequence Repository;
(h)   the Human Antibody Database Repository; and
(i)   all claims, counterclaims, credits, causes of action, choses in action, rights of recovery, and rights of indemnification or setoff against Third Parties and other claims arising out of or relating to Specified Programs, the Transferred Assets or the Assumed Liabilities (other than claims, counterclaims, defenses, causes of action, rights of recovery, rights of set-off and rights of subrogation against any Third Parties relating to the Excluded Assets or Excluded Liabilities) and all

other intangible property rights that relate to the Specified Programs, the Transferred Assets or the Assumed Liabilities.
2.1.3   Excluded Assets.   Purchaser acknowledges that the Transferred Assets shall consist only of those assets described in Section 2.1.2 and all other assets of Seller are excluded (collectively, the “Excluded Assets”), including all of Seller’s right, title and interest to and under the following assets as of the Closing Date:
(a)   any Excluded Taxes;
(b)   all cash and cash equivalents of Seller;
(c)   all Contracts other than the Assumed Contracts (the “Excluded Contracts”);
(d)   all statements of work, proposals or similar documents executed pursuant to any Contract (including the Assumed Contracts) that are not related to, or used or held for use in connection with, any Specified Program or otherwise exclusively related to the Transferred Assets;
(e)   all rights, claims and credits of Seller to the extent relating to any Excluded Asset or any Excluded Liability;
(f)   all minute books and corporate seals, Tax Returns (except for non-income Tax Returns directly related to the Transferred Assets) and similar records of Seller and any attorney work product, attorney-client communications and other items protected by attorney-client or similar privilege;
(g)   all rights of Seller relating to Tax prepayments, Tax deposits, Tax refunds, other Tax assets or any other rights relating to the recovery or recoupment of Taxes (including any refunds or rights or claims to refunds of Taxes, Tax deposits, or other Tax assets for any Tax period (or portion thereof) ending on the Closing Date to the extent relating to the Transferred Assets); and
(h)   except to the extent included in the Transferred Assets, all other properties, assets, goodwill and rights of Seller of whatever kind and nature, real, personal or mixed, tangible or intangible.
2.1.4   Assumed Liabilities; Excluded Liabilities.
(a)   The term “Assumed Liabilities” means all (a) Liabilities under or relating to the Assumed Contracts (including all purchase orders that become due on or after Closing) only to the extent the Assumed Contracts are actually assigned to Purchaser, and (b) all other Liabilities relating to the Transferred Assets set forth on Schedule 2.1.4, in each case, accruing with respect to any period commencing on and after the Closing (but, for the avoidance of doubt, excluding any Liability to the extent arising from or relating to the performance or non-performance thereof prior to the Closing).
(b)   Notwithstanding anything in this Agreement or the Related Documents to the contrary, other than the Assumed Liabilities, Purchaser shall not be the successor to Seller, and Purchaser expressly does not assume and shall not become liable to pay, perform or discharge, any Liability whatsoever of Seller. All such Liabilities are referred to herein as the “Excluded Liabilities”. Seller shall pay, perform and discharge when due all of the Excluded Liabilities, including:
(i)   any Liabilities to the extent relating to or arising out of the Excluded Assets, including the Excluded Contracts;
(ii)   any Liabilities to the extent relating to or arising out of accounts payable (other than the Assumed Liabilities);
(iii)   any Liabilities (including all Legal Proceedings relating to such Liabilities) of Seller to any Person and claims from any Person to the extent relating to or arising out of circumstances existing on or prior to the Closing, including those to the extent relating to or arising out of any product liability, patent infringement, breach of warranty or similar claim for injury to person or property that resulted from the use, operation, ownership or misuse of the

Transferred Assets or the operation of the business of Seller to the extent such conduct occurred prior to the Closing; and
(iv)   any other Liabilities arising out of the Transferred Assets or the operation of the business of Seller prior to the Closing, whether or not any such Liabilities are claimed prior to, at or after the Closing (other than the Assumed Liabilities).
2.2   Closing Consideration.   In consideration of the sale, transfer, conveyance, assignment and delivery of the Transferred Assets to Purchaser and Seller’s other covenants and obligations hereunder, at the Closing, upon the terms and subject to the conditions hereof, Purchaser shall (a) pay to Seller, by wire transfer of immediately available funds to an account or accounts designated by Seller by delivery of written notice thereof to Purchaser at least two (2) Business Days prior to the Closing, an aggregate amount equal to $5,500,000 (the “Closing Payment”), (b) issue to each stockholder of Seller, the right to receive one (1) contractual contingent value right (each, a “CVR”) for each outstanding Share held by such stockholder as of the CVR Record Date, each representing the right to receive contingent payments in cash, without interest, upon the achievement of each Milestone during the CVR Term as set forth in, and subject to the terms and conditions of, the CVR Agreement, and (c) assume the Assumed Liabilities (collectively, the “Closing Consideration”).
2.3   Closing.
2.3.1   Closing.   Pursuant to the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated hereby (the “Closing”) shall be conducted remotely via the electronic exchange of documents and signatures as soon as practicable following (but in any event no later than two (2) Business Days after) the satisfaction of all conditions (other than those that by their terms are to be satisfied or taken at the Closing) set forth in ARTICLE 7 (or, to the extent permitted by applicable Law, waived by the Party entitled to the benefits thereof), or at such other time and place as Purchaser and Seller may agree to in writing.
2.3.2   Closing Deliveries.
(a)   At the Closing, Purchaser shall deliver the following to Seller:
(i)   the Closing Payment pursuant to Section 2.2;
(ii)   each of the Ancillary Agreements, in each case, duly executed by Purchaser; and
(iii)   all other documentation and instruments reasonably requested in advance by Seller relating to the transfers under Section 2.1.
(b)   At the Closing, Seller shall deliver the following to Purchaser:
(i)   each of the Ancillary Agreements, in each case, duly executed by Seller;
(ii)   an IRS Form W-9 duly executed by Seller; and
(iii)   all other documentation and instruments reasonably requested in advance by Purchaser relating to the transfers under Section 2.1.
2.4   Third Party Consents.   If the assignment or transfer of any asset included in the Transferred Assets (including any Later Discovered Contract) or any claim, right or benefit arising thereunder or resulting therefrom, without the consent of a Third Party, would constitute a breach or other contravention of the rights of such Third Party, would be ineffective with respect to any party to an agreement concerning such asset, claim, right or benefit, or, upon assignment or transfer, would in any way adversely affect the rights of Seller or, upon transfer, Purchaser (each, a “Non-Assignable Right”), then Seller shall use its commercially reasonable efforts to obtain such consent after the execution of this Agreement until such consent is obtained. If any such consent cannot be obtained prior to the Closing, then, notwithstanding anything to the contrary in this Agreement or any Related Document, (a) this Agreement and the related instruments of transfer shall not constitute an assignment or transfer of the applicable Non-Assignable Right, and Seller shall use its commercially reasonable efforts to obtain such consent as soon as possible after the Closing and (b) Seller shall use its commercially reasonable efforts to obtain for Purchaser substantially all of the practical benefit and burden of such Non-Assignable Right, including by (i) entering into appropriate and reasonable alternative arrangements on terms mutually agreeable to Purchaser and Seller and (ii) subject to the consent and control of Purchaser, enforcement, at the cost and for the account of Purchaser, of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. Notwithstanding anything to the contrary in this Agreement (a) neither Seller nor any of its Affiliates shall be required to pay money to any third party, commence any Legal Proceeding or offer or grant any negative concessions in connection with such efforts and (b) such benefits shall be calculated net of additional documented out-of-pocket costs in connection therewith (including Taxes).
2.5   Withholding.   Purchaser, its Affiliates, and its Representatives shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement and the CVR Agreement any withholding Taxes required by applicable Law to be deducted and withheld. If Purchaser intends to deduct or withhold any amounts pursuant to this Section 2.5, Purchaser shall use commercially reasonable efforts to notify Seller within a reasonable time period in advance thereof and shall cooperate in good faith with Seller and its Affiliates to minimize any such deduction and withholding as permitted by Law and applicable income tax treaty. Any amounts deducted or withheld and remitted to the appropriate taxing authority shall be treated for all purposes of this Agreement and the CVR Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.
ARTICLE 3 REPRESENTATIONS AND WARRANTIES
3.1   Representations and Warranties of Seller.   Seller hereby represents and warrants to Purchaser that, except as (a) set forth in the confidential Seller Disclosure Schedule (it being understood that each representation and warranty contained in this ARTICLE 3 is subject to (i) exceptions and disclosures set forth in the part or subpart of the Seller Disclosure Schedule corresponding to the particular Section or subsection in this ARTICLE 3; and (ii) any exception or disclosure set forth in any other part or subpart of the Seller Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure is applicable to qualify such representation and warranty) or (b) disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by Seller, from and after January 1, 2023 and prior to the Execution Date (the “Filed SEC Documents”), other than any risk factor disclosure (other than any statements of fact or other statements that are not forward looking and cautionary in nature) in any such Filed SEC Document contained in the “Risk Factors” section:
3.1.1   Due Organization.   Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own and use its assets in the manner in which its assets are currently owned and used. Seller is qualified or licensed to do business as a foreign corporation, and is in good standing, in each jurisdiction where the nature of its business requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing does not have, and would not reasonably be expected to have a Material Adverse Effect.
3.1.2   Authority.   Seller has the requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller and no other corporate proceeding on the part of Seller is necessary to approve and consummate the Asset Sale and the other transactions contemplated hereby, subject to the approval and adoption of this Agreement and the approval of the Asset Sale, the dissolution of Seller and the other transactions contemplated hereby by the holders of a majority of the outstanding shares of common stock of Seller entitled to vote thereon at the Stockholders Meeting (such approvals and adoption, the “Stockholder Approval”). This Agreement constitutes the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general application affecting or relating to the enforcement of creditors rights generally, and subject to equitable principles of general applicability, whether considered in a proceeding at Law or in equity. The Board has unanimously (i) determined that this Agreement, the Asset Sale, the dissolution of Seller and the other transactions contemplated hereby are fair to and in the best interests of Seller and its stockholders and declared it advisable to enter into this Agreement with Purchaser; and (ii) adopted resolutions approving this Agreement, the Asset Sale, the dissolution of Seller and the consummation of the other transactions contemplated hereby and to provide the stockholders of Seller with the Board Recommendation pursuant to the DGCL.
3.1.3   Good Title; Sufficiency of Assets.
(a)   Other than the Intellectual Property Rights which are covered by Section 3.1.5, (i) Seller has good and marketable title to, or valid contract rights to, as applicable, all of the Transferred Assets free and clear of all Encumbrances, and has complete and unrestricted power and unqualified right to sell, assign, transfer and deliver to Purchaser, as applicable, the Transferred Assets, (ii) there are no adverse claims of ownership to the Transferred Assets and Seller has not received written notice that any Person has asserted a claim of ownership or right of possession or use in or to any of the Transferred Assets, and (iii) at the Closing, Purchaser will acquire from Seller good and marketable title to, or valid contract rights to, as applicable, all of the Transferred Assets, free and clear of all Encumbrances (in each case of clauses (i)  – (iii) above, other than Permitted Encumbrances). Title to the Specified Samples within the Transferred Assets shall be conveyed by delivery to Purchaser upon Closing.
(b)   Except for the Excluded Assets specifically described in Section 2.1.3(a) and (f), the Transferred Assets constitute (i) all of the interests, assets and rights of Seller or any of its Affiliates acquired, conceived, collected, compiled, generated, reduced to practice or otherwise made or used in connection with the Specified Programs and (ii) all of the interests, assets and rights of Seller or any of its Affiliates used or held for use in connection with the Specified Programs. The Transferred Assets are sufficient for the continued Exploitation of the Specified Programs after the Closing and constitute all of the rights, property, and assets necessary to Exploit, or primarily related to, the Specified Programs. None of the Excluded Assets are material to the Exploitation of, or primarily related to, the Transferred Assets or Specified Programs.
(c)   To Seller’s Knowledge, Seller’s designee has stored and will continue to store the Specified Samples in accordance with applicable protocols, environmental controls and applicable Laws until Purchaser takes possession of the same.
3.1.4   Non-Contravention; Consents.
(a)   Assuming compliance with the applicable provisions of the DGCL, the execution and delivery of this Agreement and the Related Documents by Seller will not: (i) result in any violation or breach of, or default under (with or without notice or lapse of time, or both), or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Encumbrance in or upon the Transferred Assets under, (i) Seller’s certificate of incorporation and its bylaws, in each case, as amended as of the Execution Date, (ii) any Contract to which Seller is a party or to which any of the Transferred Assets are subject or (iii) any (A) statute, ordinance, rule, regulation or other Law applicable to Seller or the Transferred Assets or (B) order, writ, injunction, judgment or decree applicable to Seller or the Transferred Assets, except in the cases of clauses (ii) and (iii), where the conflict, violation, breach, default, termination, cancellation, acceleration or creation of an Encumbrance, individually or in the aggregate, has not been and would not reasonably be expected to be material and adverse to the Transferred Assets, taken as a whole, or that would not reasonably be expected to prevent, materially impede or materially delay the consummation by Seller of the Acquisition.
(b)   Except as set forth in Section 3.1.4(b) of the Seller Disclosure Schedule and as may be required by the Exchange Act, state takeover Laws and the DGCL, Seller is not required to give notice to, make any filing with, or obtain any consent from any Governmental Body at any time prior to the Closing in connection with the execution and delivery of this Agreement, except those filings, notifications, approvals, notices or consents that the failure to make, obtain or receive would not reasonably be expected to have, a Material Adverse Effect.

3.1.5   Intellectual Property.
(a)   Subject to Sections 3.1.5(b) and (f), Seller or its Affiliates solely and exclusively owns or Controls all right, title and interest to all Seller IP, in each case, free and clear of all Encumbrances (other than Permitted Encumbrances). Schedule 2.1.2(b) sets forth all Seller IP and indicates whether or not such Seller IP is owned by Seller or its Affiliates. For the avoidance of doubt, this Section 3.1.5 does not constitute a representation or warranty of Seller relating to infringement, misappropriation or other violation of the Intellectual Property Rights of any Person.
(b)   To Seller’s Knowledge, without giving effect to 35 US §271(e)(l) or any comparable Laws, (i) Seller has not infringed, misappropriated or otherwise violated and is not infringing, misappropriating or otherwise violating (including with respect to the Exploitation by Seller of any Specified Program) any rights of any other Person (including any Intellectual Property Rights) with regard to the Specified Programs (including any Specified Program Antibodies) before the date hereof, or the possession or use of any Seller IP for the Specified Programs, and (ii) the Exploitation of any of the Specified Programs (including any Specified Program Antibodies) will not infringe, misappropriate or otherwise violate any rights of any other Person (including any Intellectual Property Rights). To Seller’s Knowledge, no other Person or Persons has infringed, misappropriated or otherwise violated or is or are infringing, misappropriating or otherwise violating the Seller IP.
(c)   Except as set forth in Section 3.1.5(c) of the Seller Disclosure Schedule, no claims against Seller are pending or, to Seller’s Knowledge, threatened with regard to (i) any Specified Program; (ii) the Control or use of any Seller IP; (iii) any actual or potential infringement, misappropriation or unauthorized use of Seller IP; (iv) any actual or potential infringement, misappropriation or unauthorized use of any Third Party’s Intellectual Property Rights with respect to any Seller IP or the Specified Programs; or (v) the validity or enforceability of any Seller IP.
(d)   Schedule 2.1.2(b) sets forth a list of all Patents and Patent applications within the Seller IP that are registered or for which an application for registration has been filed under the authority of any Governmental Body, including (i) the jurisdiction in which such item of the Seller IP has been registered or filed and the applicable registration, issuance, application, or serial number, and the filing date thereof and (ii) the current owner thereof. The Patent applications listed in Schedule 2.1.2(b) that are owned by Seller are (and such applications that are otherwise Controlled by Seller) pending and have not been abandoned and have been and continue to be timely prosecuted. All Patents and Patent applications owned by Seller that are related to the Specified Programs have been (and all such Patents and Patent applications otherwise Controlled by Seller have been) duly registered or filed with or issued by each appropriate Governmental Body in the jurisdiction indicated in Schedule 2.1.2(b), all related necessary affidavits of continuing use have been (or, with respect to licenses, have been) timely filed, and all related necessary maintenance fees (including, with respect to licenses) have been timely paid to continue all such rights in effect. As of the date hereof, Seller and its Affiliates have not taken any actions that, to Seller’s Knowledge, would render the Patents and Patent Applications within the Seller IP that are owned by Seller or its Affiliates invalid or unenforceable. None of the Patents listed in Schedule 2.1.2(b) that are owned by Seller have expired, been disclaimed, in whole or in part, been declared invalid, in whole or in part, or held to be unenforceable by any Governmental Body. None of the Patents or Patent applications listed in Schedule 2.1.2(b) that are owned by Seller are involved in or the subject of any material ongoing interferences, oppositions, reissues, reexaminations or other proceedings, including ex parte (other than ex parte proceedings in connection with such Patent applications) and post-grant proceedings, in the United States Patent and Trademark Office or in any foreign patent office or similar administrative agency. Each of the Patents and Patent applications listed in Schedule 2.1.2(b) that are owned by Seller identifies each and every inventor of the claims thereof as determined in good faith and in accordance with U.S. patent law pertaining to inventorship. Each inventor named on the Patents and Patent applications listed in Schedule 2.1.2(b) that are owned by Seller has executed and delivered an agreement assigning his, her or its entire right, title and interest in and to such Patent or Patent application, and the inventions embodied and claimed therein, to Seller, or in the case of licensed Patents, to the appropriate owners. To Seller’s Knowledge, no such inventor has any contractual or other obligation that would preclude any such assignment or otherwise conflict with the obligations of such inventor to Seller under such agreement with Seller.

(e)   No current or former director, officer, employee, contractor or consultant of Seller owns any rights in or to any Seller IP. All current and former directors, officers, employees, contractors and consultants of Seller who contributed to the invention, conception, reduction to practice creation or development of any Seller IP did so (i) within the scope of his or her employment such that it constituted a work made for hire and all Seller IP arising therefrom became the exclusive property of Seller or (ii) pursuant to a valid and written agreement, assigned all of his or her rights in Seller IP to Seller. No current or former directors, officers, employees, contractors or consultants of Seller has made or, to Seller’s Knowledge, threatened to make any claim or challenge against Seller or any of its Affiliates in connection with their contribution to the discovery, creation or development of any Seller IP.
(f)   Section 3.1.5(f) of the Seller Disclosure Schedule sets forth a complete and accurate list as of the Execution Date of all options, rights, licenses or interests of any kind relating to any Seller IP (i) granted to Seller by any other Person (other than software licenses for commercially available off the shelf software and except pursuant to employee proprietary inventions agreements (or similar employee agreements)), or (ii) granted by Seller to any other Person (including any obligations of such other Person to make any fixed or contingent payments, including royalty payments). Any in-licenses under clause (i) necessary to use the Seller IP is listed on Schedule 2.1.2(a).   All material obligations for payment of monies currently due and payable by Seller and other material obligations in connection with such options, rights, licenses or interests have been satisfied in a timely manner.
(g)   The execution and delivery of this Agreement and the Related Documents by Seller do not, and the consummation of the Acquisition and compliance by Seller with the provisions of this Agreement and any Related Document will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any right or obligation or to the loss of a benefit under, or result in the creation of any Encumbrance in or upon or the transfer of, any Seller IP that is material to the Specified Programs.
(h)   Seller and its Affiliates have taken all reasonable measures to maintain the confidentiality of all Intellectual Property Rights included in the Seller IP. The know-how and trade secrets that are owned, used or held by Seller and its Affiliates in connection with the research, Development or manufacture of the Specified Programs have not been used, disclosed to or, to Seller’s Knowledge, discovered by any Person except pursuant to written non-disclosure or license agreements which have not, to Seller’s Knowledge, been breached. All of the sequences of the Specified Program Antibodies have been and continue to be maintained as trade secrets, except to the extent disclosed in the Patent applications set forth on Schedule 2.1.2(b).
(i)   No funding, facilities, personnel or other resources of any Governmental Body or university or other academic institution or academic research center has been used in connection with the conception, invention, reduction to practice, development or other creation by or on behalf of Seller and its Affiliates of any Intellectual Property Rights related to the Seller IP.
3.1.6   Assumed Contracts.
(a)   Except as set forth in Section 3.1.6 of the Seller Disclosure Schedule, as of the date of this Agreement, there are no Contracts, other than the Assumed Contracts, (i) to which Seller is bound that are exclusively related to the Specified Programs or (ii) to which any of the Transferred Assets are subject.
(b)   The Assumed Contracts are legal, valid and binding agreements of Seller and are in full force and effect and are enforceable against Seller and, to Seller’s Knowledge, each other party thereto, in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general application affecting or relating to the enforcement of creditors rights generally, and subject to equitable principles of general applicability, whether considered in a proceeding at Law or in equity. Seller has performed all material obligations required to be performed by it to date under the Assumed Contracts, and Seller is not and will not be (with or without notice or lapse of time, or both) in breach or default in any material respect thereunder and, as of the date of this Agreement, to Seller’s Knowledge, no other party to any Assumed Contract is (with or without notice or lapse of time, or both) in breach or default in any material respect thereunder. As of the date of this Agreement, Seller has not received any written notice of intention to terminate any Assumed Contract or of any claim of material breach with respect to the performance of Seller’s obligations under any Assumed Contract.
3.1.7   Compliance with Laws.   The business and operations of Seller as such business and operations relate to Specified Programs and the other Transferred Assets are in material compliance with, and for the past three (3) years, have been in material compliance with, applicable Laws, and during the past three (3) years, Seller has not received any notices of any violation with respect to such Laws, except for failures to be in compliance that individually or in the aggregate have not been and would not reasonably be expected to be material and adverse to the Transferred Assets, taken as a whole.
3.1.8   Health Care Compliance.
(a)   (i) The business and operations of Seller as such business and operations relate to Specified Programs and the other Transferred Assets are in material compliance with, and for the past three (3) years, have been in material compliance with, all Health Care Laws, (ii) during the past three (3) years, Seller has not received any notification of any pending or, to Seller’s Knowledge, threatened, Legal Proceeding, FDA Form 483, notice of adverse finding, safety notice, warning letter or other correspondence or notification from any Regulatory Authority, including the FDA, alleging non-compliance under any Health Care Laws with respect to the Specified Programs and the other Transferred Assets, and (iii) neither Seller, any of its employees, officers or directors, nor, to Seller’s Knowledge, any of its contractors or agents, are or have been disqualified, excluded, suspended or debarred under any Health Care Laws or from participation in any federal health care program (as defined in 42 U.S.C. § 1320a-7b(f)), convicted of a crime for which a person could be so disqualified, excluded, suspended or debarred, or is or has been subject to a pending or threatened Legal Proceeding or complaint that could result in such disqualification, debarment, suspension, exclusion or conviction under any applicable Law or Health Care Laws.
(b)   Seller holds all Regulatory Approvals required for the conduct of the business and operations of Seller as such business and operations relate to the Specified Programs and the Transferred Assets and all such Regulatory Approvals are in full force and effect. Seller has no knowledge of any facts or circumstances that would likely to lead to the revocation, suspension, limitation, or cancellation of any Regulatory Approval required under Health Care Laws. Seller is the sole and exclusive owner of all of the Regulatory Approvals and none of the Regulatory Approvals have been sold, conveyed, delivered, transferred or assigned to another party. Each such Regulatory Approval (i) has, to Seller’s Knowledge, been validly issued or acknowledged by the appropriate Regulatory Authority and is in full force and effect and (ii) is transferable to Purchaser. To Seller’s Knowledge, there are no facts, circumstances or conditions that would prevent the transfer of any Regulatory Approval to Purchaser on or after the Closing Date.
(c)   During the last three (3) years, Seller has timely filed and maintained all material reports, applications, statements, documents, registrations, filings, corrections, updates, amendments, supplements, and submissions related to the Specified Programs and the Transferred Assets and required to be filed and maintained under applicable Health Care Laws. Each such filing was true and correct in all material respects as of the date of submission, or was corrected in or supplemented by a subsequent filing, and any material and legally necessary or required updates, changes, corrections, amendments, supplements, or modifications to such filings have been submitted to the applicable Regulatory Authorities.
(d)   Seller is not a party to any corporate integrity agreement, monitoring agreement, consent decree, settlement order, or similar agreement with or imposed by any governmental entity related to the Specified Programs or the Transferred Assets. Seller is not subject to any investigation related to the Specified Programs or the Transferred Assets that is pending or, to Seller’s Knowledge, that is pending and not served or threatened or that has been threatened, in each case by (i) the FDA, (ii) the Department of Health and Human Services Office of Inspector General or Department of

Justice pursuant to the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)) or the Federal False Claims Act (31 U.S.C. §3729 et seq.).
(e)   The nonclinical and pre-clinical studies conducted or sponsored by, or on behalf of, Seller with respect to the Specified Programs, or which otherwise involve the Specified Programs, have been and, if still pending, are being conducted in compliance with and consistent with all applicable protocols, Regulatory Approvals, including research ethics committee approvals, and Health Care Laws. Seller has not received any notices, correspondence or other communication from any Governmental Body requiring the termination, suspension or material modification of any nonclinical or pre-clinical studies conducted by, or on behalf of, Seller with respect to the Specified Programs, or that have involved the Specified Programs.
(f)   Seller has caused to be obtained all required consents and authorizations for the collection, sharing, transfer, use (including secondary future research use) or any other Exploitation of any of the Specified Samples or Original PBMC Samples or has taken all necessary steps to ensure that such required consents and authorizations have been obtained to permit the collection, sharing, transfer, use (including secondary future research use) or any other Exploitation of any of the Specified Samples or Original PBMC Samples. Any such collection, sharing, transfer, use or other Exploitation is consistent with any applicable protocol, Regulatory Approvals, including research ethics committee approval, executed patient informed consents and HIPAA authorizations, and in accordance with Health Care Laws and Laws related to the protection of human subjects and biospecimen collection, and further, to Seller’s Knowledge, there are no restrictions of any kind on any such Exploitation and no payment or other consideration is due or payable now or in the future based on any such Exploitation by anyone. Seller represents and warrants that representative copies of the applicable informed consent forms and HIPAA authorizations executed by each patient who provided Specified Samples or Original PBMC Samples have been provided to Purchaser.
3.1.9   Legal Proceedings; Orders.   As of the date of this Agreement, there is no pending Legal Proceeding, and to Seller’s Knowledge, no Person has threatened to commence any Legal Proceeding that (i) relate to or affect the Transferred Assets or Assumed Liabilities, or (ii) that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated hereby. There is no order, writ, injunction, judgment or decree to which Seller, or any of the assets owned or used by Seller, is subject.
3.1.10   Financial Advisor.   No broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Seller.
3.1.11   Accuracy of Proxy Statement.   None of the information included or incorporated by reference in the proxy statement (such proxy statement and any amendments thereof or supplement thereto, the “Proxy Statement”) to be filed with the SEC in connection with this Agreement will, at the date it is first mailed to Seller’s stockholders or at the time of the Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Seller with respect to statements made or incorporated by reference therein based on information supplied by Purchaser expressly for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.
3.1.12   No Liquidation, Winding-Up; Creditors.   Immediately after giving effect to the transactions contemplated hereby, Seller shall be solvent and shall: (a) be able to pay its debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay its debt (including a reasonable estimate of the amount of all contingent liabilities); and (c) have adequate capital to carry on its business in the ordinary course. In connection with the transactions contemplated hereby, Seller has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured. Seller has not made any transfer (“Transfer”), as such term is defined in Title 11 United States Code

(“Bankruptcy Code”), or incurred any obligation, and the consummation of the transactions contemplated by this Agreement does not and will not constitute any Transfer or incurrence of any obligation, with intent to hinder, delay or defraud any present or future creditor of Seller. Seller has not violated, and the consummation of the transactions contemplated hereby do not and will not constitute any violation of, any fraudulent conveyance law (including, without limitation, the provisions of Section 548 of the Bankruptcy Code, the Uniform Voidable Transactions Act, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and other similar laws). There are no current or past creditors of Seller to whom any applicable Law requires the delivery of notice or from whom any form of consent is required in conjunction with this Agreement, any Ancillary Agreements to which Seller is a party or any of the transactions contemplated hereby or thereby to which Seller is a party. As of the Closing Date, Seller will pay or make adequate provision for the satisfaction in full of any Excluded Liabilities of Seller under this Agreement.
3.1.13   Taxes.
(a)   All material Tax Returns relating to the Transferred Assets that are required by applicable Law to be filed by Seller have been timely filed (taking into account any automatic extension of time within which to file), all such Tax Returns are true, complete and accurate in all material respects and were prepared in material compliance with all applicable Law, and Seller is currently not the beneficiary of an extension of time within which to file any such Tax Return required to be filed, other than automatic extensions permitted under applicable Law.
(b)   All Taxes due and owing with respect to the Transferred Assets have been timely paid, other than Taxes for which adequate reserves have been established in accordance with GAAP on the financial statements of Seller and no failure, if any, of Seller or any of its Affiliate to duly and timely pay all Taxes for the current year that are due and payable by it will result in an Encumbrance on the Transferred Assets.
(c)   As of the date hereof, no material deficiencies for Taxes have been claimed, proposed or assessed by any Governmental Body in writing with respect to the Transferred Assets except for deficiencies which have been fully satisfied by payment, settled or withdrawn.
(d)   As of the date hereof, no audits, examinations, investigations or other proceedings are ongoing or pending, or have been threatened in writing in respect of any Taxes relating to the Transferred Assets, and there are no Tax matters under discussion, audit or appeal with any Governmental Body or any pending or threatened proceedings relating to Taxes that, in each case, might result in an Encumbrance on the Transferred Assets.
(e)   There are no Encumbrances for Taxes (other than Encumbrances for Taxes not yet due and payable) with respect to the Transferred Asset.
(f)   None of the Transferred Assets is subject to any “Section 467 rental agreement” within the meaning of Section 467(d) of the Code or Treasury Regulations Section 1.467-1(c).
3.2   Representations and Warranties of Purchaser.   Purchaser represents and warrants to Seller as follows:
3.2.1   Corporate Status.   Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.
3.2.2   Authority.   Purchaser has the requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Purchaser of its covenants and the consummation of the transactions contemplated hereby has been duly authorized by the necessary corporate actions of Purchaser and no additional corporate proceedings or action on the part of Purchaser is necessary to authorize the execution and delivery by Purchaser of this Agreement and the CVR Agreement, the performance by Purchaser of its covenants and obligations hereunder or the consummation by Purchaser of the transactions contemplated hereby. As of the Execution Date, the board of directors of Purchaser (or authorized committee thereof) has approved this Agreement and the transactions contemplated hereby at a meeting duly called and held (or by unanimous written consent). No vote of Purchaser’s stockholders is necessary to approve this Agreement or any of the transactions contemplated herein. This Agreement constitutes the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general application affecting or relating to the enforcement of creditors rights generally, and subject to equitable principles of general applicability, whether considered in a proceeding at law or in equity.
3.2.3   Non-Contravention; Consents.   The execution and delivery of this Agreement and the CVR Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated by this Agreement will not: (a) cause a violation of any of the provisions of the certificate of incorporation or bylaws of Purchaser, (b) cause a violation by Purchaser of any Law applicable to Purchaser or (c) cause a default on the part of Purchaser under any Contract of Purchaser; except, with respect to clauses “(b)” and “(c)” only, for violations and defaults that would not reasonably be expected to materially and adversely impact Purchaser’s ability to consummate the transactions contemplated by this Agreement. Except for, if required, consents, permits or authorizations that if not received, or declarations, filings or registrations that if not made, would not reasonably be expected to have a Purchaser Material Adverse Effect, no notice to, filing with, permit of, authorization of, exemption by, or consent of, Governmental Body or other Person is required for Purchaser to consummate the transactions contemplated hereby.
3.2.4   Legal Proceeding.   As of the date of this Agreement, there is no Legal Proceeding pending (or, to the knowledge of Purchaser, being threatened) against Purchaser challenging the transactions contemplated hereby.
3.2.5   Financial Capacity.   Purchaser has and will have, from and after the Execution Date, sufficient funds on hand to consummate the transactions contemplated hereby, including the payment of the Closing Payment and the Milestone Payments, assuming for purposes hereof that all Milestones have been satisfied as of the Closing.
3.2.6   Compliance.   Neither Purchaser nor any of its subsidiaries is in conflict with, or in default or in violation of, any Law applicable to Purchaser or any of its subsidiaries or by which Purchaser or any of its subsidiaries or any of their respective businesses or properties is bound or affected, except for those conflicts, defaults or violations that, individually or in the aggregate, would not cause Purchaser to lose any material benefit or incur any material liability. No investigation or review by any Governmental Body is pending or, to the knowledge of Purchaser, has been threatened in writing, against Purchaser or any of its subsidiaries. There is no material judgment, injunction, order or decree binding upon Purchaser or any of its subsidiaries which has or would reasonably be expected to have the effect of prohibiting or materially impairing any material business practice of Purchaser or any of its subsidiaries, any acquisition of material property by Purchaser or any of its subsidiaries or the conduct of business by Purchaser and its subsidiaries as currently conducted.
3.2.7   No Purchaser Vote Required.   No vote or other action of the stockholders of Purchaser is required by applicable Law, the certificate of incorporation or bylaws (or similar charter or organizational documents) of Purchaser or otherwise in order for Purchaser to consummate the transactions contemplated hereby.
ARTICLE 4 INVESTIGATION BY PURCHASER
4.1   AS IS.   EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, ALL OF THE TRANSFERRED ASSETS AND ASSUMED LIABILITIES OF SELLER ARE BEING SOLD AND TRANSFERRED TO PURCHASER ON AN “AS IS” AND “WHERE IS” BASIS AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR USE, ARE EXCLUDED FROM THE SALE AND TRANSFER OF THE TRANSFERRED ASSETS AND ASSUMED LIABILITIES OF SELLER. SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY NATURE WITH RESPECT TO THE TRANSFERRED ASSETS, OTHER THAN AS EXPRESSLY PROVIDED FOR HEREIN, INCLUDING WITHOUT LIMITATION, ESTIMATES, PROJECTIONS, PREDICTIONS, FORECASTS, DATA, FINANCIAL INFORMATION, MEMORANDA, PRESENTATIONS OR TO THE LEVEL OF SALES

PROFITABILITY, INCOME OR FUTURE PROSPECTS. PURCHASER ACKNOWLEDGES THAT ANY FINANCIAL OR OPERATING INFORMATION RELATING TO SELLER’S OPERATION OF THE BUSINESS IS CONFIDENTIAL AND WAS PROVIDED SOLELY FOR INFORMATIONAL PURPOSES AND THAT SELLER HAS NO RESPONSIBILITY WHATSOEVER TO PURCHASER WITH RESPECT TO SUCH FINANCIAL OR OPERATING INFORMATION.
ARTICLE 5 PRE-CLOSING COVENANTS
5.1   Access and Information.   During the period commencing on the Execution Date and ending on the earlier to occur of (a) the Closing and (b) the termination of this Agreement in accordance with ARTICLE 8 (the “Pre-Closing Period”), Seller shall afford Purchaser and its Representatives reasonable access to the Books and Records as have previously been made available to Purchaser and its Representatives through an electronic data room, and during such period, shall use its commercially reasonable efforts to provide to Purchaser such other information, Books and Records to the extent that they relate to the Specified Programs or any other Transferred Assets, as Purchaser may reasonably request, in each case for the sole purpose of enabling Purchaser to verify the accuracy of Seller’s representations and warranties contained in this Agreement; provided, however, that Seller may restrict the foregoing access to the extent that in the reasonable judgment of Seller, any Law applicable to Seller, the Specified Programs or any other Transferred Assets requires Seller to so restrict such access; provided, further, that such access shall not unreasonably disrupt Seller’s ordinary course operations. Notwithstanding anything to the contrary contained in this Agreement, Seller shall not be required to disclose any information or provide any such access if such disclosure or access could, in Seller’s reasonable judgment, (i) violate (A) applicable Law, (B) the fiduciary duty of Seller or (C) any binding agreement entered into prior to the Closing Date (including any confidentiality agreement to which Seller is a party), (ii) jeopardize any attorney/client privilege or other established legal privilege or (iii) disclose any trade secrets.
5.2   Ordinary Course of Business.   During the Pre-Closing Period, except (a) as set forth in Section 5.2 of the Seller Disclosure Schedule or as otherwise contemplated by this Agreement, (b) as required by applicable Law, (c) as required by the terms of any material Contract binding upon Seller or its controlled Affiliates with respect to the Transferred Assets or (d) as Purchaser shall otherwise consent in writing, which consent shall not be unreasonably withheld, conditioned or delayed, Seller shall:
(a)   cause the business and operations of Seller as such business and operations relate to Specified Programs and the other Transferred Assets to conduct their operations in substantially the same manner as heretofore conducted;
(b)   not sell, assign or otherwise transfer or dispose of any Transferred Assets;
(c)   not (i) by action or inaction, abandon, terminate, cancel, forfeit, waive or release any material rights of Seller, in whole or in part, with respect to the Transferred Assets, ordinary wear and tear excepted, or encumber any of the Transferred Assets, other than a Permitted Encumbrance, or (ii) settle any dispute or threatened dispute with any Governmental Body regarding, arising from or relating to any of the Transferred Assets;
(d)   not amend or terminate any Assumed Contract, other than renewals or extensions of such Assumed Contracts in the Ordinary Course of Business;
(e)   not create, assume or permit to exist any Encumbrance, other than a Permitted Encumbrance, upon any of the Transferred Assets;
(f)   not terminate its operations or file a certificate of dissolution or certificate of merger with the Secretary of State of the State of Delaware or take any action that would prevent or materially impede or delay the consummation by Seller of the transactions contemplated hereby; and
(g)   authorize any of, or agree or commit to take, any of the actions described above.
5.3   Obligation to Consummate the Transaction.   Each of the Parties agrees that, subject to this Section 5.3, it shall use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to the extent permissible under applicable Law, to consummate and make effective the transactions contemplated by this Agreement and to ensure that the conditions set forth in ARTICLE 7 are satisfied, insofar as such matters are within the control of either of them.
5.4   Approvals.   During the Pre-Closing Period, upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its commercially reasonable efforts to obtain all necessary consents, approvals, orders, waivers and authorizations of, and actions or nonactions by, any Governmental Body or any third party, and make all necessary registrations, declarations and filings with, and notices to, any Governmental Body.
5.5   Notice of Legal Proceeding.   During the Pre-Closing Period, each Party shall give prompt written notice to the other Party of any Legal Proceeding, examination or audit in which such Party is involved as a party that concerns and would reasonably be expected to materially and adversely affect the Specified Programs, the other Transferred Assets or the other Party’s rights in the same or that would otherwise reasonably be expected to have a Material Adverse Effect or Purchaser Material Adverse Effect, as applicable.
5.6   Stockholder Litigation.   During the Pre-Closing Period, Seller shall, after becoming aware of, promptly notify Purchaser of any Legal Proceeding commenced against Seller or its directors by any stockholder of Seller (on their own behalf or on behalf of Seller) relating to this Agreement, the Asset Sale or the transactions contemplated hereby. Seller shall give Purchaser the right to review and comment on all material filings or responses to be made by Seller in connection with such litigation, and the right to consult on the settlement with respect to such litigation, and Seller shall in good faith take such comments into account. No such settlement shall be agreed to without Purchaser’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), except to the extent the settlement is fully covered by Seller’s insurance policies (other than any applicable deductible), but only if such settlement would not result in the imposition of any restriction on the business or operations of the Transferred Assets. Seller will keep Purchaser reasonably informed with respect to the status of any such Legal Proceeding.
5.7   CVR Agreement.   At or prior to the Closing, Purchaser shall authorize and duly adopt, execute and deliver, and will ensure that a duly qualified rights agent reasonably agreeable to Seller executes and delivers, the CVR Agreement, subject to any reasonable revisions to the CVR Agreement that are requested by such rights agent and agreed to by Seller (such agreement not to be unreasonably withheld, conditioned or delayed); provided, that such revisions are not, individually or in the aggregate, detrimental or adverse to any holder of a CVR. Purchaser and Seller shall cooperate, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws.
ARTICLE 6 ADDITIONAL COVENANTS
6.1   Further Assurances.   Each of Seller and Purchaser shall, at any time or from time to time after the Closing, at the request and expense of the other, execute and deliver to the other all such instruments and documents or further assurances as the other may reasonably request in order to vest in Purchaser all of Seller’s right, title and interest in, to and under the Transferred Assets as contemplated hereby; provided, however, that after the Closing, apart from such customary further assurances, neither Seller nor Purchaser shall have any other obligations except as specifically set forth and described herein. Furthermore, subject to Section 2.4, for a period of up to 90 days after the Closing Date, if either Purchaser or Seller becomes aware that any of the Transferred Assets have not been transferred to Purchaser or that any of the Excluded Assets have been transferred to Purchaser, it shall promptly notify the other and the Parties hereto shall, as soon as reasonably practicable, ensure that such assets are transferred, and with any necessary prior Third Party consent or approval, to: (a) Purchaser, in the case of any Transferred Asset which was not transferred at the Closing or (b) Seller, in the case of any Excluded Asset which was transferred at the Closing.
6.2   Publicity.   No Party to this Agreement shall originate any publicity, news release or other public announcement, written or oral, relating to this Agreement or any of the transactions contemplated herein or the existence of any arrangement between the Parties, without the prior written consent of the other Party (whether such other Party is named in such publicity, news release or other public announcement or not), except (i) where such publicity, news release or other public announcement is required by applicable Law, including any securities regulation, or any listing or trading agreement concerning its publicly traded securities, or (ii) where such publicity, news release or other public announcement is made in response to questions from the press, analysts, investors or those attending industry conferences, or made in internal announcements to employees, so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by the Parties (or individually, if approved by the other Party); provided, that, in such events, the Party issuing the same shall be required to consult with the other Party (whether such other Party is named in such publicity, news release or public announcement or not) at a reasonable time prior to its release to allow the other Party to comment thereon and, after its release, shall provide the other Party with a copy thereof.
6.3   Certain Tax Matters.
6.3.1   Transfer Taxes and Apportioned Obligations.
(a)   All amounts payable hereunder are exclusive of all recordation, transfer, documentary, excise, sales, value added, use, stamp, conveyance or other similar Taxes, duties or governmental charges, and all recording or filing fees or similar costs, imposed or levied by reason of, in connection with or attributable to this Agreement or the transactions contemplated hereby (collectively, “Transfer Taxes”). Transfer Taxes shall be borne 50% by Seller and 50% by Purchaser. Seller and Purchaser shall reasonably cooperate to minimize, or eliminate, any such Transfer Taxes that might be imposed under applicable Laws. The non-paying Party liable for such Transfer Taxes pursuant to this Section 6.3.1(a) shall promptly reimburse the paying Party for their portion of such Transfer Taxes in accordance with Section 6.3.1(c).
(b)   Except for Transfer Taxes, all real property Taxes, personal property Taxes, and similar ad valorem obligations levied with respect to the Transferred Assets or the Specified Programs for a taxable period that includes (but does not end on) the Closing Date (collectively, the “Apportioned Obligations”) shall be apportioned between Seller, as applicable, and Purchaser as of the Closing Date based on the number of days of such taxable period ending on and including the Closing Date (the “Pre-Closing Tax Period”) and the number of days of such taxable period beginning the day after the Closing Date through the end of such taxable period (the “Post-Closing Tax Period”). Seller shall be liable for the proportionate amount of Apportioned Obligations attributable to the Pre-Closing Tax Period. Purchaser shall be liable for proportionate amount of the Apportioned Obligations attributable to the Post-Closing Tax Period.
(c)   Apportioned Obligations and Transfer Taxes shall be timely paid, and all applicable filings, reports and returns shall be filed, by the applicable Party, as provided by applicable Law. The paying Party shall be entitled to reimbursement from the non-paying Party in accordance with Section 6.3.1(a) or Section 6.3.1(b), as the case may be. Reasonably promptly after payment of any such Apportioned Obligation or Transfer Tax, the paying Party shall present a statement to the non-paying Party setting forth the amount of reimbursement (if applicable) to which the paying Party is entitled under Section 6.3.1(a) or Section 6.3.1(b), as the case may be, together with such supporting evidence as is reasonably necessary to calculate the amount to be reimbursed. The non-paying Party shall make such reimbursement (if required by this Agreement) promptly but in no event later than ten (10) days after the presentation of such statement.
6.3.2   Cooperation and Exchange of Information.   Each of Seller and Purchaser shall (a) provide the other with such assistance as may reasonably be requested by the other in connection with the preparation of any Tax Return, audit or other examination by any taxing authority or judicial or administrative proceeding relating to Liability for Taxes in connection with the Specified Programs or the other Transferred Assets, (b) retain and provide the other with any records or other information that may be relevant to such Tax Return, audit or examination, proceeding or determination and (c) inform the other of any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period. Without limiting the generality of the foregoing, (A) Seller and its Affiliates will retain, until the expiration of the applicable statutes of limitation (including any extensions thereof), all books and records in respect of Tax matters related to the Specified Programs or the other Transferred Assets, including copies of all Tax Returns, supporting work schedules and other records relating to Pre-Closing Tax Periods, and (B) give Purchaser reasonable written notice prior to transferring, destroying or discarding any such books and records and, if Purchaser so requests, allow Purchaser to take possession of such books and records.
6.3.3   Purchase Price Allocation.   Prior to the Closing Date, the Parties shall mutually agree to an allocation of the Closing Consideration (including, for the avoidance of doubt, any Assumed Liabilities) and all other relevant items paid for the Transferred Assets treated as purchase price for applicable Tax purposes in a manner consistent with Section 1060 of the Code and the Treasury Regulations promulgated thereunder. Purchaser and Seller agree that the allocation of the fair market value of the Closing Consideration and other relevant items as finally determined pursuant to this Section 6.3.3, shall be binding on Purchaser and Seller (and their respective Affiliates) for applicable Tax purposes, except as otherwise required by a “determination” as set forth in Section 1313 of the Code (or similar provision of non-U.S. Tax Law). If any taxing authority or other Governmental Body disputes the allocation determined in accordance with this Section 6.3.3, Seller or Purchaser, as the case may be, shall promptly notify the other Parties of the nature of such dispute.
6.3.4   Tax Deficiencies.   Seller shall not permit to exist any Tax deficiencies (including penalties and interest) of any kind assessed against or relating to Seller with respect to any taxable periods ending on or before, or including, the Closing Date of a character or nature that could reasonably be expected to result in Encumbrances (other than Encumbrances for Taxes not yet due and payable) or claims on any of the Transferred Assets or on Purchaser’s title or use of the Transferred Assets following the Closing or that would reasonably be expected to result in any claim against or Liability of Purchaser.
6.4   Control of the Transferred Assets.   Purchaser will have no right to control the Specified Programs or any other Transferred Assets prior to the Closing, including that Purchaser will have no right to (a) bind or commit, or to act as an agent, employee or legal representative of Seller or (b) have the power to control the activities and operations of Seller.
6.5   Later Discovered Contracts.   For a period of 90 days following the Closing Date, (i) in the event that there are any Contracts (other than Excluded Contracts) that are exclusively related to the Specified Programs (each, a “Specified Programs Contract”) to which Seller did not transfer to Purchaser as of the Closing Date (each, a “Later Discovered Contract”), Seller agrees to provide notice of each such Later Discovered Contract to Purchaser and use its commercially reasonable efforts to assign to Purchaser such Later Discovered Contract or the applicable rights or obligations under such Later Discovered Contract (subject to Section 2.4 hereof) and (ii) in the event there are any Contracts to which Seller is a party but are not Specified Programs Contracts or relate solely to assets retained by Seller that transferred to Purchaser on the Closing Date, Purchaser agrees to cooperate in assigning to Seller such Contracts or the applicable rights or obligations under such Contracts at the reasonable request of Seller.
6.6   Acquisition Proposals.
6.6.1   No Solicitation or Negotiation.   From and after the Execution Date until the earlier to occur of (a) the Closing Date and (b) the termination of this Agreement in accordance with ARTICLE 8, except as expressly permitted by this Section 6.6, Seller shall not, and Seller shall cause its Representatives not to, directly or indirectly: (i)(A) solicit, initiate, knowingly induce, knowingly encourage or knowingly facilitate (including by way of furnishing information) any communication, inquiries or the making of any submission, announcement, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (B) participate in any discussions or negotiations or cooperate in any way not permitted by this Section 6.6 with any Person regarding any submission, announcement, proposal or offer the consummation of which would constitute an Acquisition Proposal; (C) provide any information or data concerning Seller or the Transferred Assets to any Person in connection with, or in response to, any submission, announcement, proposal or offer the consummation of which would constitute an Acquisition Proposal; (D) approve, endorse or recommend, make any public statement approving or recommending, or enter into any agreement relating to, any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (E) execute or enter into any letter of intent or any Contract contemplating or other relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement) or (F) take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) waive or release any Person from or amend any standstill agreement or any standstill provisions of any other Contract; or (iii) publicly propose to do any of the foregoing. Seller shall, and Seller shall cause its Representatives to, immediately cease and cause to be terminated any discussions, negotiations and communications with any Person conducted heretofore with respect to any Acquisition Proposal, or that would reasonably be expected to lead to an Acquisition Proposal, and shall promptly terminate access by any such Person to any physical or electronic data room hosted by Seller or its Representatives relating to any such Acquisition Proposal and request the destruction or return (to the extent provided for by the applicable confidentiality agreement) of any and all nonpublic information previously provided to such Person (other than Purchaser), in each case, as soon as reasonably practicable (but in any event within three (3) Business Days) after the date of this Agreement.
6.6.2   Fiduciary Exception.   Notwithstanding anything to the contrary in Section 6.6.1, prior to the time, but not after, the Stockholder Approval is obtained, Seller may, in response to an unsolicited bona fide, written Acquisition Proposal from any Person or group of Persons, which Acquisition Proposal was made or renewed on or after the date of this Agreement and which did not result from a material breach of this Section 6.6, (i) contact the Person or group of Persons making such Acquisition Proposal solely to inform such Person or group of Persons of the terms of this Section 6.6, (ii) provide access to non-public information regarding Seller to the Person who made such Acquisition Proposal; provided that such information has previously been made available to Purchaser or is provided to Purchaser substantially concurrently with the making of such information available to such Person and that, prior to furnishing any such material non-public information, Seller receives from the Person making such Acquisition Proposal an executed confidentiality agreement with terms not less favorable in any material respect to Seller than those contained in the Confidentiality Agreement and does not prohibit Seller from providing any information to Purchaser in accordance with, and otherwise complying with, this Agreement (such confidentiality agreement, an “Acceptable Confidentiality Agreement”) and (iii) engage or participate in any discussions or negotiations with any such Person regarding such Acquisition Proposal if, and only if, prior to taking any action described in clauses (i), (ii) or (iii) above, Seller has provided prior written notice to Purchaser and the Board determines in good faith after consultation with (A) Seller’s financial advisor and outside legal counsel that based on the information then available, that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and (B) Seller’s outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Board to Seller’s stockholders under applicable Law. Seller shall provide Purchaser with an accurate and complete copy of any Acceptable Confidentiality Agreement entered into as contemplated by this Section 6.6 promptly (and in any event within 12 hours) of the execution hereof.
6.6.3   Notice.   During the Pre-Closing Period, Seller shall promptly (and, in any event, within twenty-four (24) hours) notify Purchaser if (i) any written or other requests, inquiries, proposals or offers with respect to an Acquisition Proposal, or any inquiries, proposals, offers or requests for information relating to or that could reasonably be expected to lead to an Acquisition Proposal, received by Seller, (ii) any information is requested from Seller in connection with any Acquisition Proposal or (iii) any discussions or negotiation with respect to or that could reasonably be expected to lead to an Acquisition Proposal are sought to be initiated or continued with Seller, providing, in connection with such notice, unredacted copies of any written requests, inquiries, proposals or offers or other materials, including proposed agreements and a summary of the material terms and conditions of any such oral request, inquiry, proposal or offer (including any proposed term sheet, letter of intent, acquisition agreement or similar agreement with respect thereto), the name of such Person or group and a summary of any material unwritten terms and conditions thereof, and thereafter shall keep Purchaser reasonably informed of the status and terms of any material developments, discussions or negotiations of such requests, inquiries proposals or offers (including by furnishing copies of any amendments or modifications thereto) on a prompt basis (and in any event within twenty-four (24) hours of such material development, discussion or negotiation).
6.6.4   Definitions.   For purposes of this Agreement:
(a)   “Acquisition Proposal” means any proposal or offer from any Person (other than a proposal or offer by Purchaser or any of its Affiliates) or “group” (as defined in Section 13(d) of the Exchange Act), including any amendment or modification to any such proposal or offer for, in a single transaction, or series of related transactions, (i) any acquisition, lease, merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction in which (x) a Person or “group” (as defined in Section 13(d) of the Exchange Act) of Persons directly or indirectly acquires, or if consummated in accordance with its terms would acquire, beneficial or record ownership of securities representing 15% or more of the outstanding shares of any class of voting securities of Seller or (y) Seller issues securities representing 15% or more of the outstanding shares of any class of voting or equity securities of Seller; or (ii) any direct or indirect sale, lease, license, exchange, transfer, acquisition or disposition of any assets of Seller that constitute or account for 15% or more of the Transferred Assets, or 15% or more of the consolidated book value of Seller or to which 15% or more of Seller’s revenues or earnings on a consolidated basis are attributable.
(b)   “Intervening Event” means any event, occurrence, fact, condition, change, development or effect with respect to Seller or the Transferred Assets that (i) was not known to the Board prior to the execution of this Agreement, which event, occurrence, fact, condition, change, development or effect becomes known to the Board prior to the receipt of the Stockholder Approval and (ii) does not relate to (A) an Acquisition Proposal, (B) (1) any changes in the market price or trading volume of Seller or (2) Seller meeting, failing to meet or exceeding published or unpublished revenue or earnings projections, in each case in and of itself (it being understood that with respect to each of clause (1) and clause (2) the facts or occurrences giving rise or contributing to such change or event may be taken into account when determining an Intervening Event to the extent otherwise satisfying this definition) or (C) any changes to Purchaser or its Affiliates.
(c)   “Superior Proposal” means any unsolicited bona fide, written Acquisition Proposal (with percentages in the definition of Acquisition Proposal increased to 50%), which Acquisition Proposal was made or renewed on or after the date of this Agreement and did not arise out of a breach of this Section 6.6 on terms which the Board determines in its good faith judgment, after consultation with Seller’s financial advisors and outside legal counsel, is reasonably expected to be consummated in accordance with its terms, taking into account all legal, financial, timing and regulatory aspects (including certainty of closing) of the proposal and the Person or group of Persons making the proposal, and, if consummated, would result in a transaction more favorable to Seller’s stockholders (solely in their capacity as such), from a financial point of view, than the transactions contemplated by this Agreement (including after taking into account any revisions to the terms of the transactions contemplated by this Agreement and the CVR Agreement pursuant to Section 6.6.6 of this Agreement and the time likely to be required to consummate such Acquisition Proposal).
6.6.5   No Change in Recommendation or Alternative Acquisition Agreement.
(a)   Except as provided in Section 6.6.6, the Board and each committee of the Board shall not (i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Purchaser, the Board Recommendation, fail to include the Board Recommendation in the Proxy Statement, fail to publicly reaffirm the Board Recommendation within three (3) Business Days after Purchaser requests in writing that such action be taken, or adopt, approve, recommend or otherwise declare advisable (or publicly propose or resolve to adopt, approve, recommend or otherwise declare advisable) any Acquisition Proposal or make or authorize the making of any public statement (oral or written) that has the substantive effect of such a withdrawal, qualification or modification (each, a “Change in Recommendation”) or (ii) adopt, approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, cause or permit Seller to execute or enter into any Contract, including any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, license agreement, partnership agreement, lease agreement or other agreement (other than an Acceptable Confidentiality Agreement referred to in Section 6.6.2 entered into in compliance therewith) with respect to, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal or requiring, or reasonably expected to cause, Seller (or that would require Seller) to abandon, terminate, delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with, the transactions contemplated by this Agreement (an “Alternative Acquisition Agreement”).

(b)   Unless this Agreement is otherwise terminated pursuant to Sections 8.1 through 8.4, Seller’s obligation to call, give notice of and hold the Stockholders Meeting in accordance with Section 6.8 shall not be limited by or otherwise affected by the commencement, disclosure, announcement or submission of any Acquisition Proposal or by any Change in Recommendation.
6.6.6   Fiduciary Exception to No Change in Recommendation Provision.   Notwithstanding anything to the contrary set forth in Section 6.6.5, following receipt of an unsolicited, bona fide written Acquisition Proposal by Seller that was renewed on or after the date of this Agreement that did not result from a material breach of this Section 6.6 that has not been withdrawn and with respect to which Seller has received a written, definitive form of Alternative Acquisition Agreement, and the Board determining in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal, the Board may, at any time prior to the time the Stockholder Approval is obtained, make a Change in Recommendation with respect to such Superior Proposal, only if all of the following conditions are met:
(a)   Seller shall have complied in all material respects with the provisions of this Section 6.6 and shall have (A) provided to Purchaser five (5) Business Days’ prior written notice, which shall state expressly (1) that it has received a written Acquisition Proposal that constitutes a Superior Proposal, (2) the material terms and conditions of the Acquisition Proposal (including the consideration offered therein and the identity of the Person or group making the Acquisition Proposal), and (3) that, subject to clause (b) below, the Board has determined to hold a meeting at which it intends to effect a Change in Recommendation (the “Determination Notice”), and (B) during such five (5) Business Day period, (x) engaged in good faith negotiations with Purchaser (to the extent Purchaser wishes to engage) with respect to any revisions to the terms and conditions of this Agreement and the CVR Agreement, or another proposal, which may be proposed in writing by Purchaser such that the Alternative Acquisition Agreement ceases to constitute a Superior Proposal, and (y) in determining whether to make a Change in Recommendation, the Board shall take into account any changes to the terms of this Agreement and the CVR Agreement proposed in writing by Purchaser; and
(b)   the Board shall have determined, in good faith, after consultation with outside legal counsel, that, in light of such Superior Proposal and taking into account any revised terms proposed in writing by Purchaser, such Superior Proposal continues to constitute a Superior Proposal and, after consultation with outside legal counsel, that the failure to make such Change in Recommendation would be inconsistent with the directors’ fiduciary duties to Seller’s stockholders under applicable Law.
The provisions of this Section 6.6.6 shall also apply to any change to any financial terms (including the form, amount and timing of payment of consideration) or any other material amendment or modification to any Acquisition Proposal and require a new Determination Notice and that Seller comply anew with the provisions of this Section 6.6.6.
6.6.7   Change in Recommendation Due to Intervening Event.   Notwithstanding anything to the contrary set forth in Section 6.6.5, upon the occurrence of any Intervening Event, the Board may, at any time prior to the time the Stockholder Approval is obtained, make a Change in Recommendation, if all of the following conditions are met:
(a)   Seller shall have (A) provided to Purchaser five (5) Business Days’ prior written notice, which shall (1) set forth in reasonable detail information describing the Intervening Event and the rationale for the Change in Recommendation and Seller and its Representatives shall provide to Purchaser and its Representatives all applicable information with respect to such Intervening Event reasonably requested by Purchaser to permit it to propose revisions to the terms of this Agreement and the CVR Agreement, and (2) state expressly that, subject to clause (B) below, the Board has determined to hold a meeting at which it intends to effect a Change in Recommendation and (B) prior to making such a Change in Recommendation, engaged in good faith negotiations with Purchaser (to the extent Purchaser wishes to engage) with respect to any revisions to the terms and conditions of this Agreement and the CVR Agreement, or another proposal, which may be proposed in writing by Purchaser in such a manner that the failure of the Board to make a Change in

Recommendation in response to the Intervening Event in accordance with clause (b) below would no longer be reasonably expected to be inconsistent with the directors’ fiduciary duties under applicable Law; and
(b)   the Board shall have determined in good faith, after consultation with outside legal counsel, that in light of such Intervening Event and taking into account any revised terms proposed in writing by Purchaser, the failure to make a Change in Recommendation, would be inconsistent with the directors’ fiduciary duties under applicable Law.
6.6.8   Certain Permitted Disclosure.   Nothing contained in this Section 6.6 shall be deemed to prohibit Seller from complying with its disclosure obligations under applicable U.S. federal or state Law with regard to an Acquisition Proposal; provided that any “stop look and listen” communication to its stockholders of the nature contemplated by Rule 14d-9 under the Exchange Act shall include an affirmative statement to the effect that the recommendation of the Board is affirmed or remains unchanged; provided, further, that this Section 6.6.8 shall not be deemed to permit Seller or the Board to effect a Change in Recommendation except in accordance with Sections 6.6.6 and 6.6.7.
6.6.9   Seller Breach.   Seller agrees that in the event any Representative of Seller takes any action which, if taken by Seller, would constitute a breach of this Section 6.6, Seller shall be deemed to be in breach of this Section 6.6.
6.7   Proxy Statement.   Seller will, as soon as practicable following the Execution Date (and in any event, within eight (8) Business Days following the Execution Date), prepare and file with the SEC the Proxy Statement in connection with the Stockholders Meeting in preliminary form. Seller shall cause the Proxy Statement to (i) comply with the applicable rules and regulations promulgated by the SEC and (ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Seller will use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and will give Purchaser and its counsel reasonable opportunity to review and comment on the initial preliminary Proxy Statement and all subsequent forms or versions of or amendments or supplements to the Proxy Statement prior to the filing thereof with the SEC or dissemination to the stockholders and Seller shall give reasonable and good faith consideration to any timely comments thereon made by the other Party or its counsel. Seller will (i) notify Purchaser promptly (and in any event, within twenty-four (24) hours) of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will promptly supply Purchaser with copies of all correspondence between Seller or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement (including copies of all comments from the SEC), (ii) provide Purchaser and its counsel with a reasonable opportunity to review and comment on any proposed correspondence between it or any of its Representatives and on the one hand and the SEC or its staff on the other hand with respect to the Proxy Statement and shall give reasonable and good faith consideration to any comments thereon made by Purchaser or its counsel and (iii) promptly provide Purchaser with final copies of any correspondence sent by it or any of its Representatives to the SEC or its staff with respect to the Proxy Statement, and of any amendments or supplements to the Proxy Statement. If at any time prior to receipt of the Stockholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, including correcting any information that has become false or misleading in any material respect, Seller will promptly prepare and deliver to its stockholders such an amendment or supplement. Seller shall (i) commence mailing the Proxy Statement to Seller’s stockholders as promptly as practicable within three (3) Business Days of being informed by the SEC staff that it does not plan to provide comments or it has no further comments on the preliminary form of the Proxy Statement, and (ii) take all necessary action, including establishing a record date and completing a broker search pursuant to Section 14a-13 of the Exchange Act in accordance with Section 6.8, to permit the foregoing. Subject to the terms and conditions of this Agreement, including Section 6.6, the Proxy Statement will include the Board Recommendation and the Board consents to such inclusion. The Proxy Statement shall include the notice of the Stockholders Meeting.
6.8   Stockholders Meeting.   Seller will, as soon as practicable following the Execution Date, duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholders Meeting”) for the purpose of seeking the Stockholder Approval and, subject to Section 6.6, will use its reasonable best efforts to solicit approval of this Agreement. Seller will schedule the Stockholders Meeting to be held within twenty-five (25) Business Days of the initial mailing of the Proxy Statement. Except as set forth on Schedule 6.8, any adjournments or postponements of the Stockholders Meeting shall require the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed). Seller, in consultation with Purchaser, shall set a record date for Persons entitled to notice of, and to vote at, the Stockholders Meeting, and, except as set forth on Schedule 6.8, shall not change such record date without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed). Seller shall conduct a broker search in accordance with Rule 14a-13 of the Exchange Act on a date selected by Seller in consultation with Purchaser to enable such record date to be set within sixty-one (61) days following the Execution Date. Unless the Board shall have made a Change in Recommendation, Seller shall use reasonable best efforts to obtain the Stockholder Approval, including to solicit proxies in favor of approval of the Asset Sale and the other transactions contemplated by this Agreement. Seller shall ensure all proxies solicited by Seller and its Representatives in connection with the Stockholders Meeting are solicited in compliance with all applicable Law. Seller shall, upon the reasonable request of Purchaser, advise Purchaser at least on a daily basis on each of the last seven (7) Business Days prior to the date of the Stockholders Meeting as to the aggregate tally of proxies received by Seller with respect to the Stockholder Approval. The Stockholder Approval matters shall be the only matters (other than a customary adjournment proposal) that Seller shall propose to be acted on by the stockholders of Seller at the Stockholders Meeting without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed).
6.9   Confidentiality.   The Parties acknowledges that the information provided or otherwise made available to it in connection with this Agreement, the Asset Sale and the other transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Effective upon the Closing Date, the Confidentiality Agreement will terminate with respect to information to the extent relating to the Transferred Assets or the Assumed Liabilities; provided, however, that the Confidentiality Agreement will survive any termination of this Agreement except to the extent terminated as provided above. Additionally, to the extent copies, knowledge, or memories of the same are retained in any way, Seller will hold, and will direct each of its Affiliates and Representatives to hold, in strict confidence from any other Person all confidential and proprietary information and documents relating to the Transferred Assets and the Specified Programs, except to the extent such information is generally available to, and known by, the public other than as a result of a breach by Seller or its Affiliates and Representatives of the terms of this Agreement or the Confidentiality Agreement. Seller, and its Affiliates and Representatives, may disclose such confidential and proprietary information only to the extent required pursuant to any applicable Law or Governmental Order or by any Governmental Body.
6.10   Regulatory Matters.
6.10.1   Transfer of Regulatory Approvals.   At the Closing, Seller shall transfer the exclusive benefit of the Regulatory Approvals to Purchaser free of all Encumbrances, other than Permitted Encumbrances, on the terms and conditions set forth in this Section 6.10. As soon as practicable following the Closing Date but in any event no later than 20 days after the Closing Date, Seller shall make such notifications or filings with applicable Regulatory Authorities as may be necessary to effect the transfer of each of the Regulatory Approvals to Purchaser.
6.10.2   Purchaser Responsibilities.   Subject to the provisions of Section 6.10.1, after the Closing Date, Purchaser (on behalf of Seller to the extent required under applicable Law), at its cost, shall be solely responsible and liable for (a) taking all actions, paying all fees and conducting all communication with the appropriate Regulatory Authority required by Law in respect of the Regulatory Approvals including preparing and filing all reports with the appropriate Regulatory Authority; (b) investigating all complaints and reports of adverse drug experiences with respect to the Specified Programs pursuant to such Regulatory Approvals (whether Exploited before or after transfer of such Regulatory Approvals); and (c) fulfilling all other applicable legal and regulatory obligations of a holder of each Regulatory Approval.
6.10.3   Cooperation.   Seller shall cooperate with Purchaser in supplying information or assistance in Purchaser’s fulfillment of its obligations under Section 6.10.2.

6.10.4   Technology Transfer.   At the Closing, Seller, on behalf of itself and its Affiliates, shall, to the extent in Seller’s possession or control, deliver to Purchaser copies of documents and instruments containing information that are reasonably necessary to Exploit the Specified Programs or to practice the Seller IP. Such documents and instruments shall include those listed on Schedule 6.10.4 and shall include, without limitation, all data, research results, trade secrets and know-how.
6.10.5   Former Seller Personnel.   The Parties acknowledge that employees, advisors, and independent contractors who have been involved in research and development related to the Business (“Business Information”), may have information necessary to enable Purchaser to enjoy the value of the Transferred Assets (the “Key Personnel”). Purchaser anticipates that, Key Personnel may be hired or engaged by Purchaser or its Affiliates. The Parties acknowledge that Key Personnel may have entered into employment agreements or other written agreements with Seller or its Affiliates, that contain (a) obligations of confidentiality, non-use and non-disclosure with respect to any information related to the Business, or (b) non-compete obligations with respect to the Business (“Key Personnel Agreements”). Seller hereby consents, during the term of Key Personnel’s employment or engagement by Purchaser, to Key Personnel’s disclosure or use of Business Information in furtherance of Purchaser’s business efforts. For the avoidance of doubt, Seller waives any rights under any Key Personnel Agreements solely with respect to activities set forth in this provision.
6.10.6   Right of Setoff.   In the event Purchaser suffers any losses due to (i) any inaccuracy in or breach of any representation or warranty of Seller contained in this Agreement, (ii) any failure by Seller to materially perform or comply with any agreement, obligation, or covenant of Seller contained in this Agreement, or (iii) the assertion against Purchaser or any of its assets of any Excluded Liabilities, including Liabilities arising from Seller’s operations or any of its assets prior to the Closing, whether such losses arise before, on or after the Closing, then Purchaser shall be entitled to recover the amount of such losses, to the extent any Milestone Payments remains unpaid, by reducing the amount of Milestone Payments payable to the Holders on a dollar-for-dollar basis.
ARTICLE 7 CONDITIONS PRECEDENT
7.1   Conditions to Obligations of Purchaser and Seller.   The obligations of Purchaser and Seller to complete the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions:
7.1.1   No Adverse Law; No Injunction.   No Law shall have been enacted, entered, promulgated or enforced by any Governmental Body that prohibits the consummation of all or any part of the transactions contemplated by this Agreement, and no order by any Governmental Body restraining, enjoining or otherwise preventing the consummation of the transactions contemplated hereby shall be in effect;
7.1.2   Governmental Approvals.   All required consents of, notifications to and filings with any Governmental Body shall have been made and any waiting periods applicable to the transactions contemplated hereby pursuant to any applicable Law shall have expired or been terminated; and
7.1.3   Stockholder Approval.   The Stockholder Approval shall have been obtained.
7.2   Conditions to Obligations of Purchaser.   The obligation of Purchaser to complete the transactions contemplated by this Agreement is subject to the satisfaction or waiver by Purchaser at or prior to the Closing of the following additional conditions:
7.2.1   Representations and Warranties.   The representations and warranties of Seller contained in Section 3.1 shall be true and correct in all respects at and as of the Closing Date as if made at and as of such date (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date), except for breaches of such representations and warranties that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
7.2.2   Covenants.   Seller shall have performed and complied in all material respects with all covenants, agreements and obligations required to be performed or complied with on or prior to the Closing Date;

7.2.3   No Material Adverse Effect.   Since the Execution Date, no Material Adverse Effect shall have occurred that is continuing; and
7.2.4   Closing Deliveries.   Seller shall have delivered to Purchaser, each of the items listed in Section 2.3.2(b).
7.3   Conditions to Obligations of Seller.   The obligation of Seller to complete the transactions contemplated by this Agreement is subject to the satisfaction or waiver by Seller at or prior to the Closing of the following additional conditions:
7.3.1   Representations and Warranties.   The representations and warranties of Purchaser contained in Section 3.2 shall be true and correct in all respects at and as of the Closing Date as if made at and as of such date (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date), except for breaches of such representations and warranties that would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect;
7.3.2   Covenants.   Purchaser shall have performed and complied in all material respects with all covenants, agreements and obligations required to be performed or complied with on or prior to the Closing Date; and
7.3.3   Closing Deliveries.   Purchaser shall have delivered to Seller, each of the items listed in Section 2.3.2(a).
7.4   Frustration of Closing Conditions.   With respect to the conditions to Purchaser’s and Seller’s respective obligations to consummate the transactions contemplated by this Agreement as provided hereunder and each such Party’s right to terminate this Agreement as provided in Section 8.1, neither Purchaser nor Seller may rely on the failure of any condition set forth in this ARTICLE 7 to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use its reasonable best efforts to cause the condition to be satisfied to the extent required by Section 5.3.
ARTICLE 8 TERMINATION
8.1   Termination by Mutual Consent.   This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing, whether before or after the date of the Stockholder Approval, by mutual written consent of Purchaser and Seller.
8.2   Termination by Either Purchaser or Seller.   This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by either Purchaser or Seller if:
8.2.1   the Closing shall not have occurred on or prior to June 22, 2024 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 8.2.1 shall not be available to any Party whose material breach of any provision in this Agreement has been the primary cause of, or resulted in, the failure of the transactions contemplated by this Agreement to be consummated by the End Date; provided further, that, in the event that the Proxy Statement is still being reviewed or commented on by the SEC or its staff on such date, then the End Date shall be automatically extended for an additional 60 days from such date; or
8.2.2   any Law or order by any Governmental Body restraining, enjoining or otherwise preventing the consummation of the transactions contemplated hereby shall become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.2.2 shall not be available to any Party whose material breach of any provision in this Agreement has been the primary cause of, or resulted in, the failure of the transactions contemplated by this Agreement to be consummated.
8.3   Termination by Seller.   This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to the Closing by Seller if:
8.3.1   at any time prior to the Closing, whether before or after the Stockholder Approval is obtained, there has been a breach of any representation, warranty, covenant or agreement made by Purchaser in this Agreement, or any such representation and warranty shall have become untrue after the Execution

Date, such that any condition set forth in Section 7.3.1 or Section 7.3.2 would not be satisfied and such breach or failure to be true is not curable or, if curable, is not cured prior to the earlier of (a) 30 days following notice to Purchaser from Seller of such breach or failure and (b) the date that is three (3) Business Days prior to the End Date; provided that Seller shall not have the right to terminate this Agreement pursuant to this Section 8.3.1 if Seller is then in material breach of any of its representations, warranties, covenants or agreements under this Agreement.
8.4   Termination by Purchaser.   This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to the Closing by Purchaser if:
8.4.1   at any time prior to the Stockholder Approval having been obtained, (a) the Board shall have made a Change in Recommendation, (b) Seller shall have failed to include the Board Recommendation in the Proxy Statement or (c) Seller shall have materially breached or shall have failed to perform in any material respect its obligations set forth in Section 6.6;
8.4.2   at any time prior to the Closing, there has been a breach of any representation, warranty, covenant or agreement made by Seller in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that any condition set forth in Section 7.2.1 or Section 7.2.2 would not be satisfied and such breach or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) 30 days following notice to Seller from Purchaser of such breach or failure and (ii) the date that is three (3) Business Days prior to the End Date; provided that Purchaser shall not have the right to terminate this Agreement pursuant to this Section 8.4.2 if Purchaser is then in material breach of any of its representations, warranties, covenants or agreements under this Agreement; or
8.4.3   the Stockholder Approval shall not have been obtained at the Stockholders Meeting duly convened and held or any adjournment or postponement thereof permitted by this Agreement.
8.5   Notice of Termination.   Termination of this Agreement by either Purchaser or Seller shall be by delivery of a written notice to the other. Such notice shall state the termination provision in this Agreement that such terminating Party is claiming provides a basis for termination of this Agreement.
8.6   Effect of Termination.   In the event of the termination of this Agreement, this Agreement shall be terminated and have no further effect, and there shall be no Liability hereunder on the part of Seller, Purchaser or any of their respective Affiliates, except that Section 6.2, Section 6.9, Section 8.6, Section 8.7, Section 8.8 and ARTICLE 9 shall survive any termination of this Agreement. Nothing in this Section 8.6 shall relieve either Party of Liability for common law fraud, willful misconduct, intentional misrepresentation or any breach of this Agreement prior to the termination hereof.
8.7   Fees Following Termination.
8.7.1   If this Agreement is terminated by Purchaser pursuant to Section 8.4.1 or Section 8.4.3, then Seller shall reimburse Purchaser for all of its reasonable, documented out-of-pocket fees and expenses up to a maximum aggregate amount of $500,000 (including all reasonable, documented fees and expenses of counsel, accountants, investment bankers, experts and consultants to Purchaser) in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of this Agreement, the CVR Agreement and the transactions contemplated hereby (the “Reimbursable Expenses Amount”).
8.7.2   If (a) this Agreement is terminated pursuant to Section 8.2.1 or Section 8.4.2, (b) prior to the time of termination and after the Execution Date, a Superior Proposal shall have been publicly announced or made to the Board and not withdrawn, and (c) within twelve (12) months after the date on which this Agreement shall have been terminated an Acquisition Proposal is consummated or a definitive agreement relating to an Acquisition Proposal is entered into by Seller or any of its subsidiaries, Seller shall pay to Purchaser the Reimbursable Expenses Amount upon the earlier of the execution of such definitive agreement or upon consummation of such Acquisition Proposal.
All amounts due hereunder shall be payable by wire transfer in immediately available funds to such account or accounts as Purchaser may designate in writing to Seller. If Seller fails to promptly make any payment required under this Section 8.7 and Purchaser commences a suit to collect such payment, Seller shall also pay Purchaser for its fees and expenses (including attorneys’ fees and expenses) incurred in connection with such suit and shall pay interest on the amount of the payment at the prime rate in the Wall Street Journal in effect on the date the payment was payable pursuant to this Section 8.7.
8.8   Withdrawal of Certain Filings.   As soon as practicable following a termination of this Agreement for any reason, but in no event less than thirty (30) days after such termination, Purchaser or Seller shall, to the extent practicable, withdraw all filings, applications and other submissions relating to the transactions contemplated by this Agreement filed or submitted by or on behalf of such Party, any Governmental Body or other Person.
ARTICLE 9 MISCELLANEOUS
9.1   Governing Law, Jurisdiction, Venue and Service.
9.1.1   Governing Law.   This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any conflicts or choice of Law rule or principle (whether of the State of Delaware or any other jurisdiction) that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.
9.1.2   Jurisdiction.   Subject to Section 9.11, the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal or other state court sitting in New Castle County within the State of Delaware) for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts.
9.1.3   Venue.   The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal or other state court sitting in New Castle County within the State of Delaware), and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
9.1.4   Service.   Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 9.4.2 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.
9.1.5   Waiver of Jury Trial.   Each Party hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of this Agreement. Each Party (a) certifies that no Representative of any other Party has represented, expressly or otherwise, that such Party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Party have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 9.1.5.
9.2   Survival of Representations and Warranties.   (a) The representations and warranties in this Agreement, and in any schedule, certificate, instrument or other document delivered by Seller or Purchaser pursuant to this Agreement, shall survive the Closing Date and continue in full force and effect for the full period of all applicable statutes of limitations (giving effect to any waiver or extension thereof) plus sixty (60) days and (b) the covenants in this Agreement shall survive the Closing Date and continue in full force and effect in accordance with their terms; provided, that any recovery by and from either Party for losses under this Agreement shall be limited to the Right of Setoff set forth in Section 6.10.6.
9.3   Non-Reliance; Inspection.   Purchaser is not relying, and Purchaser has not relied, on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties expressly set forth in ARTICLE 3 of this Agreement. Such representations and warranties by Seller constitute the sole and exclusive representations and warranties of Seller in connection with the transactions contemplated hereby and Purchaser understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by Seller. Purchaser acknowledges and agrees that it has had the right to conduct its own due diligence, review and inspection of the tangible Transferred Assets.
9.4   Notices.
9.4.1   Notice Requirements.   Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) two (2) Business Days after being sent by registered mail or by courier or express delivery service, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission or (d) if sent by email transmission after 6:00 p.m. recipient’s local time, the Business Day following the date of transmission; provided that in each case the notice or other communication is sent to the physical address or email address, as applicable, set forth in Section 9.4.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party at least ten (10) days’ prior to such address taking effect in accordance with this Section 9.4; provided, further, that if sent by email transmission, the sender of such email does not receive a written notification of delivery failure.
9.4.2   Address for Notice.
If to Seller, to:
Atreca, Inc.
900 E. Hamilton Ave.
Suite 100
Campbell, CA 95008
Attention: Courtney J. Phillips
Email:      *****
with a copy (which shall not constitute notice) to:
Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304
Attention:   John T. McKenna
Email:        *****
If to Purchaser, to:
Immunome, Inc.
665 Stockton Drive, Suite 300
Exton, PA 19341
Attention:   Clay Siegall and Sandra Stoneman
Email:         *****
                  *****
with a copy (which shall not constitute notice) to:
Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention:   Kingsley Taft and Steven Green
Email:         *****
                  *****
9.5   No Benefit to Third Parties.   The covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and, they shall not be construed as conferring any rights or remedies of any nature whatsoever under or by reason of this Agreement on any other Persons.

9.6   Waiver and Non-Exclusion of Remedies.   Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by applicable Law or otherwise available, and the exercise by a Party of any one right or remedy will not preclude the exercise of any other right or remedy, except as expressly set forth herein.
9.7   Expenses.   Except as otherwise specified herein, and whether or not the Closing takes place, each Party shall bear any costs and expenses incurred by it with respect to the transactions contemplated herein.
9.8   Assignment.   Neither this Agreement nor either Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by either Party without the prior written consent of the other Party shall be void and of no effect. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.
9.9   Amendment.   This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both Parties.
9.10   Severability.   If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.
9.11   Equitable Relief.   The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches, or to enforce compliance with, the covenants and obligations of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each Party hereby waives (a) any requirement that the other Party post a bond or other security as a condition for obtaining any such relief, and (b) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.
9.12   Counterparts.   This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by portable document format (“pdf” or “jpg”) or other electronic transmission (including DocuSign). The use of electronic signatures and electronic records shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable Law.
9.13   Relationship Between the Parties. The Parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the Parties and each Party covenants that it shall not treat the relationship between the Parties as a partnership, joint venture or similar business relationship for any Tax or accounting purposes. Neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever.
9.14   Entire Agreement. The This Agreement, together with the Schedules and Exhibits attached hereto, the Seller Disclosure Schedule, the Confidentiality Agreement, the other Related Documents and the other agreements, certificates and documents delivered in connection herewith or therewith or otherwise in connection with the transactions contemplated hereby and thereby, contain the entire agreement between the Parties with respect to the transactions contemplated hereby or thereby and supersede all prior agreements, understandings, promises and representations, whether written or oral, between the Parties with respect to the subject matter hereof and thereof. In the event of any inconsistency between any such Schedules and Exhibits and this Agreement, the terms of this Agreement shall govern.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date.
ATRECA, INC.
By: /s/ John A. Orwin Name: John A. Orwin Title: President and Chief Executive Officer
[Signature Page to Asset Purchase Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date.
IMMUNOME, INC.
By: /s/ Clay Siegall Name: Clay Siegall Title: President and Chief Executive Officer
[Signature Page to Asset Purchase Agreement]

Exhibit C
FORM OF SUPPORT AGREEMENT
This SUPPORT AGREEMENT (this “Agreement”) is made as of December 22, 2023, by and among Atreca, Inc., a Delaware corporation (the “Company”), Immunome, Inc., a Delaware corporation (“Purchaser”), and the Person set forth on Schedule A hereto ( “Stockholder”).
WHEREAS, as of the date hereof, Stockholder is a Beneficial Owner of, and has sole or shared voting power with respect to, the number of shares of capital stock (“Company Shares”) of the Company, set forth opposite Stockholder’s name on Schedule A (all Company Shares owned by Stockholder, or hereafter issued to or otherwise acquired, whether beneficially or of record, or with respect to which Stockholder otherwise acquires sole or shared voting power (including by proxy), whether by the exercise of the Company’s options or otherwise including, without limitation, by gift, succession, in the event of a stock split or as a dividend or distribution of any Company Shares, and including the Company Shares set forth on Schedule A, being referred to herein as the “Subject Shares”);
WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and Purchaser, have entered into an Asset Purchase Agreement, dated as of the date hereof (the “Asset Purchase Agreement”), which provides, among other things, for the purchase of substantially all assets of the Company by Purchaser (the “Asset Sale”), upon the terms and subject to the conditions set forth in the Asset Purchase Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement); and
WHEREAS, as a condition to its willingness to enter into the Asset Purchase Agreement, Purchaser has required that Stockholder, and as an inducement and in consideration therefor, Stockholder (in Stockholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
ARTICLE I
SUPPORT AGREEMENT; GRANT OF PROXY
Stockholder hereby covenants and agrees that:
1.1   Voting of Subject Shares; Asset Sale and Dissolution Approval.
(a)   From and after the date hereof, at every meeting of the stockholders of the Company (including the Stockholders Meeting), however called, and at every adjournment or postponement thereof (or pursuant to a written consent if the stockholders of the Company act by written consent in lieu of a meeting), Stockholder shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) or to otherwise cause the Subject Shares to be counted as present thereat for purposes of calculating a quorum and to vote the Subject Shares (i) in favor of adopting and approving the Asset Purchase Agreement and approving the Asset Sale, the dissolution of the Company (the “Dissolution”) and any other transactions contemplated by the Asset Purchase Agreement and any and all other agreements entered into in connection with the Asset Sale (the Asset Sale, Dissolution and all other transactions contemplated by clauses (x) and (y), the “Contemplated Transactions”), (ii) against any proposal made in opposition to, or in competition with, or would otherwise be reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Contemplated Transactions, (iii) against any Acquisition Proposal and (iv) in favor of approving any proposal to adjourn or postpone the Stockholder Meeting to a later date, if there are not sufficient votes for the adoption of the Asset Purchase Agreement on the date on which such meeting is held. Stockholder shall not take or commit or agree to take any action inconsistent with the foregoing, Other than as set forth in this Section 1.1(a), Stockholder shall retain the right to vote the Subject Shares on any other matters that are presented for consideration to the stockholders of the Company in Stockholder’s sole discretion and without any limitations.

(b)   Pursuant to and in accordance with the Company’s amended and restated certificate of incorporation (the “Charter”) and bylaws (together with the Charter, the “Organizational Documents”) and the DGCL, Stockholder hereby approves the Asset Sale.
1.2   No Inconsistent Arrangements.   Except as provided hereunder or under the Asset Purchase Agreement, from and after the date hereof until this Agreement is terminated pursuant to Section 4.2, Stockholder shall not, directly or indirectly, (a) create any Encumbrance other than restrictions imposed by Law or pursuant to this Agreement on any Subject Shares, (b) transfer, sell, assign (directly or indirectly), pledge, exchange, gift, grant, place in trust or otherwise dispose of (including, without limitation, by the creation of an Encumbrance pursuant to clause (a) hereto), or offer to do any of the foregoing (collectively, “Transfer”), or enter into any contract with respect to any Transfer of, the Subject Shares or any right, title or interest (including the right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise) therein, (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares, (d) deposit or permit the deposit of the Subject Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to the Subject Shares or grant any proxy or power of attorney with respect thereto (other than this Agreement), (e) enter into any Contract, option, commitment or other arrangement or understanding with respect to the direct or indirect Transfer any right, title or interest (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise) to any Subject Share, or (f) take any action that would reasonably be expected to make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of restricting Stockholder’s legal power, authority and right to vote all of the Subject Shares or would otherwise have the effect of preventing or disabling Stockholder from performing Stockholder’s obligations hereunder. Any action taken in violation of the foregoing sentence shall be null and void ab initio.
1.3   Documentation and Information.   Stockholder shall permit and hereby authorizes the Company and Purchaser to publish and disclose in any or all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company or Purchaser reasonably determines to be necessary in connection with the Contemplated Transactions, Stockholder’s identity and ownership of the Subject Shares and the nature of Stockholder’s commitments and obligations under this Agreement, in each case, in a manner consistent with the terms of this Agreement and the Asset Purchase Agreement.
1.4   Irrevocable Proxy.   Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that such Stockholder has heretofore granted with respect to the Subject Shares and the Contemplated Transactions. In the event and to the extent that Stockholder fails to execute and deliver a proxy card or voting instructions to vote the Subject Shares in accordance with Section 1.1(a), Stockholder shall be deemed to have irrevocably appointed the Purchaser and any designee of the Purchaser as attorney-in-fact and proxy for and on behalf of Stockholder, for and in the name, place and stead of Stockholder, to: (a) attend any and all meetings of the stockholders of the Company (including the Stockholders Meeting) with respect to any of the matters specified in Section 1.1(a), (b) vote, express consent or dissent or issue instructions to the record holder to vote the Subject Shares in accordance with the provisions of Section 1.1(a) at any and all meetings of the stockholders of the Company (including the Stockholders Meeting) or in connection with any action sought to be taken by written consent of stockholders of the Company without a meeting, and (c) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 1.1(a), all written consents with respect to the Subject Shares at any and all meetings of the stockholders of the Company (including the Stockholders Meeting) or in connection with any action sought to be taken by written consent of stockholders of the Company without a meeting. The Purchaser agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable until the termination of this Agreement and shall not be terminated by operation of law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 4.2. Stockholder authorizes such attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the President of the Company. Stockholder hereby affirms that the proxy set forth in this Section 1.4 is given in connection with and granted in consideration of and as an inducement to Purchaser and the Company to enter into the Asset Purchase Agreement and that such proxy is given to secure the obligations of Stockholder under Section 1.1(a). With respect to any Subject Shares that are owned beneficially by a Stockholder but are not held of record by Stockholder (other than shares beneficially owned

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by Stockholder that are held in the name of a bank, broker or nominee), Stockholder shall take all action necessary to cause the record holder of such Subject Shares to grant the irrevocable proxy and take all other actions provided for in this Section 1.4 with respect to such Subject Shares.
1.5   No Ownership Interest.   Nothing contained in this Agreement will be deemed to vest in the Purchaser any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares will remain and belong to Stockholder, and the Purchaser will have no authority to exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein with respect to the Subject Shares and except as otherwise expressly provided in the Asset Purchase Agreement.
1.6   Agreements of Stockholder.   In connection with the Contemplated Transactions, Stockholder hereby expressly agrees that:
(a)   Reserved.
(b)   Stockholder will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Body, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by Stockholder, or the approval of the Asset Purchase Agreement, the Asset Sale or the Dissolution by the Board, breaches any fiduciary duty of the Board or any member thereof; provided that Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against Stockholder that relates solely to Stockholder’s capacity as a director, officer or securityholder of the Company;
(c)   Stockholder shall not take any action that would (i) make any representation or warranty contained herein untrue or incorrect or (ii) would reasonably be expected to have the effect of impairing the ability of Stockholder to perform its obligations under this Agreement or preventing or delaying the consummation of any of Contemplated Transactions;
(d)   Stockholder shall, from and after the date hereof until this Agreement is terminated pursuant to Section 4.2, be subject to the same restrictions applicable to the Company pursuant to Section 6.6 of the Asset Purchase Agreement and in the event Stockholder shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, Stockholder shall promptly inform the Company as to any such matter and the details thereof, subject to any confidentiality obligations to which Stockholder is bound as of the date hereof; and
(e)   any shares of capital stock or other securities of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership on or after the date of the Asset Purchase Agreement and prior to the Closing, including by reason of exercise of warrants or stock split, stock dividend, reverse stock split, reclassification, recapitalization, or other similar transaction, shall be subject to the terms and conditions of this Agreement to the same extent as if such securities were included on Schedule A and shall constitute Subject Shares for all purposes of this Agreement.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER
Stockholder represents and warrants to each of the Purchaser and the Company that:
2.1   Organization; Authorization; Binding Agreement.   To the extent Stockholder is an entity, Stockholder is duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Stockholder has full legal capacity and all necessary power, right and authority to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, performance by Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby by Stockholder have been duly authorized by all necessary action on the part of Stockholder and no other proceeding on the part of Stockholder are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed

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and delivered by Stockholder, and constitutes a legal, valid and binding obligation of Stockholder enforceable against Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general application affecting or relating to the enforcement of creditors rights generally, and subject to equitable principles of general applicability, whether considered in a proceeding at Law or in equity. If Stockholder is an individual, Stockholder has the legal capacity to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby.
2.2   Ownership of Subject Shares; Total Shares.   Stockholder is the record or Beneficial Owner of the Subject Shares and has good and marketable title to the Subject Shares free and clear of any Encumbrances (including any restriction on the right to vote or otherwise Transfer the Subject Shares), and has sole or shared, and otherwise unrestricted, voting power with respect to such Subject Shares and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except (a) as provided hereunder, (b) pursuant to any applicable restrictions on Transfer under the Securities Act of 1933, as amended, and (c) as provided in the Organizational Documents. The Subject Shares listed on Schedule A opposite Stockholder’s name constitute all of the equity securities of the Company Beneficially Owned by Stockholder as of the date hereof. Except pursuant to the Company’s Organizational Documents and the right of the Company to purchase or acquire any Company Shares pursuant to a benefit plan of the Company, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares. For purposes of this Agreement, “Beneficial Ownership” and derivations of such term shall be interpreted as defined in Rule 13d-3 under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities that may be acquired by such Person pursuant to any Contract or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).
2.3   Voting Power.   Stockholder has full voting power with respect to the Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth herein, in each case, with respect to all of the Subject Shares. None of the Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares.
2.4   Reliance.   Stockholder has had the opportunity to review the Asset Purchase Agreement and this Agreement with counsel of Stockholder’s own choosing. Stockholder has had an opportunity to review with its own tax advisors the tax consequences of the Asset Sale, the Dissolution and the other transactions contemplated by the Asset Purchase Agreement. Stockholder understands that it must rely solely on its advisors and not on any statements or representations made by any other Person. Stockholder understands that Stockholder (and not Purchaser or the Company) shall be responsible for Stockholder’s tax liability that may arise as a result of the Asset Sale, the Dissolution or any other transaction contemplated by the Asset Purchase Agreement. Stockholder understands and acknowledges that the Company and Purchaser are entering into the Asset Purchase Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.
2.5   Absence of Litigation.   With respect to Stockholder, as of the date hereof, there is no Legal Proceeding pending against, or, to the knowledge of the Stockholder, threatened against, Stockholder or any of Stockholder’s properties or assets (including the Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of Stockholder to perform Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.
2.6   Non-Contravention.   The execution and delivery of this Agreement by Stockholder and the performance of the transactions contemplated by this Agreement by Stockholder or its obligations hereunder and the compliance by Stockholder with any provisions hereof, do not and will not violate, conflict with, result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any Subject Shares pursuant to: (a) the organizational documents of Stockholder or the Organizational Documents, (b) any applicable Law or any

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injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Body to which Stockholder is subject, or (c) any Contract to which Stockholder is a party or is bound or to which the Subject Securities are subject, such that it could reasonably be expected to prevent, delay or impair the ability of Stockholder to perform Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.
2.7   Consent.   The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body or regulatory authority by Stockholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Stockholder of his, her or its obligations under this Agreement.
2.8   Financial Advisor.   No investment banker, broker, finder or other intermediary is entitled to a fee or commission from the Company or Purchaser in respect of this Agreement based upon any Contract made by or on behalf of Stockholder.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to Stockholder that:
3.1   Organization; Authorization.   The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. The consummation of the transactions contemplated hereby is within the Company’s corporate powers and has been duly authorized by all necessary corporate actions on the part of the Company. The Company has full power and authority to execute, deliver and perform this Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general application affecting or relating to the enforcement of creditors rights generally, and subject to equitable principles of general applicability, whether considered in a proceeding at Law or in equity.
3.2   Binding Agreement.   This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.
ARTICLE IV
MISCELLANEOUS
4.1   Notices.   All notices, requests and other communications to either party hereunder shall be in writing (including electronic mail) and shall be given, (a) if to the Company or Purchaser, in accordance with the provisions of the Asset Purchase Agreement and (b) if to Stockholder, to Stockholder’s address or electronic mail address set forth on a signature page hereto, or to such other address or electronic mail address as Stockholder may hereafter specify in writing.
4.2   Termination.   This Agreement, and all rights and obligations of the parties hereunder, shall terminate automatically, without any notice or other action by any Person, upon the earliest of (a) the termination of the Asset Purchase Agreement in accordance with its terms and (b) the Closing. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 4.2 shall relieve a party from liability for any breach of this Agreement prior to termination hereof, and (ii) the provisions of this Article IV shall survive any termination of this Agreement.
4.3   Confidentiality.   Except to the extent required by applicable Law, Stockholder shall hold any information regarding this Agreement, the Asset Purchase Agreement, the Asset Sale and the Dissolution in strict confidence and shall not divulge any such information to any third person until the Company has publicly disclosed its entry into the Asset Purchase Agreement and this Agreement; provided, however, that Stockholder may disclose such information (a) to its attorneys, accountants, consultants, trustees, beneficiaries and other representatives (provided such representatives are subject to confidentiality obligations at least as restrictive as those contained herein), and (b) to any Affiliate, partner, parent or subsidiary of Stockholder in

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the ordinary course of business, provided in each case that Stockholder informs the Person receiving the information that such information is confidential and such Person is subject to confidentiality obligations at least as restrictive as those set forth herein. Neither Stockholder nor any of its Affiliates (other than the Company, whose actions shall be governed by the Asset Purchase Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Asset Sale, the Dissolution, the Asset Purchase Agreement or the other transactions contemplated hereby or thereby without the prior written consent of the Company and Purchaser, except as may be required by applicable Law in which circumstance such announcing party shall make reasonable efforts to consult with the Company and Purchaser to the extent practicable.
4.4   Amendments and Waivers.   Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
4.5   Binding Effect; Benefit; Assignment.   The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as set forth in Section 1.3 and Section 4.3, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and permitted assigns. No party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties.
4.6   Governing Law; Jurisdiction; Venue and Service.
(a)   This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any conflicts or choice of Law rule or principle (whether of the State of Delaware or any other jurisdiction) that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.
(b)   Subject to Section 4.10, each of the parties hereto hereby irrevocably and unconditionally consents to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal or other state court sitting in New Castle County within the State of Delaware) for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agrees not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts.
(c)   Each of the parties hereto further hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal or other state court sitting in New Castle County within the State of Delaware), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
(d)   Each of the parties hereto further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 4.1 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.
4.7   Counterparts.   This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by portable document format (e.g., “pdf” or “jpg”) or other electronic transmission (including DocuSign and AdobeSign). The use of electronic signatures and electronic records shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable Law, including the Federal

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Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable Law.
4.8   Entire Agreement.   This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.
4.9   Severability.   If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the parties hereto.
4.10   Equitable Relief.   The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. It is accordingly agreed that parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches, or to enforce compliance with, the covenants and obligations of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto hereby waives (a) any requirement that any other party hereto post a bond or other security as a condition for obtaining any such relief, and (b) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.
4.11   Interpretation.   Except where the context otherwise requires, wherever used, the singular includes the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein does not limit the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the parties hereto and no rule of strict construction shall be applied against any party hereto. Unless otherwise specified or where the context otherwise requires, (a) references in this Agreement to any Article, Section, Schedule or Exhibit are references to such Article, Section, Schedule or Exhibit of this Agreement; (b) references in any Section to any clause are references to such clause of such Section; (c) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to a Person are also to its permitted successors and assigns; (e) references to a Law include any amendment or modification to such Law and any rules or regulations issued thereunder, in each case, as in effect at the relevant time of reference thereto; (f) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto; and (g) references to monetary amounts are denominated in United States Dollars.
4.12   Further Assurances.   Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Agreement.
4.13   Capacity as Stockholder.   Stockholder has executed this Agreement solely in Stockholder’s capacity as a holder of Company Shares, and not in Stockholder’s capacity as a director, officer or employee of Company or any of its Subsidiaries or in Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of Company in the exercise of his or her fiduciary duties as a director or officer of

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Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.
4.14   No Agreement Until Executed.   Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board has approved the Asset Sale and the Asset Purchase Agreement, (b) the Asset Purchase Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.
(SIGNATURE PAGE FOLLOWS)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.
COMPANY
Atreca, Inc.
By: Name: Title:
PURCHASER
Immunome, Inc.
By: Name: Title:
[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.
STOCKHOLDER
[NAME]
By:
Email: [ ]
[Signature Page to Support Agreement]

Schedule A
Company Shares
Name	Class A Common Stock	Class B Common Stock	Company Options	Restricted Stock Units

EXHIBIT D
FORM OF CONTINGENT VALUE RIGHTS AGREEMENT
BETWEEN
IMMUNOME, INC.
and
[      ], AS RIGHTS AGENT
Dated as of [           ]

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FORM OF
CONTINGENT VALUE RIGHTS AGREEMENT
This Contingent Value Rights Agreement (this “Agreement”), dated as of [    ] is entered into by and among Immunome, Inc., a Delaware corporation (“Purchaser”), and [      ], a Delaware corporation (the “Rights Agent”).
Preamble
A.   On December 22, 2023, Purchaser and Atreca, Inc., a Delaware corporation (“Seller”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), which provides, among other things, for the purchase of substantially all assets of Seller by Purchaser (the “Asset Sale”), upon the terms and subject to the conditions set forth in the Purchase Agreement;
B.   Pursuant to the Purchase Agreement, and in accordance with the terms and conditions thereof, Purchaser has agreed to provide to the Holders, who shall initially be Persons who are record holders of shares of Common Stock as of the close of business on the CVR Record Date, contingent value rights as hereinafter described.
C.   The parties have done all things necessary to make the contingent value rights, when issued pursuant to the Purchase Agreement and hereunder, the valid obligations of Purchaser and to make this Agreement a valid and binding agreement of Purchaser, in accordance with its terms.
Now, Therefore, in consideration of the premises and the consummation of the transactions referred to above, it is mutually covenanted and agreed, for the proportionate benefit of all Holders, as follows:
ARTICLE 1
DEFINITIONS
1.1   Definitions.
Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Asset Purchase Agreement. The following terms have the meanings ascribed to them as follows:
“Acting Holders” means, at the time of determination, Holders of at least a majority of the outstanding CVRs as set forth on the CVR Register.
“Assignee” has the meaning set forth in Section 6.5.
“Closing Date” means [      ], 2024.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Common Stock” means the Common Stock, $0.0001 par value per share, of Seller, whether designated as “Class A Common Stock” or “Class B Common Stock”.
“CVR” means a contingent contractual right of Holders to receive Milestone Payments pursuant to this Agreement.
“CVR Record Date” means the date immediately preceding the Closing Date.
“CVR Register” has the meaning set forth in Section 2.3(b).
“CVR Term” means the period beginning on the Closing Date and ending upon the fifth (5th) anniversary of the Closing Date.
“Development” means, and “Develop” means conduct, services and activities relating to nonclinical, pre-clinical and clinical drug development activities, including nonclinical and pre-clinical studies, laboratory testing and clinical trials, relating to the development of pharmaceutical compounds and submission of information to a Regulatory Authority for the purpose of obtaining Regulatory Approval of a product candidate, and activities to develop manufacturing capabilities for a product candidate. “Development”

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includes optimization and nonclinical and pre-clinical activities, pharmacology studies, toxicology studies, laboratory testing, formulation, patient treatment in drug development activities, manufacturing process development and scale-up (including bulk compound production), quality assurance and quality control, technical support, pharmacokinetic studies, clinical trials and regulatory affairs activities.
“DTC” means the Depository Trust Company.
“Exploit” or “Exploiting” means to make, have made, import, use, sell, offer for sale, and otherwise dispose of, including to research, Develop, register, modify, enhance, improve, manufacture, have manufactured, store, formulate, optimize, export, transport, distribute, commercialize, promote, market, have sold and otherwise dispose of.
“Holder” means, at the relevant time, a Person in whose name CVRs is registered in the CVR Register.
“Loss” has the meaning set forth in Section 3.2(f).
“Milestone #1” means the first dosing of the first patient in the first clinical trial for a pharmaceutical product derived from the first Specified Program Antibody. It is hereby acknowledged that a pharmaceutical product containing an antibody that is not a Specified Program Antibody but that targets the same antigen as a Specified Program Antibody shall not be considered to be derived from a Specified Program Antibody.
“Milestone #1 Payment” means with respect to the achievement of Milestone #1, an amount per CVR equal to $[•] in cash, without interest, in an aggregate amount of $4,000,000.
“Milestone #2” means the first dosing of the first patient in the first clinical trial for a pharmaceutical product derived from a second Specified Program Antibody, which is different from the first Specified Program Antibody in Milestone #1. It is hereby acknowledged that a pharmaceutical product containing an antibody that is not a Specified Program Antibody but that targets the same antigen as a Specified Program Antibody shall not be considered to be derived from a Specified Program Antibody.
“Milestone #2 Payment” means, with respect to the achievement of Milestone #2, an amount per CVR equal to $[•] in cash, without interest, in an aggregate amount $3,000,000.
“Milestone” means either of Milestone #1 or Milestone #2, as applicable.
“Milestone Achievement Notice” has the meaning set forth in Section 2.4(a).
“Milestone Payment” means either of Milestone #1 Payment or Milestone #2 Payment, as applicable.
“Milestone Payment Amount” means, for a given Holder, with respect to the achievement of a Milestone during the CVR Term, a one-time payment equal to the product of (a) the applicable Milestone Payment for such Milestone and (b) the number of CVRs with respect to such Milestone held by such Holder as reflected on the CVR Register as of the close of business on the date of the Milestone Achievement Notice for such Milestone.
“Milestone Payment Date” means the date that is selected by Purchaser not more than forty-five (45) days following the date on which such Milestone is achieved.
“Notice” has the meaning set forth in Section 6.1.
“Party” means Purchaser or the Rights Agent.
“Permitted Transfer” means a Transfer of one or more CVRs (i) upon death of a Holder by will or intestacy; (ii) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee; (iii) made pursuant to a court order of a court of competent jurisdiction (such as in connection with divorce, bankruptcy or liquidation); (iv) made by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (v) in the case of CVRs held in book-entry or other similar nominee form payable to a nominee, from a nominee to a beneficial owner (and, if applicable, through an intermediary) or from such nominee to another nominee for the same beneficial owner, in each case as permitted by DTC; (vi) to Purchaser or its Affiliates; or (vii) as provided in Section 2.6.

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“Person” shall mean any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association or organization, trust or other entity, and shall include any successor (by merger or otherwise) of any such Person.
“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent shall have been appointed pursuant to Article 3 of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent.
“Specified Program Antibody” means any of APN-346958, APN-497444, APN-987481, APN-685612, APN-216371, APN-051280, APN-446726, APN-122597, APN-294782, APN-917227, APN-943410, APN-323078, APN-549983, APN-831408, APN-250134, APN-541885, APN-585401, APN-267252, APN-959038, APN-459683, APN-739852, APN-362519, APN-722709, APN-407050, APN-222330, APN-095633, APN-237563, and APN-217241. Notwithstanding anything to the contrary set forth herein, for purposes of this Agreement, a Specified Program to the extent relating to APN-346958 shall be deemed to only refer to the amino acid sequence of and the target for APN-346958 and not any other assets, properties or rights of any kind or nature in connection therewith, including any of Seller’s Books and Records on APN-346958.
“Transfer” means a transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise), the offer to make such a transfer or other disposition, and each contract, arrangement or understanding, whether or not in writing, to effect any of the foregoing.
ARTICLE 2
CONTINGENT VALUE RIGHTS
2.1   Holders of CVRs; Appointment of Rights Agent.
(a)   The CVRs represent the contractual rights of Holders to receive contingent cash payments pursuant to this Agreement. In accordance with the Asset Purchase Agreement and pursuant to the Contemplated Transactions, each Holder is entitled to one CVR. Each CVR represents the right to receive the applicable portion of the Milestone Payment in accordance with this Agreement. The initial Holders shall be determined pursuant to the terms of this Agreement, and a list of the initial Holders shall be furnished to the Rights Agent by or on behalf of Purchaser in accordance with Section 4.1.
(b)   Purchaser hereby appoints the Rights Agent to act as rights agent for Purchaser in accordance with the express terms and conditions (and no implied terms and conditions) set forth in this Agreement, and the Rights Agent hereby accepts such appointment.
2.2   Non-transferable.
A Holder may not at any time Transfer any CVRs, other than pursuant to a Permitted Transfer. Any attempted Transfer that is not a Permitted Transfer, in whole or in part, will be void ab initio and of no effect. The CVRs will not be listed on any quotation system or traded on any securities exchange.
2.3   No Certificate; Registration; Registration of Transfer; Change of Address.
(a)   The CVRs will be issued in book-entry form only and the Holders’ rights and obligations in respect of CVRs derive solely from this Agreement; CVRs will not be evidenced by a certificate or other instrument.
(b)   The Rights Agent will maintain an up-to-date register (the “CVR Register”) for the purposes of (i) identifying the Holders of CVRs, (ii) determining the Holders’ entitlement to CVRs, and (iii) registering the CVRs and Permitted Transfers thereof. The CVR Register will initially show one position for Cede & Co. representing all of the CVRs provided to the holders of shares of Common Stock held by DTC on behalf of the street holders of the Common Stock held by such holders as of immediately prior to the CVR Record Date. The Rights Agent will have no responsibility whatsoever directly to the street name holders or DTC participants with respect to transfers of CVRs. With respect to any payments to be made under Section 2.4, the Rights Agent will accomplish the payment to any

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former street name holders of the Common Stock by sending a lump sum payment to DTC. The Rights Agent will have no responsibilities whatsoever with regard to the distribution of payments by DTC to such street name holders.
(c)   Subject to the restriction on transferability set forth in Section 2.2, every request made to Transfer a CVR must be in writing and accompanied by a written instrument of Transfer reasonably acceptable to the Rights Agent, together with the signature guarantee of a guarantor institution which is a participant in a signature guarantee program approved by the Securities Transfer Association and any other reasonably requested documentation in a form reasonably satisfactory to Purchaser and the Rights Agent, duly executed and properly completed, by the Holder or Holders thereof, or by the duly appointed legal representative, personal representative or survivor of such Holder or Holders, setting forth in reasonable detail the circumstances relating to the Transfer. Upon receipt of such written notice, the Rights Agent will, subject to Purchaser’s confirmation in writing that Purchaser has determined that the Transfer instrument is in proper form and the Transfer on its face is a Permitted Transfer and otherwise complies on its face with the other terms and conditions of this Agreement, register the Transfer of the applicable CVRs in the CVR Register. All Transfers of CVRs registered in the CVR Register will be the valid obligations of Purchaser, evidencing the same right, and entitling the transferee to the same benefits and rights under this Agreement, as those held by the transferor. No transfer of CVRs shall be valid until registered in the CVR Register and any transfer not duly registered in the CVR Register shall be void and invalid. Purchaser and the Rights Agent shall not be responsible for any costs and expenses related to any Transfer or assignment of the CVRs (including the cost of any stamp, documentary, registration or other Tax or governmental charger (a “transfer tax”) imposed in connection with the transfer or registration) and Purchaser and Rights Agent may require evidence of the payment of any transfer taxes as a condition to taking any action under this Section 2.3.
(d)   A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. Such written request must be duly executed by such Holder. Upon receipt of such written notice, the Rights Agent shall promptly record the change of address in the CVR Register.
2.4   Payment Procedures.
(a)   If a Milestone occurs at any time prior to the expiration of the CVR Term, then, on or prior to the applicable Milestone Payment Date, Purchaser will deliver or cause to be delivered to the Rights Agent (i) a written notice (the “Milestone Achievement Notice”) stating the date of the satisfaction of such Milestone and that each Holder is entitled to receive the Milestone Payment Amount applicable to such Holder, (ii) any letter of instruction reasonably required by the Rights Agent and (iii) cash, by wire transfer of immediately available funds to an account designated by the Rights Agent, equal to the aggregate Milestone Payment Amounts due to all Holders with respect to the achievement of such Milestone pursuant to Section 4.2. The Rights Agent will promptly, and in any event within ten (10) Business Days of receipt of the Milestone Achievement Notice and any letter of instruction reasonably required by the Rights Agent, send each Holder at its registered address a copy of the Milestone Achievement Notice and pay the applicable Milestone Payment Amount to each Holder (i) by check mailed to the address of such Holder as reflected in the CVR Register as of the close of business on the date of the Milestone Achievement Notice or (ii) with respect to any such Holder that is due an aggregate amount in excess of $100,000 and has provided the Rights Agent with valid wiring instructions in writing as of the close of business on the date of such Milestone Achievement Notice, by wire transfer of immediately available funds to the account designated in such instruction.
(b)   Any portion of the aggregate Milestone Payment Amounts that remain undistributed to the Holders twelve (12) months after the date of the applicable Milestone Achievement Notice shall be delivered by the Rights Agent to Purchaser or its designee and any Holder shall thereafter look only to Purchaser for payment of such Holder’s Milestone Payment Amount, without interest, but such Holder shall have no greater rights against Purchaser than those accorded to general unsecured creditors of Purchaser under applicable Law.
(c)   Neither Purchaser, the Rights Agent nor any of their Affiliates shall be liable to any Holder in respect of the Milestone Payment Amounts delivered to a public official in compliance with any applicable state, federal or other abandoned property, escheat or similar Law. If, despite Purchaser’s and the Rights

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Agent’s commercially reasonable efforts to deliver a Milestone Payment Amount to the applicable Holder, such Milestone Payment Amount has not been paid immediately prior to the date on which such Milestone Payment Amount would otherwise escheat to or become property of any Governmental Body, such Milestone Payment Amount shall become, to the extent permitted by applicable Laws, the property of Purchaser or its designee, free and clear of all claims or interest of any Person previously entitled thereto.
(d)   For U.S. federal and applicable state and local Income Tax purposes, the parties intend to treat Milestone Payment Amounts made with respect to CVRs issued in respect of shares of Common Stock pursuant to this Agreement as the payments in respect of the sale of assets pursuant to the Purchase Agreement as additional consideration and are subject to imputed interest rules. Any rights of Holders shall be deemed to be received from Seller in respect of their ownership of Common Stock. Purchaser shall report imputed interest on the CVRs as required by applicable Law.
(e)   Purchaser, its Affiliates and its Representatives and the Rights Agent shall be entitled to deduct and withhold, or cause to be deducted or withheld, from each Milestone Payment Amount or any other amounts otherwise payable pursuant to this Agreement such amounts as may be required to be deducted and withheld therefrom under applicable Law.
2.5   No Voting, Dividends or Interest; No Equity or Ownership Interest; No Purchaser Diligence Obligation.
(a)   If and when issued, the CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable in respect of CVRs to any Holder.
(b)   If and when issued, the CVRs will not represent any equity or ownership interest in Purchaser or any of its Affiliates. It is hereby acknowledged and agreed that a CVR shall not constitute a security of Purchaser or any of its subsidiaries or Affiliates.
(c)   Neither Purchaser and its directors and officers nor any of its Affiliates and their directors and officers will be deemed to have any fiduciary or similar duties to any Holders by virtue of this Agreement or the CVRs.
(d)   Nothing contained in this Agreement shall be construed as conferring upon a Holder, by virtue of the CVRs, any rights or obligations of any kind or nature whatsoever as a stockholder or member of Purchaser or any of its subsidiaries, as applicable, either at law or in equity. The rights of the Holders and the obligations of Purchaser and its Affiliates and their respective officers, directors and controlling Persons are contract rights limited to those expressly set forth in this Agreement.
(e)   The Rights Agent hereby acknowledges and agrees that the CVRs and the possibility of any payment hereunder with respect thereto are highly speculative and subject to numerous factors outside of Purchaser’s control, that it is highly possible that no Milestones will be achieved during the CVR Term and there is no assurance that Holders will receive any payments under this Agreement or in connection with the CVRs. It is further acknowledged and agreed that neither Purchaser nor its Affiliates owe, by virtue of their obligations under this Agreement, a fiduciary duty or any implied duties to the Holders and the parties hereto intend solely the express provisions of this Agreement to govern their contractual relationship with respect to the CVRs.
(f)   Notwithstanding anything express or implied in this Agreement or the Purchase Agreement, at law, or in equity, Purchaser and its Affiliates shall have no obligation to Seller to research, develop, or commercialize the Specified Programs or any of the Transferred Assets, and no other diligence obligations, in each case, whatsoever, express or implied, under this Agreement, the Purchase Agreement, at law or in equity, on any theory.
2.6   Ability to Abandon CVR.
A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights represented by such Holder’s CVRs by transferring such CVR to Purchaser or a Person nominated in writing by Purchaser (with written notice thereof from Purchaser to the Rights Agent) without consideration or compensation therefor, and such rights will be cancelled, with the Rights Agent being promptly notified in

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writing by Purchaser of such transfer and cancellation. Nothing in this Agreement is intended to prohibit Purchaser or its Affiliates from offering to acquire or acquiring CVRs, in private transactions or otherwise, for consideration in its sole discretion.
ARTICLE 3
THE RIGHTS AGENT
3.1   Certain Duties and Responsibilities.
(a)   The Rights Agent will not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent such liability arises as a result of the fraud, willful misconduct, bad faith or gross negligence of the Rights Agent (in each case as determined by a final non-appealable judgment of court of competent jurisdiction). Notwithstanding anything in this Agreement to the contrary, any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by Purchaser to the Rights Agent during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought, except in the case of fraud, willful misconduct, bad faith or gross negligence of the Rights Agent. Anything to the contrary notwithstanding, in no event will the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damages of any kind whatsoever (including, without limitation, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damages, and regardless of the form of action.
(b)   The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holder with respect to any action or default by any person or entity, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon Purchaser. The Rights Agent may (but shall not be required to) enforce all rights of action under this Agreement and any related claim, action, suit, audit, investigation or proceeding instituted by the Rights Agent may be brought in its name as the Rights Agent and any recovery in connection therewith will be for the proportionate benefit of all the Holders, as their respective rights or interests may appear on the CVR Register.
(c)   The Rights Agent shall request from each Holder an IRS Form W-9 or applicable IRS Form W-8 at such time or times as is necessary to permit any payment under this Agreement to be made without U.S. federal backup withholding.
3.2   Certain Rights of Rights Agent.
(a)   The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent.
(b)   The Rights Agent may rely and will be protected and held harmless by Purchaser in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it in the absence of bad faith to be genuine and to have been signed or presented by or on behalf of Purchaser.
(c)   The Rights Agent may engage and consult with counsel of its selection, and the advice or opinion of such counsel will, in the absence of fraud, willful misconduct, bad faith or gross negligence (in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction) on the part of the Rights Agent, be full and complete authorization and protection in respect of any action taken or not taken by the Rights Agent in reliance thereon.
(d)   Any permissive rights of the Rights Agent hereunder will not be construed as a duty.
(e)   The Rights Agent will not be required to give any note or surety in respect of the execution of its powers or otherwise under this Agreement.
(f)   Purchaser agrees to indemnify the Rights Agent for, and to hold the Rights Agent harmless from and against, any claim, loss, liability, damage, deficiency, judgment, award, settlement, fine, penalty, interest, fee, cost, or expense, including reasonable fees of attorneys, accountants (each, a “Loss”) suffered

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or incurred by the Rights Agent and arising out of, related to, or in connection with the Rights Agent’s performance of its obligations under this Agreement, including the reasonable and documented out-of-pocket costs and expenses of defending the Rights Agent against any claims, charges, demands, actions or suits arising out of, related to, or in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the out-of-pocket costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or enforcing its rights hereunder, except to the extent such Loss has been determined by a final non-appealable decision of a court of competent jurisdiction to have resulted from any fraud, willful misconduct, bad faith or gross negligence of the Rights Agent.
(g)   In addition to the indemnification provided under Section 3.2(f), Purchaser agrees (i) to pay the fees of the Rights Agent in connection with the Rights Agent’s performance of its obligations hereunder, as agreed upon in writing by the Rights Agent and Purchaser on or prior to the date of this Agreement, and (ii) to reimburse the Rights Agent for all reasonable and documented out-of-pocket expenses incurred in the performance of its duties hereunder, including all taxes (other than income, receipt, franchise or similar taxes) and governmental charges, incurred by the Rights Agent in the performance of its obligations under this Agreement; provided that Purchaser will have no obligation to pay the fees of the Rights Agent or reimburse the Rights Agent for the fees of counsel in connection with any lawsuit initiated by the Rights Agent on behalf of itself or the Holders.
(h)   No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
(i)   The Rights Agent will not be deemed to have knowledge of any event of which it was supposed to receive notice hereunder but has not received written notice of such event, and the Rights Agent will not incur any liability for failing to take action in connection therewith, in each case, unless and until it has received such notice in writing, subject to the liability limitations set forth herein.
(j)   The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents and the Rights Agent, except with respect to the Rights Agent’s breach of its confidentiality obligations, gross negligence or willful misconduct, shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to Purchaser or any other Person resulting from any such act, default, neglect or misconduct, absent fraud, gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.
(k)   Purchaser shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
(l)   The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by Purchaser only.
(m)   The Rights Agent shall act hereunder solely as agent for Purchaser and shall not assume any obligations or relationship of agency or trust with any of the Holders or owners of the CVRs. The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holders with respect to any action or default by Purchaser, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon Purchaser.
(n)   The Rights Agent may rely on and be fully authorized and protected in acting or failing to act upon (i) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program”

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or insurance program in addition to, or in substitution for, the foregoing; or (ii) any Law or any interpretation of the same even though such Law may thereafter have been altered, changed, amended or repealed.
(o)   The Rights Agent shall not be liable or responsible for any failure of Purchaser to comply with any of its obligations relating to any registration statement filed with the SEC or this Agreement, including without limitation obligations under applicable Law.
(p)   The obligations of Purchaser and the rights of the Rights Agent under this Section 3.2, Section 3.1 and Section 2.4 shall survive the expiration of the CVRs and the termination of this Agreement and the resignation, replacement or removal of the Rights Agent.
3.3   Resignation and Removal; Appointment of Successor.
(a)   The Rights Agent may resign at any time by written notice to Purchaser. Any such resignation notice shall specify the date on which such resignation will take effect (which shall be at least thirty (30) days following the date that such resignation notice is delivered), and such resignation will be effective on the later of (x) the date so specified and (y) the appointment of a successor Rights Agent.
(b)   Purchaser will have the right to remove the Rights Agent at any time by written notice to the Rights Agent, specifying the date on which such removal will take effect, but no such removal will become effective until a successor Rights Agent has been appointed. Such notice will be given at least thirty (30) days prior to the date so specified (or, if earlier, the appointment of the successor Rights Agent).
(c)   If the Rights Agent resigns, is removed or becomes incapable of acting, Purchaser will promptly appoint a qualified successor Rights Agent. Notwithstanding the foregoing, if Purchaser fails to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the incumbent Rights Agent or the Acting Holders may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. The successor Rights Agent so appointed will, upon its acceptance of such appointment in accordance with this Section 3.3(c) and Section 3.4, become the Rights Agent for all purposes hereunder.
(d)   Purchaser will give notice to the Holders of each resignation or removal of the Rights Agent and each appointment of a successor Rights Agent in accordance with Section 6.2. Each notice will include the name and address of the successor Rights Agent. If Purchaser fails to send such notice within ten (10) Business Days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent will cause the notice to be transmitted at the expense of Purchaser. Failure to give any notice provided for in this Section 3.3, however, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
(e)   Notwithstanding anything to the contrary in this Section 3.3, unless consented to in writing by the Acting Holders, Purchaser will not appoint as a successor Rights Agent any Person that is not a stock transfer agent of national reputation or the corporate trust department of a commercial bank.
(f)   The Rights Agent will reasonably cooperate with Purchaser and any successor Rights Agent in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including the transfer of all relevant data, including the CVR Register, to the successor Rights Agent, but such predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing.
(g)   Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or other stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of the transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 3.3(g). If the Rights Agent provides notice of its

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intent to resign, is removed pursuant to Section 3.3 or becomes incapable of acting, Purchaser, will as soon as is reasonably possible appoint a qualified successor Rights Agent who, unless otherwise consented to in writing by the Acting Holders, shall be a transfer agent of national reputation or the corporate trust department of a commercial bank. Notwithstanding the foregoing, if Purchaser fails to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the incumbent Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. The successor Rights Agent so appointed will, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.
3.4   Acceptance of Appointment by Successor.
Every successor Rights Agent appointed hereunder will, at or prior to such appointment, execute, acknowledge and deliver to Purchaser and to the resigning or removed Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the Rights Agent; provided that upon the request of Purchaser or the successor Rights Agent, such resigning or removed Rights Agent will execute and deliver an instrument transferring to such successor Rights Agent all the rights (except for rights that survive the predecessor Rights Agent’s removal, resignation or replacement), powers and trusts of such resigning or removed Rights Agent. The retiring Rights Agent will reasonably cooperate with Purchaser and the successor Rights Agent in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including the transfer of all relevant data, including the CVR Register, to the successor Rights Agent, except such rights which survive its resignation or removal under the terms hereunder.
ARTICLE 4
COVENANTS
4.1   List of Holders.
Purchaser will furnish or cause to be furnished to the Rights Agent, in such form as Purchaser receives from the Purchaser’s transfer agent (or other agent performing similar services for Purchaser), the names and addresses of the initial Holders as of the CVR Record Date within fifteen (15) Business Days following the Closing Date.
4.2   Efforts.
Purchaser shall duly and promptly deposit with the Rights Agent the applicable Milestone Payment, if any, for payment in respect of each CVR in the manner provided for in Section 2.4 and in accordance with the terms of this Agreement.
4.3   Right of Setoff.
Notwithstanding anything to the contrary contained in this Agreement, to the extent Purchaser suffers losses pursuant to Section 6.10.6 of the Purchase Agreement, Purchaser shall be entitled to recover the amount of such losses, to the extent the Milestone Payments remain unpaid, by reducing the amount of Milestone Payments payable to the Holders on a dollar-for-dollar basis.
ARTICLE 5
AMENDMENTS
5.1   Amendments Without Consent of Holders.
(a)   Purchaser, at any time and from time to time, may (without the consent of any Person, other than the Rights Agent, which consent shall not be unreasonably withheld, conditioned or delayed) enter into one or more amendments to this Agreement for any of the following purposes:
(i)   to evidence the appointment of another Person as a successor Rights Agent and the assumption by any successor Rights Agent of the covenants and obligations of the Rights Agent herein in accordance with the provisions hereof;

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(ii)   as Purchaser may reasonably determine to be necessary or appropriate to ensure that the CVRs are not subject to registration under the United States Securities Act of 1933, as amended, or the Exchange Act or any applicable state securities or “blue sky” laws;
(iii)   as Purchaser may reasonably determine to be necessary or appropriate to ensure that Purchaser is not required to produce a prospectus or an admission document in order to comply with applicable Law;
(iv)   to cancel the CVRs (i) in the event that any Holder has abandoned its rights in accordance with Section 2.6, or (ii) following a transfer of such CVRs to Purchaser or its Affiliates in accordance with Section 2.2 or Section 2.3;
(v)   as Purchaser may reasonably determine to be necessary or appropriate to ensure that Purchaser complies with applicable Law; or
(vi)   as Purchaser may reasonably determine to facilitate the administration or performance of obligations under this Agreement; provided, that such amendment does not materially adversely affect the Holders.
(b)   Promptly after the execution by Purchaser of any material amendment pursuant to this Section 5.1, Purchaser will (or will cause the Rights Agent to) notify the Holders in general terms of the substance of such material amendment in accordance with Section 6.2.
5.2   Amendments with Consent of Holders.
(a)   In addition to any amendments to this Agreement that may be made by Purchaser without the consent of any Holder pursuant to Section 5.1, and subject to the written consent of the Acting Holders, Purchaser and the Rights Agent may enter into one or more amendments to this Agreement for the purpose of adding, eliminating or amending any provisions of this Agreement, even if such addition, elimination or amendment is adverse to the interests of the Holders.
(b)   Promptly after the execution by Purchaser and the Rights Agent of any material amendment pursuant to the provisions of this Section 5.2, Purchaser will (or will cause the Rights Agent to) notify the Holders in general terms of the substance of such material amendment in accordance with Section 6.2.
5.3   Effect of Amendments.
Upon the execution of any amendment under this Article 5, this Agreement will be modified in accordance therewith, such amendment will form a part of this Agreement for all purposes and every Holder will be bound thereby. Upon the delivery of a certificate from the chief executive officer, the chief financial officer, or any other such officers of Purchaser which states that the proposed supplement or amendment is in compliance with the terms of this Article 5, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, the Rights Agent shall not be required to execute any supplement or amendment to this Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Agreement. No supplement or amendment to this Agreement shall be effective unless duly executed by the Rights Agent.
ARTICLE 6
MISCELLANEOUS
6.1   Notices to Rights Agent and to Purchaser.
All notices, requests and other communications (each, a “Notice”) to any party hereunder shall be in writing. Such Notice shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) two (2) Business Days after being sent by registered mail or by courier or express delivery service, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission or (d) if sent by email transmission after 6:00 p.m. recipient’s local time, the Business Day following the date of transmission to the physical or email address as follows:

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if to the Rights Agent, to:
[     ]
if to Purchaser, to:
Immunome, Inc.
665 Stockton Drive, Suite 300
Exton, PA 19341
Attention:
Clay Siegall and Sandra Stoneman

Email:
*****

*****
with a copy, which shall not constitute notice, to:
Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention:
Kingsley Taft and Steven Green

Email:
*****

*****
or to such other address or email as such party may hereafter specify for the purpose by notice to the other parties hereto.
6.2   Notice to Holders.
All Notices required to be given to the Holders will be given (unless otherwise herein expressly provided) in writing and mailed, first-class postage prepaid, to each Holder at such Holder’s address as set forth in the CVR Register, not later than the latest date, and not earlier than the earliest date, prescribed for the sending of such Notice, if any, and will be deemed given on the date of mailing. In any case where notice to the Holders is given by mail, neither the failure to mail such Notice, nor any defect in any Notice so mailed, to any particular Holder will affect the sufficiency of such Notice with respect to other Holders.
6.3   Entire Agreement.
As between Purchaser and the Rights Agent, this Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement, notwithstanding the reference to any other agreement herein, and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter of this Agreement.
6.4   Merger or Consolidation or Change of Name of Rights Agent.
Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or other shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 3.3. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 6.4.
6.5   Successors and Assigns.
This Agreement will be binding upon, and will be enforceable by and inure solely to the benefit of, the Holders, Purchaser and the Rights Agent and their respective successors and assigns (each, an “Assignee”). Except for assignments pursuant to Section 6.4, the Rights Agent may not assign this Agreement without Purchaser’s prior written consent. Any attempted assignment of this Agreement in violation of this Section 6.5 will be void ab initio and of no effect.

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6.6   Benefits of Agreement; Action by Acting Holders.
Nothing in this Agreement, express or implied, will give to any Person (other than Purchaser, the Rights Agent, the Holders and their respective permitted successors and assigns hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of Purchaser, the Rights Agent, the Holders and their permitted successors and assigns. The Holders will have no rights hereunder except as are expressly set forth herein. Except for the rights of the Rights Agent set forth herein, the Acting Holders will have the sole right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute any action or proceeding at law or in equity with respect to this Agreement, and no individual Holder or other group of Holders will be entitled to exercise such rights.
6.7   Governing Law.
This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any conflicts or choice of Law rule or principle (whether of the State of Delaware or any other jurisdiction) that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.
6.8   Jurisdiction.
Each of the parties to this Agreement (and, by accepting the CVRs, the Holders) irrevocably and unconditionally consent to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal or other state court sitting in New Castle County within the State of Delaware) for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 6.1 or Section 6.2 of this Agreement. Nothing in this Section 6.8, however, shall affect the right of any party to serve legal process in any other manner permitted by law.
6.9   Waiver of Jury Trial.
Each of the parties to this Agreement (and, by accepting the CVRs, the Holders) hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of this Agreement. Each party (a) certifies that no Representative of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 6.9.
6.10   No Fiduciary Obligations
Each of Purchaser and the Rights Agent acknowledges and agrees that the other party, its Affiliates and their respective officers, directors and controlling Persons do not owe any fiduciary duties to the first party or any of its respective Affiliates, officers, directors or controlling Persons. The only obligations of Purchaser and the Rights Agent to each other and their Affiliates and their respective officers, directors and controlling Persons arising out of this Agreement are the contractual obligations expressly set forth in this Agreement.
6.11   Severability.
If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of either party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and

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enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the parties.
6.12   Counterparts.
This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by portable document format (“pdf” or “jpg”) or other electronic transmission (including DocuSign). The use of electronic signatures and electronic records shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable Law.
6.13   Termination.
This Agreement will automatically terminate and be of no further force or effect and, except as provided in Sections 3.1 and 3.2, the parties hereto will have no further liability hereunder, and the CVRs will expire without any consideration or compensation therefor, upon the earliest to occur of (a) the mailing by the Rights Agent to the address of each Holder as reflected in the CVR Register (or payment by wire transfer, as applicable) the full amount of all Milestone Payment Amounts required to be paid under the terms of this Agreement, (b) the expiration of the CVR Term and (c) the delivery of a written notice of termination duly executed by Purchaser and the Acting Holders. Notwithstanding anything to the contrary in this Agreement, Parent may, in its sole discretion at any time, terminate this Agreement by prepaying the remaining and unpaid portion of the Milestone Payment Amount in full in cash without premium or penalty. The termination of this Agreement will not affect or limit the right of Holders to receive the CVR Payments under Section 2.4 to the extent earned prior to the termination of this Agreement, and the provisions applicable thereto will survive the expiration or termination of this Agreement until such CVR Payments have been made, if applicable.
6.14   Interpretation.
Except where the context otherwise requires, wherever used, the singular includes the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein does not limit the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the parties hereto and no rule of strict construction shall be applied against either party. Unless otherwise specified or where the context otherwise requires, (a) references in this Agreement to any Article or Section are references to such Article or Section of this Agreement; (b) references in any Section to any clause are references to such clause of such Section; (c) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to a Person are also to its permitted successors and assigns; (e) references to a Law include any amendment or modification to such Law and any rules or regulations issued thereunder, in each case, as in effect at the relevant time of reference thereto; (f) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto; and (g) references to monetary amounts are denominated in United States Dollars.
[Remainder of page intentionally left blank]

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In Witness Whereof, each of the parties has caused this Agreement to be executed as of the day and year first above written.
Immunome, Inc.
By: Name: Title:
[ ], as Rights Agent
By: Name: Title:
Signature Page to Contingent Value Rights Agreement

ANNEX B
ATRECA, INC.
PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION
This Plan of Complete Liquidation and Dissolution (the “Plan”) is for the purpose of effecting the orderly liquidation and/or wind up of Atreca, Inc., a Delaware corporation (the “Company”), in accordance with the Delaware General Corporation Law (the “DGCL”) and Section 331 of the Internal Revenue Code of 1986, as amended, as follows:
The Board of Directors (the “Board”) has determined in its reasonable business judgment that it is advisable and in the best interests of the Company and its stockholders that the Company commence an orderly liquidation and/or wind up as soon as practicable thereafter, and the Board will appoint a manager to oversee the sale of the Company’s assets and the Company’s liquidation and wind up, or any successor person(s) as the Board may later designate (the “Manager”). The Manager shall be deemed an officer of the Company for the purposes of implementing this Plan.
1.   Adoption of Plan.   The Board has adopted resolutions deeming it advisable and in the best interests of the stockholders of the Company to dissolve and liquidate the Company, adopt the Plan, and call an annual or special meeting (the “Meeting”) of the holders of the Company’s Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), to approve the dissolution and liquidation of the Company and adopt the Plan. If stockholders holding a majority of the outstanding shares of Class A Common Stock on the record date fixed by the Board vote (the “Requisite Consent”) in favor of the proposed dissolution and liquidation of the Company and the adoption of the Plan at the Meeting, the Plan shall constitute the adopted Plan of the Company as of the date of the Meeting, or such later date on which the stockholders may approve the Plan if the Meeting is adjourned to a later date (the “Adoption Date”).
2.   Corporate Action Following Adoption of the Plan.   From and after the Adoption Date, the Manager shall complete the following corporate actions:
(a)   Subject to the approval by the stockholders of the Company of that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), dated December 22, 2023, by and between the Company and Immunome, Inc., a Delaware corporation, and the satisfaction or waiver of the other closing conditions set forth therein, the Company shall effectuate the sale of assets pursuant to the Asset Purchase Agreement. Capitalized terms used but not defined in this Plan shall have the definitions ascribed to such terms in the Asset Purchase Agreement. The Company shall collect, sell, exchange or otherwise dispose of all of its remaining property and assets in one or more transactions upon such terms and conditions as the Manager, in the Manager’s absolute discretion, deems expedient and in the best interests of the Company and the stockholders and creditors of the Company, without any further vote or action by the Company’s stockholders. Approval of the proposed dissolution and adoption of the Plan by holders of a majority of the outstanding shares of Class A Common Stock shall constitute the approval of the stockholders of the Company of the dissolution of the Company and the sale, exchange or other disposition in liquidation of all or substantially all of the property and assets of the Company pursuant to the terms hereof, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of the Plan. It is understood that the Company will be permitted to commence the sale and disposition of any of its remaining assets as soon as possible following the adoption of this Plan by the Board and approval of this Plan by the stockholders of the Company in order to attain the highest value for any such assets and maximize value for its stockholders and creditors and, to the extent that the Company has already commenced the sale and disposition of its assets such sales and dispositions are hereby ratified and approved. The Company’s remaining assets and properties may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. The Company will not be required to obtain appraisals, fairness opinions, or other third-party opinions as to the value of its properties and assets in connection with the liquidation. In connection with such collection, sale, exchange and other disposition, the Manager shall use reasonable efforts to collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company, if any.

(b)   The Company shall distribute to its stockholders, in accordance with the provisions in the Company’s amended and restated certificate of incorporation, amended and restated bylaws, this Plan, and the DGCL, (i) available cash, if any, including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making reasonable provision for the known liabilities and obligations of the Company (“Available Cash”), and (ii) any other available assets of the Company, provided further, that no distribution to the stockholders shall be made except in connection with the dissolution of the Company in accordance with Section 275 of the DGCL. Any such distribution may occur in one or a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Manager, in the Manager’s absolute discretion, may determine. If and to the extent deemed necessary, appropriate or desirable by the Manager, in the Manager’s absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the “Contingency Reserve”) to satisfy claims against and any unmatured or contingent liabilities and obligations of, the Company, including, without limitation, tax obligations, and all expenses of the sale of the Company’s property and assets, of the collection and defense of the Company’s property and assets, and the liquidation and dissolution provided for in this Plan.
(c)   For U.S. federal and applicable state income tax purposes, the CVRs are intended to be treated as consideration received by the Company in the Acquisition, and as property distributed by the Company to its stockholders pursuant to this Plan. The Company shall file final federal and comparable state income tax returns and all other tax reporting forms as required by applicable law, including Internal Revenue Service Form 966, and such additional forms and reports with the Internal Revenue Service or other governmental agencies as may be necessary or appropriate in connection with the Plan and its implementation, and all such tax returns and reports shall be prepared consistent with this Plan unless otherwise required by applicable law. The Manager and the Company’s other officers shall be authorized to cause the Company to make such elections for tax purposes and to take such actions as are deemed appropriate and in the best interest of the Company. The Company shall make arrangements authorizing one or more representatives or agents to maintain such Company records as may be appropriate for purposes of any tax audit of the Company occurring during the process of dissolution or after liquidation.
3.   Stock Matters, Redemption and Cancellations of Stock.
(a)   Distributions to the stockholders of the Company pursuant to this Plan, if any, shall be in complete redemption and cancellation of all of the outstanding capital stock of the Company. As a condition to receipt of any distribution to the Company’s stockholders, the Manager, in the Manager’s absolute discretion, may require the stockholders to (i) surrender their certificates evidencing the stock to the Company or its agents for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Manager of the loss, theft or destruction of its certificates evidencing the stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Manager.
(b)   The Company will close its stock transfer books and discontinue recording transfers of shares of Class A Common Stock and the Company’s Class B common stock, $0.0001 par value per share (the “Class B Common Stock”) on the date the Certificate of Dissolution is filed with the Secretary of State of the State of Delaware, and thereafter certificates representing shares of Class A Common Stock and Class B Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.
(c)   From and after the filing of the Certificate of Dissolution, and subject to applicable law, each holder of shares of Class A Common Stock and Class B Common Stock shall cease to have any rights in respect thereof, except the right to receive distributions, if any, pursuant to and in accordance with Section 4 hereof.
(d)   The Company’s stockholders shall not be entitled to appraisal rights for their shares of capital stock in connection with the transactions contemplated by this Plan.
(e)   If any distribution to any stockholders cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing the stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.
4.   Liquidating Distributions; Nature; Amount; Timing.
(a)   Although the Board has not established a firm timetable for completion of the Company’s liquidation if the Plan is approved by the stockholders, the Company will, subject to exigencies inherent in winding up the Company’s business, complete the winding up and liquidation process as promptly as practicable. The Company plans to satisfy all of its liabilities and obligations, or make adequate provision for doing so, prior to making any distribution to its stockholders.
(b)   The uncertainty of the value of the Company’s assets and the ultimate amount of its liabilities and the expenses of liquidation make it impracticable to predict the aggregate net value that may ultimately be distributable to its stockholders. The Board is currently unable to predict the precise nature, amount or timing of any such distribution(s) pursuant to the Plan. The actual nature, amount and timing of, and record date for any such distribution(s) will be determined by the Manager, in the Manager’s sole discretion.
(c)   No assurance can be given that Available Cash and amounts received on the sale of assets will be adequate to provide for the Company’s obligations, liabilities, expenses and claims or to make any cash distributions to the stockholders. If such Available Cash and amounts received on the sale of assets are not adequate to provide for the Company’s obligations, liabilities, expenses and claims, distributions to the Company’s stockholders will be reduced or eliminated.
5.   Liquidating Trust.   If deemed necessary, appropriate or desirable by the Manager, in the Manager’s absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the stockholders, as a final liquidating distribution or from time to time, the Company may transfer to one or more liquidating trustees, for the benefit of the stockholders (the “Trustees”), under a liquidating trust (the “Trust”), all, or a portion, of the assets of the Company. If assets are transferred to the Trust, each stockholder shall receive an interest (an “Interest”) in the Trust pro rata to its interest in the assets of the Company on that date. All distributions from the Trust will be made pro rata in accordance with the Interest. The Interest shall not be transferable except by operation of law or upon death of the recipient. The Manager is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the stockholders. Any such conveyance to the Trustees shall be in trust for the stockholders of the Company. The Company, as authorized by the Manager, in the Manager’s absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Manager, in the Manager’s absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by the holders of the requisite vote of the holders of the outstanding capital stock of the Company shall constitute the approval of the stockholders of any such appointment and any such liquidating trust agreement as their act and as a part hereof as if herein written.
6.   Payment of Franchise Taxes.   After the Adoption Date but prior to the filing of the Certificate of Dissolution, if applicable as determined by the Manager or as otherwise required by this Plan, the Manager shall determine and cause to be paid all franchise taxes due to or assessable by the State of Delaware including for the entire month during which the dissolution will become effective pursuant to Section 277 of the DGCL.

7.   Dissolution.   Following the Adoption Date and the payment of applicable franchise taxes, if (i) the Manager determines, in the Manager’s absolute discretion, that there are not sufficient proceeds to satisfy the Company’s obligations, liabilities and expenses in full (including funding any Contingency Reserve), but that dissolution is nonetheless appropriate, or (ii) as a result of the liquidation and wind up of the Company, it is determined by the Manager, in the Manager’s absolute discretion, that there are sufficient proceeds to satisfy the Company’s obligations, liabilities, and expenses in full (including funding any Contingency Reserve) and to make a distribution to the stockholders, then the Manager is authorized and directed to file a Certificate of Dissolution pursuant to Section 275 of the DGCL, and to execute all other instruments and do all other things the Manager deems advisable to wind up the affairs of the Company, pursuant to the DGCL. Adoption of this Plan by the Requisite Consent shall constitute approval by the Company’s stockholders of any such filing of a Certificate of Dissolution as its act and as a part hereof as if set forth fully herein.
8.   Provision for Liabilities.   In lieu of the Manager giving notice, as applicable, of any dissolution and a procedure and deadline for the presentment of claims against the Company pursuant to Section 280 of the DGCL, which notice and procedure the Board has determined not to undertake, the Manager shall, pursuant to Section 281(b) of the DGCL, pay or make reasonable provision for the Company’s known or determined liabilities, including all contingent, conditional or unmatured contractual claims known to the Company or any successor entity, (ii) shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding, if any, to which the Company is party, and (iii) shall make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company or any successor entity, are likely to arise or to become known to the Company or any successor entity within 10 years after the date of dissolution and distribute any remaining assets to the stockholders, pursuant to this Plan and Section 281 of DGCL. Such claims shall be paid in full and any such provision for payment made shall be made in full if there are sufficient assets; provided, however, if there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor. Notwithstanding the foregoing, the Manager may, at the Manager’s option, elect, but shall not be required, to follow the procedures for liquidating the Company set forth in Sections 280 and 281(a) of the DGCL.
9.   Limited Continuation of Company.   Following the filing of a Certificate of Dissolution, if applicable, the Company shall not engage in any further business activities except for the period set forth in and purposes allowed by Section 278 of the DGCL, including without limitation the purpose of implementing any claims procedures, prosecuting or defending suits, liquidating, dissolving and/or winding up any and all subsidiaries of the Company, and engaging in such activities as are necessary to enable the Company to gradually settle and close its business, liquidate, dispose of and convey its property, discharge its liabilities and distribute any remaining assets to its stockholders. The Board and the officers of the Company then in office shall continue in office solely for these purposes and shall cease to be members of the Board and/or officers of the Company upon the earlier of the completion of these activities, the date of their respective resignations, or the expiration of the continuation period set forth in Section 278 of the DGCL.
10.   Continuing Employees and Consultants.   For the purpose of effecting the dissolution of the Company and winding up of the Company’s affairs, the Manager may hire or retain, in the Manager’s sole discretion, such employees, consultants and other advisors as the Manager deems necessary or advisable to accomplish such dissolution and winding up in accordance with this Plan and the DGCL, until all affairs of the Company are settled and closed. The Company may, in the absolute discretion of the Board, but subject to applicable legal and regulatory requirements, pay the Manager, the Company’s other officers, directors, employees, consultants, independent contractors, agents, advisors and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, as severance, bonus, or in any other form, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of the Plan. Adoption of the Plan shall constitute approval of any such compensation by the stockholders of the Company.
11.   Expenses of Liquidation.   The Manager or Trustees, as applicable, shall provide, from the assets of the Company, funds for payment of the reasonable expenses of the dissolution and winding up of the Company’s affairs, including filing fees and other costs required in connection with implementation of this

Plan, any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets, continuation of employees and/or consultants engaged in the dissolution and winding up process, accountants’ and attorneys’ fees and expenses, and other reasonable fees and expenses incurred in connection with the dissolution and winding up process.
12.   Amendment, Modification or Abandonment of Plan.   Notwithstanding stockholder approval of the Plan and the transactions contemplated hereby, if for any reason the Board determines that such action would be in the best interest of the Company, the Board may, in its sole discretion and without requiring further stockholder approval, revoke the Plan and all action contemplated thereunder, to the extent permitted by the DGCL. To the extent permitted by the DGCL, without further action by the Company’s stockholders, at any time before or after the filing of the Certificate of Dissolution, the Board may waive, modify or amend any aspect of this Plan and may provide for exceptions to or clarifications of the terms of this Plan. The Board (and any other person or body authorized by the Board) shall also have the power and authority to interpret this Plan and to make any and all determinations necessary or advisable to apply this Plan to any event, fact or circumstance.
13.   Provision for Continued Indemnification of Board and Officers.   The Company may reserve sufficient assets and/or obtain and maintain such insurance as shall be necessary to provide for continued indemnification of the members of the Board, the Manager, officers and agents of the Company, and other parties whom the Company has agreed to indemnify, including any Trustees, to the full extent provided by the certificate of incorporation, bylaws, any existing indemnification agreements between the Company and any of such persons, and applicable law. The Manager, in the Manager’s absolute discretion, is authorized to obtain and maintain such policies as the Manager may determine.
14.   Further Actions.   The Board, the Manager and the Trustees as applicable are hereby authorized, without further action by the Company’s stockholders, to do and perform, or cause the officers, employees, agents and representatives of the Company to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, assignments, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Manager or such Trustees as applicable, to implement this Plan and the transactions contemplated hereby, including, without limitation, all filings or acts required by any state or federal law or regulation to wind up the Company’s affairs.

ANNEX C
SECTIONS 275 THROUGH 283 OF THE DGCL
§ 275. Dissolution generally; procedure.
(a)
If it should be deemed advisable in the judgment of the board of directors of any corporation that it should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution to be given to each stockholder entitled to vote thereon as of the record date for determining the stockholders entitled to notice of the meeting.

(b)
At the meeting a vote shall be taken upon the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon shall vote for the proposed dissolution, a certification of dissolution shall be filed with the Secretary of State pursuant to subsection (d) of this section.

(c)
Dissolution of a corporation may also be authorized without action of the directors if all the stockholders entitled to vote thereon shall consent in writing and a certificate of dissolution shall be filed with the Secretary of State pursuant to subsection (d) of this section.

(d)
If dissolution is authorized in accordance with this section, a certificate of dissolution shall be executed, acknowledged and filed, and shall become effective, in accordance with § 103 of this title. Such certificate of dissolution shall set forth:

(1)
The name of the corporation;

(2)
The date dissolution was authorized;

(3)
That the dissolution has been authorized by the board of directors and stockholders of the corporation, in accordance with subsections (a) and (b) of this section, or that the dissolution has been authorized by all of the stockholders of the corporation entitled to vote on a dissolution, in accordance with subsection (c) of this section;

(4)
The names and addresses of the directors and officers of the corporation; and

(5)
The date of filing of the corporation’s original certificate of incorporation with the Secretary of State.

(e)
The resolution authorizing a proposed dissolution may provide that notwithstanding authorization or consent to the proposed dissolution by the stockholders, or the members of a nonstock corporation pursuant to § 276 of this title, the board of directors or governing body may abandon such proposed dissolution without further action by the stockholders or members.

(f)
If a corporation has included in its certificate of incorporation a provision limiting the duration of its existence to a specified date in accordance with § 102(b)(5) of this title, a certificate of dissolution shall be executed, acknowledged and filed in accordance with § 103 of this title within 90 days before such specified date and shall become effective on such specified date. Such certificate of dissolution shall set forth:

(1)
The name of the corporation;

(2)
The date specified in the corporation’s certificate of incorporation limiting the duration of its existence;

(3)
The names and addresses of the directors and officers of the corporation; and

(4)
The date of filing of the corporation’s original certificate of incorporation with the Secretary of State. The failure to timely file a certificate of dissolution pursuant to this subsection with respect to any corporation shall not affect the expiration of such corporation’s existence on the date specified in its certificate of incorporation pursuant to § 102(b)(5) of this title and shall not eliminate the requirement to file a certificate of dissolution as contemplated by this subsection. If a certificate of good standing is issued by the Secretary of State after the date specified in a corporation’s certificate of incorporation pursuant to § 102(b)(5) of this title, such certificate of good standing shall be of no force or effect.
(g)
A corporation shall be dissolved upon the earlier of:

(1)
The date specified in such corporation’s certificate of incorporation pursuant to § 102(b)(5) of this title; or

(2)
The effectiveness in accordance with § 103 of this title of a certificate of dissolution filed in accordance with this section.

§ 276. Dissolution of nonstock corporation; procedure.
(a)
Whenever it shall be desired to dissolve any nonstock corporation, the governing body shall perform all the acts necessary for dissolution which are required by § 275 of this title to be performed by the board of directors of a corporation having capital stock. If any members of a nonstock corporation are entitled to vote for the election of members of its governing body or are entitled to vote for dissolution under the certificate of incorporation or the bylaws of such corporation, such members shall perform all the acts necessary for dissolution which are contemplated by § 275 of this title to be performed by the stockholders of a corporation having capital stock, including dissolution without action of the members of the governing body if all the members of the corporation entitled to vote thereon shall consent in writing and a certificate of dissolution shall be filed with the Secretary of State pursuant to § 275(d) of this title. If there is no member entitled to vote thereon, the dissolution of the corporation shall be authorized at a meeting of the governing body, upon the adoption of a resolution to dissolve by the vote of a majority of members of its governing body then in office. In all other respects, the method and proceedings for the dissolution of a nonstock corporation shall conform as nearly as may be to the proceedings prescribed by § 275 of this title for the dissolution of corporations having capital stock.

(b)
If a nonstock corporation has not commenced the business for which the corporation was organized, a majority of the governing body or, if none, a majority of the incorporators may surrender all of the corporation rights and franchises by filing in the office of the Secretary of State a certificate, executed and acknowledged by a majority of the incorporators or governing body, conforming as nearly as may be to the certificate prescribed by § 274 of this title.

(c)
If a nonstock corporation has included in its certificate of incorporation a provision limiting the duration of its existence to a specified date in accordance with § 102(b)(5) of this title, a certificate of dissolution shall be executed, acknowledged and filed in accordance with § 103 of this title within 90 days before such specified date and shall become effective on such specified date. Such certificate of dissolution shall include the information required by § 275(f) of this title. The failure to timely file a certificate of dissolution pursuant to this subsection with respect to any nonstock corporation shall not affect the expiration of such corporation’s existence on the date specified in its certificate of incorporation pursuant to § 102(b)(5) of this title and shall not eliminate the requirement to file a certificate of dissolution as contemplated by this subsection. If a certificate of good standing is issued by the Secretary of State after the date specified in a nonstock corporation’s certificate of incorporation pursuant to § 102(b)(5) of this title, such certificate of good standing shall be of no force or effect.

§ 277. Payment of franchise taxes before dissolution, merger, transfer or conversion.
No corporation shall be dissolved, merged, transferred (without continuing its existence as a corporation of this State) or converted under this chapter until:
(1)
All franchise taxes due to or assessable by the State including all franchise taxes due or which would be due or assessable for the entire calendar month during which such dissolution, merger, transfer or conversion becomes effective have been paid by the corporation; and

(2)
All annual franchise tax reports including a final annual franchise tax report for the year in which such dissolution, merger, transfer or conversion becomes effective have been filed by the corporation;

notwithstanding the foregoing, if the Secretary of State certifies that an instrument to effect a dissolution, merger, transfer or conversion has been filed in the Secretary of State’s office, such corporation shall be dissolved, merged, transferred or converted at the effective time of such instrument.
§ 278. Continuation of corporation after dissolution for purposes of suit and winding up affairs.
All corporations, whether they expire by their own limitation or are otherwise dissolved, shall nevertheless be continued, for the term of 3 years from such expiration or dissolution or for such longer period as the Court of Chancery shall in its discretion direct, bodies corporate for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against them, and of enabling them gradually to settle and close their business, to dispose of and convey their property, to discharge their liabilities and to distribute to their stockholders any remaining assets, but not for the purpose of continuing the business for which the corporation was organized. With respect to any action, suit or proceeding begun by or against the corporation either prior to or within 3 years after the date of its expiration or dissolution, the action shall not abate by reason of the dissolution of the corporation; the corporation shall, solely for the purpose of such action, suit or proceeding, be continued as a body corporate beyond the 3-year period and until any judgments, orders or decrees therein shall be fully executed, without the necessity for any special direction to that effect by the Court of Chancery.
Sections 279 through 282 of this title shall apply to any corporation that has expired by its own limitation, and when so applied, all references in those sections to a dissolved corporation or dissolution shall include a corporation that has expired by its own limitation and to such expiration, respectively.
§ 279. Trustees or receivers for dissolved corporations; appointment; powers; duties.
When any corporation organized under this chapter shall be dissolved in any manner whatever, the Court of Chancery, on application of any creditor, stockholder or director of the corporation, or any other person who shows good cause therefor, at any time, may either appoint 1 or more of the directors of the corporation to be trustees, or appoint 1 or more persons to be receivers, of and for the corporation, to take charge of the corporation’s property, and to collect the debts and property due and belonging to the corporation, with power to prosecute and defend, in the name of the corporation, or otherwise, all such suits as may be necessary or proper for the purposes aforesaid, and to appoint an agent or agents under them, and to do all other acts which might be done by the corporation, if in being, that may be necessary for the final settlement of the unfinished business of the corporation. The powers of the trustees or receivers may be continued as long as the Court of Chancery shall think necessary for the purposes aforesaid.
§ 280. Notice to claimants; filing of claims.
(a)(1)
After a corporation has been dissolved in accordance with the procedures set forth in this chapter, the corporation or any successor entity may give notice of the dissolution, requiring all persons having a claim against the corporation other than a claim against the corporation in a pending action, suit or proceeding to which the corporation is a party to present their claims against the corporation in accordance with such notice. Such notice shall state:

a.
That all such claims must be presented in writing and must contain sufficient information reasonably to inform the corporation or successor entity of the identity of the claimant and the substance of the claim;

b.
The mailing address to which such a claim must be sent;

c.
The date by which such a claim must be received by the corporation or successor entity, which date shall be no earlier than 60 days from the date thereof; and

d.
That such claim will be barred if not received by the date referred to in paragraph (a)(1)c. of this section; and

e.
That the corporation or a successor entity may make distributions to other claimants and the corporation’s stockholders or persons interested as having been such without further notice to the claimant; and

f.
The aggregate amount, on an annual basis, of all distributions made by the corporation to its stockholders for each of the 3 years prior to the date the corporation dissolved.

Such notice shall also be published at least once a week for 2 consecutive weeks in a newspaper of general circulation in the county in which the office of the corporation’s last registered agent in this State is located and in the corporation’s principal place of business and, in the case of a corporation having $10,000,000 or more in total assets at the time of its dissolution, at least once in all editions of a daily newspaper with a national circulation. On or before the date of the first publication of such notice, the corporation or successor entity shall mail a copy of such notice by certified or registered mail, return receipt requested, to each known claimant of the corporation including persons with claims asserted against the corporation in a pending action, suit or proceeding to which the corporation is a party.
   (2)
Any claim against the corporation required to be presented pursuant to this subsection is barred if a claimant who was given actual notice under this subsection does not present the claim to the dissolved corporation or successor entity by the date referred to in paragraph (a)(1)c. of this section.

   (3)
A corporation or successor entity may reject, in whole or in part, any claim made by a claimant pursuant to this subsection by mailing notice of such rejection by certified or registered mail, return receipt requested, to the claimant within 90 days after receipt of such claim and, in all events, at least 150 days before the expiration of the period described in § 278 of this title; provided however, that in the case of a claim filed pursuant to § 295 of this title against a corporation or successor entity for which a receiver or trustee has been appointed by the Court of Chancery the time period shall be as provided in § 296 of this title, and the 30-day appeal period provided for in § 296 of this title shall be applicable. A notice sent by a corporation or successor entity pursuant to this subsection shall state that any claim rejected therein will be barred if an action, suit or proceeding with respect to the claim is not commenced within 120 days of the date thereof, and shall be accompanied by a copy of §§ 278-283 of this title and, in the case of a notice sent by a court-appointed receiver or trustee and as to which a claim has been filed pursuant to § 295 of this title, copies of §§ 295 and 296 of this title.

   (4)
A claim against a corporation is barred if a claimant whose claim is rejected pursuant to paragraph (a)(3) of this section does not commence an action, suit or proceeding with respect to the claim no later than 120 days after the mailing of the rejection notice.

(b)(1)
A corporation or successor entity electing to follow the procedures described in subsection (a) of this section shall also give notice of the dissolution of the corporation to persons with contractual claims contingent upon the occurrence or nonoccurrence of future events or otherwise conditional or unmatured, and request that such persons present such claims in accordance with the terms of such notice. Provided however, that as used in this section and in § 281 of this title, the term “contractual claims” shall not include any implied warranty as to any product manufactured, sold, distributed or handled by the dissolved corporation. Such notice shall be in substantially the form, and sent and published in the same manner, as described in paragraph (a)(1) of this section.

   (2)
The corporation or successor entity shall offer any claimant on a contract whose claim is contingent, conditional or unmatured such security as the corporation or successor entity determines is sufficient to provide compensation to the claimant if the claim matures. The corporation or successor entity shall mail such offer to the claimant by certified or registered mail, return receipt requested, within 90 days of receipt of such claim and, in all events, at least 150 days before the expiration of the period described in § 278 of this title. If the claimant offered such security does not deliver in writing to the corporation or successor entity a notice rejecting the offer within 120 days after receipt of such offer for security, the claimant shall be deemed to have accepted such security as the sole source from which to satisfy the claim against the corporation.

(c)(1)
A corporation or successor entity which has given notice in accordance with subsection (a) of this section shall petition the Court of Chancery to determine the amount and form of security that will be reasonably likely to be sufficient to provide compensation for any claim against the corporation which is the subject of a pending action, suit or proceeding to which the corporation is a party other than a claim barred pursuant to subsection (a) of this section.

   (2)
A corporation or successor entity which has given notice in accordance with subsections (a) and (b) of this section shall petition the Court of Chancery to determine the amount and form of security that will be sufficient to provide compensation to any claimant who has rejected the offer for security made pursuant to paragraph (b)(2) of this section.
   (3)
A corporation or successor entity which has given notice in accordance with subsection (a) of this section shall petition the Court of Chancery to determine the amount and form of security which will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the corporation or that have not arisen but that, based on facts known to the corporation or successor entity, are likely to arise or to become known to the corporation or successor entity within 5 years after the date of dissolution or such longer period of time as the Court of Chancery may determine not to exceed 10 years after the date of dissolution. The Court of Chancery may appoint a guardian ad litem in respect of any such proceeding brought under this subsection. The reasonable fees and expenses of such guardian, including all reasonable expert witness fees, shall be paid by the petitioner in such proceeding.

(d)
The giving of any notice or making of any offer pursuant to this section shall not revive any claim then barred or constitute acknowledgment by the corporation or successor entity that any person to whom such notice is sent is a proper claimant and shall not operate as a waiver of any defense or counterclaim in respect of any claim asserted by any person to whom such notice is sent.

(e)
As used in this section, the term “successor entity” shall include any trust, receivership or other legal entity governed by the laws of this State to which the remaining assets and liabilities of a dissolved corporation are transferred and which exists solely for the purposes of prosecuting and defending suits, by or against the dissolved corporation, enabling the dissolved corporation to settle and close the business of the dissolved corporation, to dispose of and convey the property of the dissolved corporation, to discharge the liabilities of the dissolved corporation and to distribute to the dissolved corporation’s stockholders any remaining assets, but not for the purpose of continuing the business for which the dissolved corporation was organized.

(f)
The time periods and notice requirements of this section shall, in the case of a corporation or successor entity for which a receiver or trustee has been appointed by the Court of Chancery, be subject to variation by, or in the manner provided in, the Rules of the Court of Chancery.

(g)
In the case of a nonstock corporation, any notice referred to in the last sentence of paragraph (a)(3) of this section shall include a copy of § 114 of this title. In the case of a nonprofit nonstock corporation, provisions of this section regarding distributions to members shall not apply to the extent that those provisions conflict with any other applicable law or with that corporation’s certificate of incorporation or bylaws.

§ 281. Payment and distribution to claimants and stockholders.
(a)
A dissolved corporation or successor entity which has followed the procedures described in § 280 of this title:

(1)
Shall pay the claims made and not rejected in accordance with § 280(a) of this title,

(2)
Shall post the security offered and not rejected pursuant to § 280(b)(2) of this title,

(3)
Shall post any security ordered by the Court of Chancery in any proceeding under § 280(c) of this title, and

(4)
Shall pay or make provision for all other claims that are mature, known and uncontested or that have been finally determined to be owing by the corporation or such successor entity.

Such claims or obligations shall be paid in full and any such provision for payment shall be made in full if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority, and, among claims of equal priority, ratably to the extent of assets legally available therefor. Any remaining assets shall be distributed to the stockholders of the dissolved corporation; provided, however, that such distribution shall not be made before the expiration of 150 days from the date of the last notice of rejections given pursuant to § 280(a)(3) of this title. In the absence of actual fraud, the judgment of the directors of the dissolved corporation or the governing persons of such successor entity as to the provision made for the payment of all obligations under paragraph (a)(4) of this section shall be conclusive.
(b)
A dissolved corporation or successor entity which has not followed the procedures described in § 280 of this title shall, prior to the expiration of the period described in § 278 of this title, adopt a plan of distribution pursuant to which the dissolved corporation or successor entity (i) shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the corporation or such successor entity, (ii) shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the corporation which is the subject of a pending action, suit or proceeding to which the corporation is a party and (iii) shall make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the corporation or that have not arisen but that, based on facts known to the corporation or successor entity, are likely to arise or to become known to the corporation or successor entity within 10 years after the date of dissolution. The plan of distribution shall provide that such claims shall be paid in full and any such provision for payment made shall be made in full if there are sufficient assets. If there are insufficient assets, such plan shall provide that such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor. Any remaining assets shall be distributed to the stockholders of the dissolved corporation.

(c)
Directors of a dissolved corporation or governing persons of a successor entity which has complied with subsection (a) or (b) of this section shall not be personally liable to the claimants of the dissolved corporation.

(d)
As used in this section, the term “successor entity” has the meaning set forth in § 280(e) of this title.

(e)
The term “priority,” as used in this section, does not refer either to the order of payments set forth in paragraph (a)(1) – (4) of this section or to the relative times at which any claims mature or are reduced to judgment.

(f)
In the case of a nonprofit nonstock corporation, provisions of this section regarding distributions to members shall not apply to the extent that those provisions conflict with any other applicable law or with that corporation’s certificate of incorporation or bylaws.

§ 282. Liability of stockholders of dissolved corporations.
(a)
A stockholder of a dissolved corporation the assets of which were distributed pursuant to § 281(a) or (b) of this title shall not be liable for any claim against the corporation in an amount in excess of such stockholder’s pro rata share of the claim or the amount so distributed to such stockholder, whichever is less.

(b)
A stockholder of a dissolved corporation the assets of which were distributed pursuant to § 281(a) of this title shall not be liable for any claim against the corporation on which an action, suit or proceeding is not begun prior to the expiration of the period described in § 278 of this title.

(c)
The aggregate liability of any stockholder of a dissolved corporation for claims against the dissolved corporation shall not exceed the amount distributed to such stockholder in dissolution.

§ 283. Jurisdiction.
The Court of Chancery shall have jurisdiction of any application prescribed in this subchapter and of all questions arising in the proceedings thereon, and may make such orders and decrees and issue injunctions therein as justice and equity shall require.

ATRECA, INC.900 EAST HAMILTON AVENUESUITE 100CAMPBELL, CA 95008VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveBefore the Special Meeting of Stockholders: To vote by Internet, go towww.proxyvote.com. Have your proxy card in hand and follow the instructions.Your Internet vote must be received by 11:59 p.m. Eastern Time on , 2024.During the Special Meeting of Stockholders: To attend the SpecialMeeting of Stockholders via the live webcast and vote electronically, go towww.virtualshareholdermeeting.com/BCEL2024SM. Have your proxy cardin hand and follow the instructions.VOTE BY PHONE - 1-800-690-6903To vote by phone, use any touch-tone telephone to call toll free 1-800-690-6903.Have your proxy card in hand and follow the instructions. Your telephone votemust be received by 11:59 p.m. Eastern Time on , 2024.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V27493-TBDKEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.ATRECA, INC.The Board of Directors recommends you vote FOR the following proposals:For Against Abstain1. To approve the sale of substantially all the assets of the Company pursuant to the Asset Purchase Agreement, or the Asset Purchase Agreement, datedas of December 19, 2023, by and between the Company and Immunome, Inc.2. To approve the liquidation and dissolution of the Company, pursuant to the Plan of Complete Liquidation and Dissolution, or the Plan of Dissolution,which, if approved, will authorize the Company to liquidate and dissolve the Company in accordance with the Plan of Dissolution.3. To approve any proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, even if a quorum ispresent, to solicit additional proxies if there are insufficient votes to adopt the Asset Purchase Agreement or the Plan of Dissolution.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement is available at www.proxyvote.com.PRELIMINARY - SUBJECT TO COMPLETIONATRECA, INC.Special Meeting of Stockholders10:00 AM Pacific Time, 2024This proxy is solicited by the Board of DirectorsThe undersigned hereby appoints Courtney J. Phillips, with full power of substitution and power to act alone, as proxy of the undersigned to vote all the shares of Class A common stock which the undersigned would be entitled to vote if personally present and acting at the 2024 Special Meeting of Stockholders of Atreca, Inc., to be held virtually, via live broadcast atwww.virtualshareholdermeeting.com/BCEL2024SM on, 2024 at 10:00 am Pacific Time and at any adjournments or postponements thereof.The shares represented by this proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.Continued and to be signed on reverse side